FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

TERM SHEET SUPPLEMENT
For use with base prospectus dated July 14, 2006

                                            RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                                               DEPOSITOR

                                                   (COMMISSION FILE NO. 333-131201)

                                                    RESIDENTIAL FUNDING CORPORATION
                                          SPONSOR AND PLACEPLACENAMEMASTER PLACENAMESERVICER

                                                     PLACENAMESA PLACENAMEPROGRAM
                                         PLACENAMEMORTGAGE PLACETYPEPASS THROUGH CERTIFICATES
                                                         (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in any final term sheet for the related series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.  The mortgage loans will be master serviced by Residential Funding
Corporation.

THE CERTIFICATES

The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU
REQUEST  IT BY CALLING  THE  TOLL-FREE  NUMBER SET  placeFORTH  IN ANY FINAL  TERM SHEET FOR ANY CLASS OF  CERTIFICATES  RELATED TO THE
OFFERING.

                                                             JULY 25, 2006

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS  REQUIRED  TO BE  INCLUDED  IN THE
PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY AND IS SUBJECT
TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET  SUPPLEMENT  AND ANY OTHER  FREE  WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES  COMMISSION  HAS APPROVED OR  DISAPPROVED  OF THE OFFERED
CERTIFICATES  OR DETERMINED THAT THIS TERM SHEET  SUPPLEMENT,  ANY TERM SHEET FOR ANY SERIES OR THE RELATED BASE PROSPECTUS IS ACCURATE
OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE  ATTORNEY  GENERAL  OF THE  STATE  OF  PLACESTATENEW  YORK  HAS  NOT  PASSED  ON OR  ENDORSED  THE  MERITS  OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING ENTITY,  AND DO NOT REPRESENT  INTERESTS
IN OR  OBLIGATIONS OF RESIDENTIAL  FUNDING  MORTGAGE  SECURITIES I, INC., AS THE DEPOSITOR,  RESIDENTIAL  FUNDING  CORPORATION,  AS THE
SPONSOR, OR ANY OF THEIR AFFILIATES.

                                                        EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent and agree that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of any class of certificates with a minimum denomination less than  $100,000  to the  public in that  Relevant  Member  State  prior to the  publication  of a  prospectus  in  relation  to the certificates  which has been  approved by the  competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that  Relevant  Member  State,  all in accordance  with the
Prospectus  Directive,  except  that it may,  with  effect  from and  including  the  Relevant  Implementation  Date,  make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in  relation  to any  certificates  in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that  Member  State by any  measure  implementing  the  Prospectus  Directive  in that  Member  State,  and (ii)  "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                   PLACECOUNTRY-REGIONUNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement to engage in  investment  activity  (within the meaning of  Section 21  of the Financial  Services and Markets Act,
         referred to in this term sheet  supplement as FSMA)  received by it in connection  with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)      it has complied and will comply with all  applicable  provisions  of the FSMA with respect to anything  done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

           IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THIS
               TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide information to you about any series of offered  certificates in three or more separate documents that provide  progressively more detail:

         -        the related  base  prospectus,  which  provides  general  information,  some of which may not apply to your series of offered certificates;

         -        this term sheet supplement,  which provides general  information about series of certificates  issued pursuant to the depositor's "Jumbo A" floating rate program or the SA Program,  some of which may not apply to your series of offered certificates; and

         -        one or more term sheets,  which may describe  terms  applicable to the classes of the series of offered  certificates described therein, may provide a description of certain collateral  information  regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-131201.

The  depositor's  principal  offices  are  located  at  addressStreet8400   Normandale  Lake  Boulevard,  Suite  250,  CityMinneapolis,
StateMinnesota PostalCode55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING DELIVERED TO
YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT AND TO
SOLICIT AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED
AND WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE
CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.
YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S
OBLIGATION  TO SELL SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER  WILL NOTIFY
YOU,  AND  NEITHER  THE  ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE
CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR
DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

                   TABLE OF CONTENTS

                                                                                                                                   PAGE

RISK FACTORS........................................3
ISSUING ENTITY......................................3
SPONSOR AND MASTER SERVICER.........................3
AFFILIATIONS AMONG TRANSACTION PARTIES..............3
DESCRIPTION OF THE MORTGAGE POOL....................3
         General....................................3
         Loan Groups................................3
         Mortgage Rate Adjustment...................3
         Sharia Mortgage Loans......................3
         Static Pool Information....................3
         Primary Mortgage Insurance and Primary
         Hazard Insurance ..........................3
         Underwriting Standards.....................3
         Automated Valuation Platform...............3
         Additional Information.....................3
DESCRIPTION OF THE CERTIFICATES.....................3
         General....................................3
         Glossary of Terms..........................3
         Interest Distributions.....................3
         Principal Distributions on the Senior
         Certificates ..............................3
         Principal Distributions on Certain Classes of
         Insured Certificates ......................3
         Principal Distributions on the Class M
         Certificates ..............................3
         Allocation of Losses; Subordination........3
         Advances...................................3
         Residual Interests.........................3
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.........3
         General....................................3
         Prepayment Considerations..................3
         Allocation of Principal Payments...........3
         Realized Losses and Interest Shortfalls....3
         Purchase Price.............................3
         Pass-Through Rates.........................3
         Principal Only Certificate and Interest Only
         Certificate Yield Considerations ..........3
         Class M-2 and Class M-3 Certificate Yield
         Considerations ............................3
         Additional Yield Considerations Applicable
         Solely to the Residual Certificates .......3
POOLING AND SERVICING AGREEMENT.....................3
         General....................................3
         Custodial Arrangements.....................3
         The Master Servicer and Subservicers.......3
         Servicing and Other Compensation and Payment
         of Expenses ...............................3
         Reports to Certificateholders..............3
         Voting Rights..............................3
         Termination................................3
         The Trustee................................3
LEGAL PROCEEDINGS...................................3
MATERIAL FEDERAL INCOME TAX CONSEQUENCES............3
         Special Tax Considerations Applicable to
         Residual Certificates .....................3
         Tax Return Disclosure and Investor List
         Requirements ..............................3
         State and Other Tax Consequences...........3
USE OF PROCEEDS.....................................3
METHOD OF DISTRIBUTION..............................3
LEGAL OPINIONS......................................3
RATINGS ............................................3
LEGAL INVESTMENT....................................3
ERISA CONSIDERATIONS................................3

                                                             RISK FACTORS

         The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the  information  contained in this term sheet  supplement and the related base  prospectus in the context of your financial situation and tolerance for risk.

         The mortgage loans included in the trust  established  for any series will be divided into two or more loan groups.  The risks associated with an investment in different classes of offered  certificates may be different as a result of the  characteristics of the specific loan group to which the offered certificates relate.

         You should  carefully  consider,  among other  things,  the following  factors in connection  with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may        Generally,  the mortgage loans have been originated  using  underwriting  standards
affect risk of loss on the        that conform to those published in Residential Funding  Corporation's  Client Guide
mortgage loans.                   for the "Jumbo A" program.  Applying these standards creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                  Examples include the following:

                                  o    mortgage loans secured by non-owner occupied  properties may present a greater risk that the borrower  will stop making  monthly  payments if the  borrower's financial condition deteriorates;
                                  o    mortgage loans with principal balances greater than the applicable conforming balance of Fannie Mae and Freddie Mac may present a risk of a greater loss if the borrower's financial condition deteriorates;
                                  o    mortgage loans underwritten through the use of an automated underwriting system may not require the delivery of all or a portion of the related credit files, which increases the risk that the borrower's credit worthiness is not accurately represented;
                                  o    mortgage loans with graduated monthly payments, which are initially less than the amount necessary to fully amortize the mortgage loan but increase over time may result in circumstances where increases in the borrower's income may not be sufficient to cover increases in the payment requirements; and
                                  o    mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.
                                  Subject to some limitations, the mortgage loans with loan-to-value ratios over 80%
                                  are expected to be insured by primary mortgage insurance to the extent described in this term sheet supplement.  However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                  In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to
                                  24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value.  If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.
                                  See "The Trusts--The Mortgage Loans " and "Certain Legal Aspects of Mortgage Loans"
                                  in the related base prospectus.
The return on your certificates   The  Servicemembers  Civil  Relief  Act, as  amended,  or the Relief Act,  provides
could be reduced by shortfalls    relief to borrowers who enter active  military  service and to borrowers in reserve
due to the Servicemembers Civil   status  who are  called to active  duty  after the  origination  of their  mortgage
Relief Act.                       loan.  Current  or  future  military  operations  of the  placecountry-regionUnited
                                  States may  increase the number of borrowers  who are in active  military  service, including  persons  in  reserve  status  who have been  called or will be called to active duty.  The Relief Act provides  generally  that a borrower who is covered by the Relief Act may not be charged  interest on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active  duty.  Any  resulting  interest shortfalls  are not  required to be paid by the  borrower at any future  time.  The master servicer for the applicable  series of certificates  will not be required to advance these  shortfalls as delinquent  payments,  and the shortfalls  will not be
                                  covered  by  any  form  of  credit   enhancement  on  the  certificates.   Interest
                                  shortfalls on any mortgage loan  included in the trust  established  for any series due to the  application  of the Relief Act or similar  legislation  or  regulations will be applied to reduce the accrued  interest on each  interest-bearing  class of certificates related to that mortgage loan on a pro rata basis.
                                  The Relief Act also limits the ability of the  servicer to  foreclose on a mortgage loan during the  borrower's  period of active  duty and,  in some cases,  during an additional  three  month  period  thereafter.  As a result,  there may be delays in payment and  increased  losses on the mortgage  loans.  Those delays and  increased losses on the  mortgage  loans in any loan  group  will be borne  primarily  by the class of related  certificates of that series with a certificate  principal balance greater  than  zero  with the  lowest  payment  priority,  other  than any class of certificates  of any series  covered by a financial  guaranty  policy as and to the extent set forth in any final term sheet for that class.
                                  We do not know how many mortgage  loans included in any loan group have been or may be  affected  by the  application  of the  Relief  Act or  similar  legislation  or regulations.
                                  See the  definition  of Accrued  Certificate  Interest  under  "Description  of the
                                  Certificates--Glossary  of Terms" in this term sheet  supplement  and "Certain Legal
                                  Aspects of Mortgage  Loans--Servicemembers  Civil  Relief  Act" in the related  base prospectus.
The return on your certificates   Losses on  mortgage  loans may occur due to a wide  variety of causes,  including a
may be affected by losses on      decline in real estate values as well as adverse changes in a borrower's  financial
the mortgage loans in the         condition.  A decline in real estate  values or economic  conditions  nationally or
mortgage pool, which could        in the regions where the mortgaged  properties  are  concentrated  may increase the
occur due to a variety of         risk of losses on the mortgage loans.
causes.
The return on your certificates   One  risk  of  investing   in   mortgage-backed   securities   is  created  by  any
may be particularly sensitive     concentration of the related properties in one or more geographic  regions.  If the
to changes in real estate         regional  economy or housing  market  weakens  in any region  having a  significant
markets in specific regions.      concentration  of properties  underlying the mortgage loans in any loan group,  the mortgage  loans in that region may experience  high rates of loss and  delinquency, resulting in losses to holders of the related  series of  certificates.  A region's economic  condition  and housing  market may be adversely  affected by a variety of events,  including  natural disasters such as earthquakes,  hurricanes,  floods and eruptions,  civil  disturbances such as riots, by disruptions such as ongoing power outages,  or terrorist  actions or acts of war. The economic impact of any of those events  may also be felt in areas  beyond the region  immediately  affected  by the disaster or disturbance.  The properties  underlying the mortgage loans in any loan group may be  concentrated  in these  regions.  This  concentration  may  result in greater losses to the related  certificateholders  than those generally present for similar mortgage-backed securities without that concentration.
                                  Several hurricanes,  which struck StateLouisiana,  StateAlabama,  StateMississippi,
                                  StateTexas and  placeStateFlorida  in August,  September and October 2005, may have adversely affected mortgaged  properties  underlying the mortgage loans in any loan group in those  states.  Generally,  the Mortgage  loans in any loan group will not be secured by  mortgaged  properties  located in the federal  emergency  management agency  ("FEMA")  designated  individual  assistance  zones and in FEMA  designated public  assistance  areas,  which include  mortgaged  properties in areas that were affected by the  hurricanes.  Residential  Funding will make a  representation  and warranty that each  mortgaged  property  underlying a mortgage loan in a loan group is free of damage and in good repair as of the  closing  date for that  series.  In the event that a mortgaged  property  underlying a mortgage loan in a loan group is damaged as of the  closing  date for that  series and that  damage  materially  and adversely  affects  the value of or the  interests  of the  holders of the  related certificates  in the  related  mortgage  loan  (without  regard  to any  applicable
                                  financial   guaranty  insurance  policy  with  respect  to  any  class  of  insured certificates  of that series),  Residential  Funding will be required to repurchase the related  mortgage  loan from the trust.  Any such  repurchases  may shorten the weighted  average lives of the  certificates  of that series.  We will not know how many mortgaged  properties  underlying the mortgage loans in a loan group will have been or may be  affected  by the  hurricanes  and  therefore  whether  the  payment experience  on any  mortgage  loan in the  mortgage  pool for that  series  will be affected.
                                  See "Description of the Mortgage Pool in this term sheet supplement.
The return on your certificates   Except  as is  otherwise  set  forth  in  the  final  term  sheet  for a  class  of
will be reduced if losses         certificates,  the only credit enhancement for any class of senior  certificates in
exceed the credit enhancement     any certificate group will be the  subordination  provided by the Class M and Class
available to your certificates.   B Certificates  related to that certificate group (and with respect to any class of super  senior  certificates,  the  subordination  provided by the related  class or classes of senior  support  certificates,  and with respect to any class of insured certificates,  of any series,  the credit  enhancement  provided  by the  financial guaranty  insurance policy and any applicable reserve fund as and to the extent set forth in any final term sheet for that  class).  The only  credit  enhancement  for any  Class M  Certificates  in any  certificate  group  will  be the  subordination provided  by the  related  Class B  Certificates  and any class of related  Class M
                                  Certificates,  if any,  with a lower payment  priority than that class.  You should also be aware that the credit enhancement  provided for some types of losses may be limited.
                                  See "Description of the  Certificates--Allocation of Losses;  Subordination" in this term sheet supplement.
The value of your certificates    If the performance of the mortgage loans included in the trust  established for any
may be reduced if losses are      series is substantially  worse than assumed by the rating agencies rating any class
higher than expected.             of certificates of that series,  the ratings of any class of those certificates may be  lowered  in  the  future.  This  would  probably  reduce  the  value  of  those certificates.  None of the  depositor,  the master  servicer  nor any other  entity will have any  obligation  to  supplement  any credit  enhancement,  or to take any other action to maintain any rating of the certificates.
A transfer of master servicing    If the master servicer  defaults in its obligations under the pooling and servicing
in the event of a master          agreement,  the master  servicing of the mortgage  loans may be  transferred to the
servicer default may increase     trustee or an  alternate  master  servicer,  as  described  under "The  Pooling and
the risk of payment application   Servicing   Agreement  -  Rights  Upon  Event  of  Default"  in  the  related  base
errors.                           prospectus.  In the event of such a transfer  of master  servicing  there may be an increased  risk of errors in applying  payments from  borrowers or in  transmitting information and funds to the successor master servicer.
Some of the mortgage loans have   A portion of the mortgage  loans included in the trust  established  for any series
an initial interest-only          or in any loan  group for that  trust may have  initial  interest-only  periods  of
period, which may increase the    varying  duration.  During this period,  the payment  made by the related  borrower
risk of loss and delinquency on   will be less than it would be if the mortgage  loan  amortized.  In  addition,  the
these mortgage loans.             mortgage  loan  balance will not be reduced by the  principal  portion of scheduled monthly  payments during this period.  As a result,  no principal  payments will be made to the  certificates  of the related series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.
                                  After the initial  interest-only  period,  the scheduled  monthly  payment on these mortgage  loans may increase,  which may result in increased  delinquencies  by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to  refinance.  In  addition,  losses may be  greater  on these  mortgage loans as a result of the  mortgage  loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal  included in each scheduled monthly payment for a traditional  mortgage loan can be relatively small during the first few years after the  origination  of a mortgage  loan,  in the  aggregate the amount can be significant.
                                  Mortgage  loans with an initial  interest-only  period  are  relatively  new in the
                                  mortgage   marketplace.   The   performance   of  these   mortgage   loans  may  be
                                  significantly  different  than mortgage loans that fully  amortize.  In particular, there may be a higher  expectation by these borrowers of refinancing their mortgage loans with a new mortgage  loan,  in particular  one with an initial  interest-only period,  which may result in higher or lower prepayment speeds than would otherwise be the case.  In  addition,  the failure to build  equity in the related  mortgaged property by the related  mortgagor may affect the loss,  delinquency and prepayment experience of these mortgage loans.
Rising interest rates may         The  mortgage  loans are  adjustable  rate  mortgage  loans  whose  interest  rates
adversely affect the value of     increase as the  applicable  index  increases.  If market  interest  rates increase
your certificates.                significantly,  the  likelihood  that  borrowers  may  not be  able  to  pay  their increased  interest  payments would increase,  resulting in greater defaults on the mortgage  loans. In addition,  rising  interest rates may adversely  affect housing prices and the economy  generally,  thereby  increasing  the likelihood of defaults and losses on the mortgage loans.
RISKS RELATING TO PRIMARY
MORTGAGE INSURERS
You may incur losses if a         Subject to limited  exceptions,  the mortgage loans in each loan group that have an
primary mortgage insurer fails    LTV ratio at  origination  in excess of 80% are expected to be insured by a primary
to make payments under a          mortgage  insurance  policy.  If such a mortgage loan were subject to a foreclosure
primary mortgage insurance        and the value of the related mortgaged  property were not sufficient to satisfy the
policy                            mortgage  loan,  payments  under the primary  mortgage  insurance  policy  would be required  to avoid any losses,  or to reduce the losses on,  such a mortgage  loan.
                                  If the  insurer  is unable or refuses  to pay a claim,  the  amount of such  losses would be allocated to holders of the related certificates as realized losses.
RISKS RELATING TO COOPERATIVE
LOANS
Cooperative loans have certain    Some of the mortgage loans may not be secured  directly by real property but may be
characteristics that may          cooperative  loans. A cooperative  loan is secured by a first lien on shares issued
increase the risk of loss         by the cooperative  corporation that owns the related apartment building and on the related  proprietary  lease or occupancy  agreement  granting  exclusive  rights to occupy a specific  unit  within the  cooperative.  Cooperative  loans have  certain characteristics that may increase the likelihood of losses.
                                  The  proprietary  lease or  occupancy  agreement  securing  a  cooperative  loan is subordinate,  in most  cases,  to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land.  If the  cooperative  is unable to meet the  payment  obligations  (i)  arising  under  an  underlying  mortgage,  the mortgagee  holding an  underlying  mortgage  could  foreclose on that  mortgage and terminate  all  subordinate  proprietary  leases and  occupancy  agreements or (ii)
                                  arising under its land lease, the holder of the landlord's  interest under the land lease could  terminate  it and all  subordinate  proprietary  leases and  occupancy agreements.
                                  Additionally,  the proprietary  lease or occupancy  agreement may be terminated and
                                  the   cooperative   shares   may   be   cancelled   by  the   cooperative   if  the
                                  tenant-stockholder  fails to pay  maintenance or other  obligations or charges owed
                                  by  the  tenant-stockholder.   A  default  by  the  tenant-stockholder   under  the
                                  proprietary  lease or occupancy  agreement will usually  constitute a default under the  security  agreement  between  the  lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan, the mortgagee will be subject to certain  restrictions  on its ability to  transfer  the  collateral  and the use of proceeds  from any sale of  collateral.  See  "Certain  Legal  Aspects of  Mortgage
                                  Loans--The Mortgage Loans--Cooperative Loans" in the related base prospectus.
LIMITED OBLIGATIONS
Payments on the mortgage loans    The certificates  offered in each series will represent interests only in the trust
in the related mortgage pool      established  for that  series.  The  certificates  do not  represent  an  ownership
are the primary source of         interest in or obligation  of the  depositor,  the master  servicer or any of their
payments on your certificates.    affiliates.  If proceeds  from the assets of the trust  established  for any series of  certificates  are not  sufficient  to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.
                                  Additional   credit   enhancement  will  be  provided  for  any  class  of  insured certificates of any series by the applicable  financial  guaranty  insurance policy and any  applicable  reserve  fund as and to the extent set forth in any final term sheet for that class.
LIQUIDITY RISKS

You may have to hold your         A  secondary  market for your  certificates  may not  develop.  Even if a secondary
certificates to maturity if       market  does  develop,  it may not  continue  or it may be  illiquid.  Neither  the
their marketability is limited.   underwriters  for the related  series nor any other person will have any obligation to make a secondary  market in your  certificates,  and you generally have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily or at prices  that will enable you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.
                                  Any class of offered  certificates may experience  illiquidity,  although generally
                                  illiquidity  is  more  likely  for  classes  that  are   especially   sensitive  to
                                  prepayment,   such  as  any  Interest  Only   Certificates   and   Principal   Only
                                  Certificates,  or credit risk, such as the Class M Certificates,  or that have been structured to meet the investment requirements of limited categories of investors.
BANKRUPTCY RISKS
Bankruptcy proceedings could      The  transfer of the mortgage  loans from any  applicable  seller to the  depositor
delay or reduce distributions     will be intended by the parties to be and will be  documented  as a sale.  However,
on the certificates.              if any seller were to become  bankrupt,  a trustee in  bankruptcy  could attempt to recharacterize  the sale of the  applicable  mortgage  loans as a loan  secured  by those  mortgage  loans or to  consolidate  those  mortgage loans with the assets of that  seller.  Any  such  attempt  could  result  in a  delay  in or  reduction  of collections on the mortgage loans included in the trust  established for any series available to make payments on the certificates of that series.
The Bankruptcy of a Borrower      If a borrower  becomes subject to a bankruptcy  proceeding,  a bankruptcy court may
May Increase the Risk of Loss     require  modifications  of  the  terms  of a  mortgage  loan  without  a  permanent
on a Mortgage Loan.               forgiveness  of the  principal  amount of the  mortgage  loan.  Modifications  have included  reducing  the  amount  of each  monthly  payment,  changing  the  rate of interest and altering the repayment schedule.  In addition,  a court having federal bankruptcy  jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's  residence by paying arrearages within a reasonable period and reinstating  the original  mortgage loan payment  schedule,  even though the lender  accelerated  the mortgage loan and final  judgment of  foreclosure  had been entered in state court.  In addition,  under the federal  bankruptcy  law, all actions  against a borrower and the borrower's  property are  automatically  stayed upon the filing of a bankruptcy petition.
SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS
The yield on your certificates    The yield to  maturity  on each class of offered  certificates  of any series  will
will vary depending on various    depend on a variety of factors, including:
factors.
                                  o    the rate and timing of  principal  payments  on the  related  mortgage  loans, including  prepayments,  defaults and  liquidations,  and  repurchases  due to breaches of representations or warranties;
                                  o    the  allocation  of principal  payments on the  mortgage  loans in the related loan group among the various classes of offered certificates  included in that series;
                                  o    realized  losses and interest  shortfalls on the mortgage loans in the related loan group;
                                  o    the pass-through rate for that class; and
                                  o    the purchase price of that class.
                                  The rate of  prepayments  is one of the most  important  and least  predictable  of these  factors.  No assurances are given that the mortgage loans will prepay at any particular rate.

                                  In addition,  the master  servicer or servicer may purchase any mortgage  loan that
                                  is  at  least  three  months  delinquent.   Such  repurchases  would  increase  the
                                  prepayment rates on the mortgage loans.

                                  In general,  if you purchase a certificate  at a price higher than its  outstanding certificate  principal  balance and  principal  distributions  on your  certificate occur  faster  than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you purchase a certificate at a price lower than its outstanding  certificate principal balance and principal  distributions on that class occur more slowly than you assumed at the time of  purchase,  your yield will be lower than you anticipated.
The rate of prepayments on the    Since  mortgagors,  in most cases, can prepay their mortgage loans at any time, the
mortgage loans will vary          rate and timing of principal  distributions on the offered  certificates are highly
depending on future market        uncertain  and are  dependent  upon a wide  variety of factors,  including  general
conditions and other factors.     economic conditions,  interest rates, the availability of alternative financing and homeowner mobility.  Generally, when market interest rates increase,  borrowers are less likely to prepay their  mortgage  loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest  your funds at a  higher  rate  of  interest  than  the  pass-through  rate on  your  class  of certificates.  On the other hand, when market  interest rates  decrease,  borrowers are generally more likely to prepay their  mortgage  loans.  In addition,  when the mortgage  rates on hybrid  mortgage  loans  convert from fixed rates to  adjustable rates,  there may be an  increase  in  prepayments.  This could  result in a faster return of  principal  to you at a time when you might not be able to reinvest  your funds  at an  interest  rate as  high as the  pass-through  rate on your  class  of certificates.
                                  Refinancing  programs,  which may involve  soliciting all or some of the mortgagors to refinance  their  mortgage  loans,  may increase the rate of  prepayments on the mortgage loans.  These refinancing  programs may be offered by the master servicer, any subservicer,  the depositor or their  affiliates,  and may include  streamlined
                                  documentation   programs.   Streamlined   documentation   programs   involve   less
                                  verification of underwriting information than traditional documentation programs.
                                  See "Certain  Yield and  Prepayment  Considerations--Prepayment  Considerations"  in
                                  this term sheet  supplement  and "Maturity and  Prepayment  Considerations"  in the
                                  related base prospectus.
The recording of mortgages in     The  mortgages  or  assignments  of mortgage  for all or a portion of the  mortgage
the name of MERS may affect the   loans  included  in the trust  established  for any  series may have been or may be
yield on the certificates.        recorded in the name of Mortgage Electronic  Registration  Systems,  Inc., or MERS,
                                  solely as nominee for the originator  and its  successors  and assigns.  Subsequent assignments  of those  mortgages are  registered  electronically  through the MERS(R)
                                  System.  However,  if MERS  discontinues the MERS(R)System and it becomes  necessary to record an  assignment  of the  mortgage to the trustee for any series,  then any related  expenses  shall be paid by the  related  trust and will  reduce the amount available  to pay  principal  of and  interest  on the  related  certificates  with
                                  certificate   principal   balances  greater  than  zero  with  the  lowest  payment
                                  priorities.
                                  The recording of mortgages in the name of MERS is a relatively  new practice in the mortgage lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any,  experience  with lenders  seeking to foreclose mortgages,  assignments of which are registered with MERS. Accordingly,  delays and additional costs in commencing,  prosecuting and completing foreclosure proceedings and conducting  foreclosure sales of the mortgaged  properties could result.  Those delays and  additional  costs could in turn delay the  distribution  of liquidation proceeds to holders of the related  certificates  and increase the amount of losses on the mortgage loans.
                                  For additional  information  regarding MERS and the MERS(R)System,  see "Description
                                  of  the   Mortgage   Pool--Loan   Groups"   and   "Certain   Yield  and   Prepayment
                                  Considerations--Realized   Losses  and  Interest  Shortfalls"  in  this  term  sheet
                                  supplement and "Description of the  Certificates--Assignment of Trust Assets" in the
                                  related base prospectus.
SPECIFIC RISK FACTORS
APPLICABLE TO SOME CLASSES OF
CERTIFICATES
The yield on your certificates    The offered  certificates  of each class  included in a series will have  different
will be affected by the           yield  considerations  and  different  sensitivities  to the  rate  and  timing  of
specific terms that apply to      principal distributions,  as more fully described in this term sheet supplement and
that class.                       any final term sheet for any class of any series.  A description  of the categories of certificates that may be included in any series is set forth under  "Description of the Certificates--General" in this term sheet supplement,  and the following is a general discussion of yield considerations and prepayment  sensitivities of some of the categories of certificates that may be included in any series.
                                  See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
Class A Certificates              Each Class of Class A Certificates  will receive  distributions  primarily from the related  loan  group.  Therefore,  the yields on the Class A  Certificates  will be sensitive  to the rate and timing of  principal  prepayments  and  defaults  on the mortgage loans in the related loan group.

                                  See  "Description  of  the  Certificates--Principal   Distributions  on  the  Senior
                                  Certificates" in this term sheet supplement.
Class M Certificates              The yield to  investors  in each class of the Class M  Certificates  for any series will be  sensitive to the rate and timing of losses on the related  mortgage  loans included in the trust  established for that series, if those losses are not covered by a more subordinate  class of Class M Certificates or the Class B Certificates of that certificate group.
                                  It is not expected  that the Class M  Certificates  for any series will receive any distributions  of principal  prepayments  on the mortgage loans from a related loan group for the first  seven years  after the  closing  date for that  series  unless
                                  either  the  aggregate   certificate   principal  balance  of  the  related  senior
                                  certificates  has been  reduced  to zero or, in the case of a Crossed  Transaction, the  weighted  average  subordinate  percentage  for all loan groups is equal to or greater than twice the initial  weighted  average  subordinate  percentage  for all loan groups, or, in the case of a Stacked Transaction,  the subordinate  percentage for that loan group is equal to or greater than twice the initial  weighted average subordinate  percentage for that loan group, and in any case, provided that certain delinquency and loss tests are satisfied.
                                  After  this  initial  period  until the end of the  first  eleven  years  after the closing  date  for  any  series,  all  or a  disproportionately  large  portion  of principal  prepayments  on the  mortgage  loans  in a  related  loan  group  may be allocated to the senior  certificates  as described in this term sheet  supplement, and none or a  disproportionately  small  portion of principal  prepayments  may be paid to the holders of the Class M Certificates  and Class B Certificates  for that series,  unless either the aggregate  certificate  principal balance of the related senior  certificates  has  been  reduced  to zero  or,  in the  case  of a  Crossed
                                  Transaction,  the weighted  average  subordinate  percentage for all loan groups is equal to or greater than twice the initial weighted average subordinate  percentage for all loan  groups,  or, in the case of a Stacked  Transaction,  the  subordinate percentage  for that loan  group is equal to or  greater  than  twice  the  initial weighted  average  subordinate  percentage  for that loan  group,  and in any case, provided that certain delinquency and loss tests are satisfied.
                                  As a result,  the weighted average lives of the Class M Certificates for any series may be longer than would otherwise be the case.
                                  See "Description of the  Certificates--Allocation of Losses;  Subordination" in this term sheet supplement.
Accrual Certificates and          Because  accrual  certificates  are not  entitled to receive any  distributions  of
Partial Accrual Certificates      interest for some period of time and partial accrual  certificates  are entitled to smaller  distributions  of  interest  that  are  based  on  only a  portion  of the certificate  principal  balance of that  class,  accrual  certificates  and partial accrual  certificates of any series will likely  experience  significant  price and yield  volatility.  Investors  should consider  whether this volatility is suitable to their investment needs.
Insured Certificates              Investors in any class of insured  certificates  of any series should be aware that payments of principal on those certificates may be allocated  according to a random lot  procedure,  to the  extent set forth in any final term sheet for that class of insured  certificates  of  that  series.  Therefore  it is  highly  uncertain  that payments will be made to any investor in those  certificates on the date desired by that investor.
                                  In  addition,  any class of  insured  certificates  of any series may be subject to special rules  regarding the procedures,  practices and  limitations  applicable to the distribution of principal to the holders of these  certificates,  to the extent set forth in any final term sheet for that  class of insured  certificates  of that
                                  series.   Insured   certificates   subject  to  these  procedures,   practices  and
                                  limitations  may  not  be  an  appropriate   investment  for  you  if  you  require
                                  distribution  of a particular  amount of principal  on a  predetermined  date or an otherwise  predictable stream of principal  distributions.  If you purchase insured certificates  subject to these  procedures,  practices and  limitations,  we cannot give you any  assurance  that you will  receive  a  distribution  in  reduction  of principal on any particular distribution date.
                                  See "Principal  Distributions  on Certain Classes of Insured  Certificates" in this term sheet supplement.
                                  Investors  in a class of insured  certificates  of any series  should be aware that the related financial guaranty insurance policy will not cover interest  shortfalls
                                  attributable  to  prepayments  or  interest   shortfalls   related  to  Relief  Act
                                  reductions on the related  mortgage loans,  except as is otherwise set forth in any final term sheet for that class of insured certificates of that series.
Interest Only Certificates        A class of interest only  certificates  included in any series will not be entitled to principal  distributions  and will  receive  interest  distributions  based on a notional  amount  which  may  be  based  on  all or a  portion  of the  certificate principal  balance of one or more classes of  certificates  included in the related series.  Investors in a class of interest  only  certificates  should be aware that the yield on that  class  will be  extremely  sensitive  to the rate and  timing of principal  payments on the related class or classes of certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected rate of principal payments  on the  related  class or  classes of  certificates  will have an adverse effect on the yield to  investors  in a class of  interest  only  certificates  and could result in their failure to fully recover their initial investments.
Lockout Certificates              As described in any final term sheet for that class of lockout  certificates of any series, a class of lockout certificates may not receive  distributions of principal prepayments  on the related  mortgage  loans for a period of time and, as described in any final term  sheet for that class of  certificates,  may not be  expected  to receive  distributions  of  scheduled  principal  payments on the related  mortgage loans for a period of time.  After  the  expiration  of the  initial  period,  such certificates  may receive a  distribution  of principal  prepayments on the related mortgage  loans that is smaller  than that class's pro rata share and, as described in any final term sheet for that class of certificates,  may receive a distribution of scheduled  principal payments on the related mortgage loans that is smaller than that class's pro rata share.
Principal Only Certificates       A class of principal  only  certificates  included in any series is not entitled to receive  distributions  of  interest.  Investors  in a principal  only  certificate should be aware that if  prepayments  of  principal  on the  mortgage  loans in the related  loan group and  distributed  to that class  occur at a rate slower than an investor  assumed at the time of purchase,  the investor's yield will be lower than anticipated.
Senior Support Certificates       Investors in a class of senior support  certificates  of any series should be aware that all or a portion of losses on the  mortgage  loans in the  related  loan group otherwise  allocable to the related  class or classes of super senior  certificates will be  allocated  to that  class of  senior  support  certificates  as and to the extent set forth in any final term sheet for that  class.  Therefore,  the yield to maturity on that class of senior support  certificates will be extremely  sensitive to losses  otherwise  allocable  to the  related  class or classes of super  senior certificates.

                                                            ISSUING ENTITY

         The  depositor  will  establish  a trust with  respect to each  series on the  closing  date for that  series,  under a series supplement,  dated as of the cut-off  date for that series,  to the  standard  terms of pooling and  servicing  agreement,  dated as of
June 1, 2006, among the depositor, the master servicer and the trustee, together with the series supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of placeStateNew  York. On the closing date for each series,  the depositor  will deposit into the trust a pool of mortgage loans secured by first liens on one-to four-family  residential  properties,  that in the aggregate will constitute a mortgage pool with terms to maturity of not more than 40 years.  The mortgage pool will be divided into two or more loan groups.  The trust will not have any additional equity.

         The pooling and servicing  agreement for each series will  authorize the trust to engage only in selling the  certificates  in exchange for the mortgage loans included in that trust  entering into and  performing its  obligations  under the pooling and servicing agreement for that series,  activities  necessary,  suitable or  convenient to such actions and other  activities as may be required in connection with the conservation of the trust fund and making distributions to certificateholders of that series.

         The pooling and servicing  agreement  for each series will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without  recourse all the right,  title and interest of the depositor in and to the mortgage loans included in the trust established for that series.  Furthermore,  the pooling and servicing  agreement will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans for that series be construed as a sale,  the  conveyance of such mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security  interest in such mortgage  loans and related collateral.

         Some  capitalized  terms  used in this  term  sheet  supplement  have the  meanings  given  below  under  "Description  of the
Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                      SPONSOR AND MASTER SERVICER

         Residential  Funding  Corporation,  a  placeStateDelaware  corporation,  buys  residential  mortgage  loans under several loan purchase  programs  from  mortgage  loan  originators  or  sellers  nationwide,  including  affiliates,  that meet its  seller/servicer eligibility  requirements  and services  mortgage loans for its own account and for others.  See "Mortgage Loan  Program--Qualifications of  Sellers"  in the related  base  prospectus  for a general  description  of  applicable  seller/servicer  eligibility  requirements.
Residential Funding Corporation's  principal executive offices are located at addressStreet8400  Normandale Lake Boulevard,  Suite 250,
CityMinneapolis,  StateMinnesota  PostalCode55437.  Its telephone number is (952) 857-7000.  Residential Funding  Corporation  conducts operations from its headquarters in CityMinneapolis and from offices located primarily in StateCalifornia,  StateTexas,  StateMaryland,
StatePennsylvania   and  placeStateNew  York.   Residential  Funding  Corporation   finances  its  operations   primarily  through  its
securitization program.

         Residential  Funding  Corporation  was founded in 1982 and began  operations in 1986,  acquiring,  servicing and  securitizing residential  jumbo mortgage loans secured by first liens on one- to four-family  residential  properties.  These jumbo mortgage  loans, such as the mortgage loans described in this term sheet supplement,  are originated under Residential  Funding  Corporation's  "Jumbo A
Program".  General Motors Acceptance  Corporation  purchased  Residential Funding Corporation in 1990.  Residential Funding Corporation
also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

SPONSOR SECURITIZATION EXPERIENCE

         The  following  tables set forth the  aggregate  principal  amount of  publicly  offered  securitizations  of  mortgage  loans sponsored by Residential Funding Corporation for the past five years.  Residential  Funding Corporation  sponsored  approximately $23.9 billion and $2.4 billion in initial  aggregate  principal  amount of  mortgage-backed  securities  in the 2001  calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Corporation  sponsored  approximately
$52.1 billion and $2.4 billion in initial  aggregate  principal amount of  mortgage-backed  securities in the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The percentages shown under "Percentage  Change from Prior
Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                                                                                          SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                   JUNE 30,
   VOLUME BY PRINCIPAL BALANCE           2001             2002            2003             2004             2005             2006

Prime Mortgages(1)                  $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792  $24,149,038,614 $15,986,659,784

                                    $ 7,566,949,253  $15,475,700,554 $27,931,235,627  $24,408,531,445  $27,928,496,334 $14,270,539,852
Non-Prime Mortgages(2)

Total                               $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237  $52,077,534,948 $30,257,199,636

Prime Mortgages(1)                           68.41%          51.11%           40.44%           32.87%          46.37%            52.84%

Non-Prime Mortgages(2)                       31.59%          48.89%           59.56%           67.13%          53.63%            47.16%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           98.71%         (1.28)%           17.22%         (36.97)%         102.03%

Non-Prime Mortgages(2)                        2.60%         104.52%           80.48%         (12.61)%          14.42%

Total                                        53.34%          32.14%           48.15%         (22.46)%          43.22%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                         SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                  JUNE 30,
   VOLUME BY PRINCIPAL BALANCE           2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                  $2,438,519,235   $2,875,005,049  $3,207,008,585    2,085,015,925    2,409,506,573   $1,567,743,737

Non-Prime Mortgages(2)                           -                -               -                -                -               -

Total
                                     2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573   $1,567,743,737

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%          100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%            0.00%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                         (12.07)%          17.90%           11.55%         (34.99)%          15.56%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total                                      (12.07)%          17.90%           11.55%         (34.99)%          15.56%

=======================================================================================================================================

FIRST LIEN MORTGAGE LOANS
                                                                                                                         SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                  JUNE 30,
    VOLUME BY NUMBER OF LOANS            2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                        57,758           68,077          86,166           55,773           91,631          58,177

Non-Prime Mortgages(2)                    71,443          136,789         200,446          170,696          173,796          86,598

Total                                    129,201          204,866         286,612          226,469          265,427         144,775

Prime Mortgages(1)                         44.70%           33.23%          30.06%           24.63%           34.52%          40.18%

Non-Prime Mortgages(2)                     55.30%           66.77%          69.94%           75.37%           65.48%          59.82%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           56.78%          17.87%           26.57%         (35.27)%          64.29%

Non-Prime Mortgages(2)                      (5.21)%          91.47%           46.54%         (14.84)%           1.82%

Total                                        15.14%          58.56%           39.90%         (20.98)%          17.20%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                         SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                  JUNE 30,
    VOLUME BY NUMBER OF LOANS            2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                        62,952           73,188          84,962           51,614           53,071          31,933

Non-Prime Mortgages(2)                         -                -               -                -                -               -

Total                                     62,952           73,188          84,962           51,614           53,071          31,933

Prime Mortgages(1)                         100.00%          100.00%         100.00%          100.00%          100.00%         100.00%

Non-Prime Mortgages(2)                       0.00%            0.00%           0.00%            0.00%            0.00%           0.00%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                         (16.49)%          16.26%           16.09%         (39.25)%           2.82%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total                                      (16.49)%          16.26%           16.09%         (39.25)%           2.82%
_______________________________

(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included  under First Lien Mortgage  Loans--Non-Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.

MASTER SERVICER SERVICING EXPERIENCE

          The following  tables set forth the annual  average  outstanding  principal  balance,  calculated as of year end, of mortgage loans master serviced by Residential  Funding  Corporation for the past five years, and the annual average number of such loans for the same period.  Residential Funding  Corporation was the master servicer of a residential  mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average  outstanding  principal  amount during the 2001  calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  Residential Funding Corporation was the master servicer of a residential  mortgage loan portfolio of  approximately  $101.9 billion and $5.5 billion in average  outstanding  principal during the 2005 calendar year backed by first lien mortgage loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior
Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY AVERAGE OUTSTANDING
PRINCIPAL BALANCE                        2001             2002            2003             2004             2005              2006

                                    $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854  $ 47,935,800,813   $60,649,951,491
Prime Mortgages(1)

                                    $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736  $ 53,938,083,312   $59,024,755,323
Non-Prime Mortgages(2)

Total                               $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591  $101,873,884,125 $119,674,706,814

Prime Mortgages(1)                           75.77%          63.47%           46.18%           39.12%           47.05%            50.68%

Non-Prime Mortgages(2)                       24.23%          36.53%           53.82%           60.88%           52.95%            49.32%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                          (3.91)%        (15.75)%         (22.03)%          (3.84)%           47.71%

Non-Prime Mortgages(2)                       27.94%          51.62%           57.90%           28.41%            6.79%

Total                                         2.26%           0.57%            7.17%           13.52%           22.79%

=======================================================================================================================================
JUNIOR LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY PERCENTAGE OF
AGGREGATE AVERAGE OUTSTANDING
 PRINCIPAL BALANCE                       2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                  $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777   $6,614,978,613

Non-Prime Mortgages(2)                          0                0               0                0                 0                0

Total                               $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777   $6,614,978,613

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%             0.00%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           13.85%          16.79%            6.40%           17.65%            6.63%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total                                        13.85%          16.79%            6.40%           17.65%            6.63%

=======================================================================================================================================
FIRST LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY NUMBER OF LOANS                2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                       237,946          202,938         168,654          156,745          201,903          243,014

Non-Prime Mortgages(2)                   168,058          242,625         341,863          414,639          411,550          430,831

Total                                    406,004          445,563         510,517          571,384          613,453          673,845

Prime Mortgages(1)                          58.61%           45.55%          33.04%           27.43%           32.91%           36.06%

Non-Prime Mortgages(2)                      41.39%           54.45%          66.96%           72.57%           67.09%           63.94%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                          (6.59)%        (14.71)%         (16.89)%          (7.06)%           28.81%

Non-Prime Mortgages(2)                       28.76%          44.37%           40.90%           21.29%          (0.74)%

Total                                         5.39%           9.74%           14.58%           11.92%            7.36%

=======================================================================================================================================
JUNIOR  LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY PERCENTAGE
OF NUMBER OF LOANS                       2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                       104,044          118,773         127,833          147,647          143,713          164,858

Non-Prime Mortgages(2)                         -                -               -                -                -                -

Total                                    104,044          118,773         127,833          147,647          143,713          164,858

Prime Mortgages(1)                        100.00%          100.00%         100.00%          100.00%           100.00%          100.00%

Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%            0.00%             0.00%            0.00%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           22.78%          14.16%            7.63%           15.50%          (2.66)%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total                                        22.78%          14.16%            7.63%           15.50%          (2.66)%

_______________________________

(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior  liens are  included  under First Lien  Mortgage  Loans--Non-Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools..

         Residential  Funding  Corporation's  overall  procedures for  originating  and acquiring  mortgage  loans are described  under
"Mortgage Loan Program" in the related base prospectus.  Residential Funding  Corporation's  material role and responsibilities in this transaction,  including as master servicer,  are described in the related base prospectus  under "Mortgage Loan  Program--Qualifications of Sellers" and "--Limited  Right of  Substitution"  and in this term sheet  supplement  under  "Pooling and  Servicing  Agreement - The
Master Servicer and Subservicers -Master Servicer."

         Residential Funding  Corporation's  wholly-owned  subsidiary,  HomeComings Financial Network,  Inc., or HomeComings,  may have originated  and sold to Residential  Funding  Corporation  certain of the mortgage  loans  included in the mortgage  pool.  Residential
Funding Corporation's  wholly-owned subsidiary,  GMAC Mortgage Corporation may subservice certain of the mortgage loans included in the mortgage  pool.  See  "Affiliations  Among  Transaction  Parties,"  and  "Pooling  and  Servicing  Agreement-The  Master  Servicer  and
Subservicers" in this term sheet supplement.

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                 -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
        -------------------------------         -------------------------------         --------------------------------
        GMAC Mortgage Corporation               Residential Funding Corporation         Residential Funding Mortgage
            (Subservicer)                       (Sponsor and Master Servicer)           Securities I, Inc. (Depositor)
        -------------------------------         -------------------------------         --------------------------------
                                                                  |
                                                                  |
                                                   -------------------------------
                                                 Homecomings Financial Network, Inc.
                                                            (Subservicer)
                                                   -------------------------------

                                                   DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The  mortgage  pool for each series will  consist of hybrid  adjustable  rate  mortgage  loans,  divided into one or more loan groups.  The mortgage  loans are secured by first liens on fee simple or leasehold  interests in one- to four-family  residential  real properties or an interest in shares issued by a cooperative  apartment  corporation  and the related  proprietary  lease.  The mortgage pool will consist of conventional  adjustable-rate  first lien mortgage loans with terms to maturity of not more than 40 years from the date of origination.

         Generally,  the mortgage rate on the mortgage loans in each loan group will be fixed for a period and then  adjustable for the remainder of the term of the mortgage  loan.  The  duration of this fixed  period may be  different  for each loan group.  For example, each  mortgage loan in a specific  group may have a fixed rate for five years after  origination,  and then an adjustable  rate for the remainder of the term of the mortgage loan while each  mortgage  loan in a different  group may have a fixed rate for seven years after origination, and then an adjustable rate for the remainder of the term of the mortgage loan.

         All of the mortgage  loans  included in the trust  established  for any series have been or will be purchased by the depositor through its affiliate,  Residential  Funding,  or HomeComings  Financial Network,  Inc., or HomeComings,  a wholly-owned  subsidiary of
Residential  Funding,  from  unaffiliated  sellers as described in this term sheet  supplement and in the related base  prospectus,  or affiliated sellers.

         The  mortgage  loans  included in the trust for any series will be selected  for  inclusion  in the  mortgage  pool from among mortgage  loans  purchased  in  connection  with the Jumbo A Program  described  below based on the  Sponsor's  assessment  of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  The  depositor and
Residential  Funding will be required to  repurchase or  substitute  for any mortgage loan included in the related  mortgage pool as to which a breach of its  representations  and  warranties  with respect to that  mortgage  loan  occurs,  if such breach  materially  and adversely  affects the  interests  of the  certificateholders  of that series in any of those  mortgage  loans  (without  regard to any applicable  financial  guaranty insurance policy for any class of that series).  Residential  Funding will not assign to the depositor, and consequently  the depositor will not assign to the trustee for the benefit of the  certificateholders,  any of the  representations and warranties made by the mortgage  collateral  sellers or the right to require the related mortgage  collateral  seller to repurchase any such mortgage loan in the event of a breach of any of its representations  and warranties.  Accordingly,  the only  representations and warranties  regarding the mortgage loans included in the trust  established for any series that will be made for the benefit of the related  certificateholders  of that series will be the limited  representations  and warranties  made by  Residential  Funding and the depositor described in this paragraph.  See "Mortgage Loan  Program--Representations  with Respect to the Mortgage Loans" in the related base prospectus.

         A limited  amount of losses on mortgage  loans as to which there was fraud in the  origination of those mortgage loans will be covered by the  subordination  provided by the related Class M  Certificates  and Class B  Certificates  of that series as described in this term  sheet  supplement  under  "Description  of the  Certificates--Allocation  of  Losses;  Subordination,"  and,  subject  to any applicable  limitations,  all such losses allocated to a class of Insured  Certificates of any series will be covered by the applicable financial guaranty insurance policy.

         Certain aspects of Cooperative  Loans that may be included in the trust  established for any series differ from those of other types of mortgage  loans.  See "Certain  Legal  Aspects of Mortgage  Loans--The  Mortgage  Loans--Cooperative  Loans" in the related base prospectus.

LOAN GROUPS

         As more fully  described in any final term sheet for that series,  the mortgage  loans included in the trust  established  for any series will be divided into one or more groups based on the certain payment, maturity, geographical or other characteristics.

         If there is more than one loan group,  each loan group of any series will be  assigned a numerical  designation,  such as loan group I and loan group II, and the  mortgage  loans  included  therein  may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans  included in any loan group will be  distributed  to the classes of related  offered certificates, as more fully described any final term sheet for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references to the related (or words of similar  effect) loan group will mean the loan group or loan groups from which a class of certificates  will receive  distributions  of principal and interest,  and references to the related (or words of similar  effect)  mortgage  loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates will receive distributions of principal and interest.

         The original  mortgages for many of the mortgage loans included in the trust  established  for any series have been, or in the future may be, at the sole discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,  solely as nominee for the  originator and its successors  and assigns,  and  subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System. In some other cases,  the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record  ownership was or will be later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent  assignments  of the mortgage were, or in the future may be, at the sole  discretion of the master  servicer,  registered  electronically  through the MERS(R)
System.  For  each of  these  mortgage  loans,  MERS  serves  as  mortgagee  of  record  on the  mortgage  solely  as a  nominee  in an administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information regarding  the  recording  of  mortgages  in the name of MERS see  "Certain  Yield and  Prepayment  Considerations--Realized  Losses and
Interest Shortfalls" in this term sheet supplement and "Description of the Certificates--General" in the related base prospectus.

         A portion of the  mortgage  loans  included  in any loan group for any series may be subject to the  Homeownership  and Equity
Protection  Act of 1994, as amended,  as of the closing date for that series,  and a portion of the mortgage loans included in any loan group for any series may be loans that,  under  applicable  state or local law in effect at the time of  origination  of the loan,  are referred to as (1) "high cost" or "covered"  loans or (2) any other similar  designation  if the law imposes  greater  restrictions  or additional  legal  liability for residential  mortgage loans with high interest  rates,  points and/or fees. See "Certain Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A portion of the  mortgage  loans  included in any loan group for any series may be 30 days or more  delinquent  in payment of principal and interest.  For a description  of the  methodology  used to categorize  mortgage  loans as  delinquent,  see "--Static Pool
Information" in this term sheet supplement.

         A portion of the mortgage  loans included in a loan group for any series may be balloon loans that do not fully  amortize,  if at all, providing for a substantial principal payment due at maturity.

         A portion of the mortgage  loans included in a loan group for any series,  in lieu of an appraisal,  may obtain a valuation of the mortgage property by using an automated  valuation platform developed by Residential  Funding.  See "Automated  Valuation Platform"
in this term sheet supplement.

         In addition,  a portion of the mortgage loans included in any loan group for any series may be Buy-Down  Mortgage Loans and/or mortgage loans that have been made to an international borrower.

         A portion of the mortgage  loans  included in a loan group for any series will  require  mortgagors  to pay  interest  only on those  mortgages  for an initial  period of varying  duration.  Under the terms of these  loans,  borrowers  are  required  to pay only accrued interest each month, with no corresponding  principal  payments,  until the end of the interest only period.  Once the interest only period ends, principal payments are required to amortize the loan over its remaining term, in addition to accrued interest.

         Certain of the  stipulations  on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection with mortgage loan applications to help assess a borrower's  credit-worthiness.  In addition,  Credit Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage  loan if the seller  does not provide to  Residential  Funding a Credit
Score.  Credit Scores are obtained from credit reports  provided by various credit  reporting  organizations,  each of which may employ differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's credit history at a single point in time,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.  Information utilized to create a Credit Score may include,  among other things, payment history,  delinquencies on accounts,  levels of outstanding indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an individual with a lower score.  However,  a Credit Score  purports only to be a  measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period,  which  does  not  correspond  to the  life of a  mortgage  loan.  Furthermore,  Credit  Scores  were  not  developed specifically for use in connection with mortgage loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration  the  differences  between  mortgage  loans and  consumer  loans generally,  or the specific  characteristics of the related mortgage loan, for example,  the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established for any series or that any  mortgagor's  Credit
Score would not be lower if obtained as of the date of issuance of a series of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for payment of a  prepayment charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment  occurring  upon the sale of property  securing a mortgage loan. The prepayment  charge  generally  applies to prepayments made within up to five years following the origination of such mortgage  loan.  The  amount of the  prepayment  charge  is  generally  equal to six  months'  advance  interest  on the  amount of the prepayment that, when added to all other amounts prepaid during the twelve-month  period immediately  preceding the date of prepayment, exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage  loan.  Prepayment  charges  received on the mortgage loans included in the trust  established  for any series will not be available for  distribution on the  certificates  included in that series.  See "Certain Yield and  Prepayment  Considerations"  in this term sheet  supplement and "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

         The  mortgage  rates on some of the  mortgage  loans will  remain  fixed for an  initial  period and  thereafter  will  adjust periodically,  generally  semi-annually  or  annually,  to a rate  equal to the sum of an index  and the note  margin  set forth in the related mortgage note, subject to certain limitations.

         In the event that the related index specified in a mortgage note is no longer  available,  an index  reasonably  acceptable to the trustee that is based on comparable information will be selected by the master servicer.

         The amount of the monthly payment on each mortgage loan will generally be adjusted  semi-annually or annually,  as applicable, on the due date of the month following the month in which the adjustment  date occurs to equal the amount  necessary to pay interest at the  then-applicable  mortgage  rate and to fully  amortize the  outstanding  stated  principal  balance of each mortgage loan over its remaining  term to stated  maturity.  As of the cut-off date for any series,  some or all of the mortgage loans of that series may have not yet reached their first adjustment  date. The mortgage loans will have various  adjustment  dates,  note margins and limitations on the mortgage rate adjustments, as described below.
         The initial  mortgage rate in effect on a mortgage loan  generally will be lower,  and may be  significantly  lower,  than the mortgage rate that would have been in effect based on the related index and note margin.  Therefore,  unless the related index declines after  origination  of a mortgage  loan,  the related  mortgage rate will  generally  increase on the first  adjustment  date following origination  of the  mortgage  loan  subject to the periodic  rate cap.  The  repayment of the mortgage  loans will be dependent on the ability of the  mortgagors to make larger monthly  payments  following  adjustments of the mortgage rate.  Mortgage loans that have the same initial  mortgage rate may not always bear interest at the same mortgage  rate because  these  mortgage  loans may have  different adjustment  dates, and the mortgage rates therefore may reflect different  related index values,  note margins,  maximum mortgage rates and minimum  mortgage  rates.  The Net Mortgage  Rate with respect to each  mortgage loan as of the cut-off date for any series will be set forth in the related mortgage loan schedule attached to the related pooling and servicing agreement.

         Because of the periodic rate caps and the generally  lower initial  mortgage rates on the mortgage loans, in a rising interest rate  environment the mortgage rate on the adjustable  rate mortgage loans may be lower than prevailing  mortgage rates for an extended period of time and  therefore the related  Senior Net WAC Rate and Class M Net WAC Rate will  initially be less than it would have been if all of the related mortgage loans already adjusted to their fully-indexed rate.

SHARIA MORTGAGE LOANS

         A portion of the  mortgage  loans  included in any loan group for any series may be Sharia  mortgage  loans.  Sharia  mortgage loans are mortgage loans that have been  structured to comply with Islamic  religious law, which  prohibits the charging of interest on loans.  Generally,  ownership of the  mortgaged  property  securing a Sharia  mortgage loan is vested in two  co-owners,  the borrower, referred to as the "consumer",  and an indirect wholly-owned  subsidiary of the originator,  referred to as the "co-owner," pursuant to a  co-ownership  agreement.  Both the  consumer and  co-owner  possess  certain  rights,  which  indicate  their  respective  rights of ownership,  under the  co-ownership  agreement,  including the "indicia of ownership".  Certain indicia of ownership,  such as the sole right to occupy the property and the obligation to pay taxes on the property,  belong to the consumer,  and other indicia of ownership, such as the right of re-entry for purposes of  inspection  of the property and the ability to cure any defects  regarding the property, belong to the  co-owner.  The consumer is obligated to make monthly  payments to the co-owner  pursuant to an  obligation  to pay. Each monthly payment is comprised of a "profit  payment" and an "acquisition  payment".  The profit payment is made in  consideration of the consumer's  exclusive  right to use and enjoy the mortgaged  property.  The sum of the acquisition  payments  required to be made under the  obligation  to pay will  equal  the  portion  of the  purchase  price or  refinance  amount  paid by the  co-owner  at the time of origination.  A lien on the  mortgaged  property  to  secure  the  obligations  of the  consumer  under the  obligation  to pay and the co-ownership  agreement is established  pursuant to a mortgage or security  instrument,  which is filed in the real property records of the applicable  recording  office.  The  originator's  security  interest in both the  co-owner's  and the  consumer's  interest in the mortgaged  property,  along with the rights under the  co-ownership  agreement and the obligation to pay, will be assigned to the trust as the  originator's  assignee.  Title to the  mortgaged  property is retained by the consumer and the co-owner or the consumer  alone.
Upon a default by the consumer under the obligation to pay or the  co-ownership  agreement,  the trust, as the  originator's  assignee, will have the power to sell the property  and use the  proceeds of the sale to satisfy the full amount owed by the  consumer  under the obligation to pay and the co-ownership agreement.

         For all purposes  under this term sheet  supplement,  the profit  factor on any Sharia  mortgage loan will be deemed to be the mortgage rate on that mortgage  loan,  any amounts  received  with respect to the profit  payment for any Sharia  mortgage loan will be deemed to be interest  collected on that mortgage loan,  any amounts  received with respect to the  acquisition  payment for any Sharia mortgage loan will be deemed to be principal  collected on that mortgage  loan,  references in this term sheet  supplement to a note or mortgage note will be deemed to be references to the  obligation to pay for any Sharia  mortgage loan and references in this term sheet supplement to a mortgage will be deemed to be references to a mortgage or security instrument,  as applicable,  for any Sharia mortgage loan.

STATIC POOL INFORMATION

         Current  static pool data with respect to mortgage loans master  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the  "Static Pool Data").  Information  presented  under  "RFMSI" as the  issuer/shelf  and "SA" as the series will include  information  regarding prior  securitizations of mortgage loans that are similar to the mortgage loans included in the mortgage pool for any series, based on underwriting criteria and credit quality.

         As used in the Static Pool Data, a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the second  following  monthly  scheduled due date; and so on. The  determination  as to whether a loan falls into these categories is made as of the close of  business  on the last  business  day of each  month.  Grace  periods  and  partial  payments  do not  affect  these determinations.

         From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage  loan,  recasting  monthly  payments  for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification is finalized.  Once the modifications  become final,  delinquencies are reported based on the modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.
Historically,  the master servicer has not modified a material number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has  received  all  payments or cash  recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative  of the results that may be experienced  with respect to the mortgage loans  included in the trust  established  for any series.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Subject to limited  exceptions,  each of the mortgage loans included in the trust established for any series generally will be required to be covered by a standard hazard insurance  policy,  which is referred to as a primary hazard insurance  policy.  Subject to limited  exceptions,  each mortgage loan included in the trust established for any series with an LTV ratio at origination in excess of
80% will be insured by a primary mortgage insurance policy,  which is referred to as a primary insurance policy,  covering at least 30%
of the balance of the mortgage loan at origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary  insurance  policies on the mortgage loans included in the trust established for any series were or will be issued by insurers  having a claim paying ability,  as of the cut-off date for that series,  acceptable to the rating agencies for that series.  The insurers may include but are not limited to one or more of Radian F/K/A  Commonwealth,  Triad Guaranty,  Republic Mortgage
Insurance N.C., Mortgage Guaranty Insurance  Corporation,  PMI Mortgage Insurance Co., United Guaranty Residential Ins. Co. and General
Electric Mortgage Insurance Company, which, collectively,  are referred to herein as the primary insurers.  However, no assurance as to the actual ability of any of the primary  insurers to pay claims can be given by the depositor,  the issuing entity or the underwriters for the applicable series.  See "Insurance Policies on Mortgage Loans" in the related base prospectus.

UNDERWRITING STANDARDS

         All of the mortgage loans in the mortgage pool were  originated in accordance  with the  underwriting  criteria of Residential
Funding  described  under  "Mortgage  Loan  Program--Underwriting  Standards" in the related base  prospectus.  Residential  Funding may perform only sample  quality  assurance  reviews to determine  whether the mortgage  loans in any mortgage  pool were  underwritten  in accordance with applicable standards.  See "Mortgage Loan Program---Underwriting Standards" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting  evaluation  is made.
However,  the  application  of the  underwriting  standards  does not imply that each specific  criterion  was satisfied  individually.
Rather,  a mortgage loan will be considered to be originated in accordance with the  underwriting  standards  described above if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

AUTOMATED VALUATION PLATFORM

         In some cases, for mortgage loans underwritten  through  Residential  Funding's automated  underwriting  system, in lieu of an appraisal,  a valuation of the mortgaged  property will be obtained by using an automated  valuation  platform developed by Residential
Funding.  There are multiple automated valuation models included in Residential  Funding's automated  underwriting  system. Based upon, among other factors,  the geographic area, price range and other attributes of a qualifying  mortgage loan, a mortgage loan is directed to the appropriate  automated valuation model for that particular  mortgage loan. An automated  valuation model evaluates,  among other things,  various types of publicly-available  information such as recent sales prices for similar homes within the same geographic area and within the same price range.  Residential  Funding uses automated  valuation models in lieu of full appraisals for qualifying first lien mortgage loans which meet specified underwriting criteria and receive an acceptable valuation.

ADDITIONAL INFORMATION

         A current report on Form 8-K will be available to purchasers of the offered  certificates  of any series and will be filed, by the issuing  entity,  in its own name,  together with the pooling and servicing  agreement  for that series,  including any  applicable financial  guaranty  insurance  policy for that  series  which will be attached  as an exhibit to the  related  pooling  and  servicing agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered  certificates of that series.

                                                    DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue  certificates  pursuant to the pooling  and  servicing  agreement.  The  certificates  consist of certain publicly offered classes of certificates,  which are referred to collectively as the offered  certificates,  and one or more classes of
Class B Certificates  which are not publicly  offered.  The various classes of Class A Certificates are referred to collectively as the
Class A  Certificates.  The  various  classes  of Class R  Certificates  are  referred  to  collectively  as the Class R, or  Residual,
Certificates.  The various classes of Class A and Class R Certificates are referred to collectively as the Senior Certificates.

         The Senior Certificates of each group will be will be assigned a numerical  designation,  such as Class I-A and Class II-A, to denote the group to which the  certificates  below.  The Senior  Certificates of each group will receive payments on the mortgage loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

         In addition,  one or more classes of Class R  Certificates,  or the Residual  Certificates,  will be issued in connection with each series.

Stacked Transactions

         For some series of  certificates,  referred to herein as Stacked  Transactions,  a separate group of subordinate  certificates will be issued related solely to each group and assigned a numerical  designation,  such as Class I-M-1 and Class II-M-1, to denote the group to which the  certificates  below.  These  subordinate  certificates  will receive  payments on the mortgage loans in the related loan group and will serve as credit  enhancement solely for the related group of Senior  Certificates,  as described in this term sheet supplement.

         References to the related  mortgage loans with respect to the subordinate  certificates of any certificate  group in a Stacked
Transaction will mean the mortgage loans in the related loan group.

         In addition to the Senior  Certificates  in a Stacked  Transaction,  except as is otherwise  set forth in any final term sheet and the  prospectus  supplement  for that  series,  each series of  certificates  will  include the  following  classes of  subordinate certificates with respect to each loan group:

o        Class M-1 Certificates;

o        Class M-2 Certificates;

o        Class M-3 Certificates;

o        Class B-1 Certificates;

o        Class B-2 Certificates; and

o        Class B-3 Certificates.

  Crossed Transactions

         For some series of  certificates,  referred to herein as Crossed  Transactions,  a separate group of subordinate  certificates will be issued  related  to all  Senior  Certificates  of that  series.  The  subordinate  certificates  will be  enumerated  without a numerical  designation  to denote  inclusion in a particular  group,  such as Class M-1 and Class M-2. These  subordinate  certificates will receive  payments on the mortgage loans  included in the trust  established  for that series and will serve as credit  enhancement for all Senior Certificates of that series, as described in this term sheet supplement.

         References to the related  mortgage loans with respect to the subordinate  certificates in any Crossed  Transaction  will mean the mortgage loans.

         In addition to the Senior  Certificates  in a Crossed  Transaction,  except as is otherwise  set forth in any final term sheet and the  prospectus  supplement  for that  series,  each series of  certificates  will  include the  following  classes of  subordinate certificates:

o        Class M-1 Certificates;

o        Class M-2 Certificates;

o        Class M-3 Certificates;

o        Class B-1 Certificates;

o        Class B-2 Certificates; and

o        Class B-3 Certificates.

         As used in this term sheet supplement,  the Class M Certificates  refers to all of the Class M Certificates  issued as part of the series,  and the Class B  Certificates  refers to all of the Class B Certificates  issued as part of the series.  References to the related Class M Certificates,  or words or similar effect with respect to the Class B certificates or any class thereof,  will mean the
Class M Certificates in the related certificate group, in the case of a Stacked  Transaction,  and all of the Class M Certificates,  in
the case of a Crossed Transaction.

         Only the Senior  Certificates  and the Class M Certificates  of any series are offered  hereby.  See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

         The offered  certificates  of any series may consist of any one or a combination of the categories  described in  "Description of the Certificates--General" in the related base prospectus.

         The  certificates  of any series in the  aggregate  will  evidence  the entire  beneficial  ownership  interest in the related trust.  For any series, the trust will consist of:

o    the mortgage loans transferred to that trust;

o    with respect to any class of Insured Certificates of that series, any applicable reserve fund and any applicable rounding account;

o    cash deposited in respect of the mortgage loans transferred to that trust in the Custodial Account and in the Certificate  Account
     and belonging to the trust;

o    property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

o    any applicable primary insurance policies and primary hazard insurance policies; and

o    all proceeds of any of the foregoing.

         Except as is otherwise set forth in any final term sheet for any applicable  class of certificates  of any series,  the Senior
Certificates,  other than the Residual Certificates,  and the Class M Certificates for each series will be available only in book-entry form  through  facilities  of  The  Depository  Trust  Company,  or  DTC,  and  are  collectively  referred  to as the  DTC  registered certificates.  The DTC registered  certificates  will be issued,  maintained and  transferred on the book-entry  records of DTC and its participants.

         Except as is  otherwise  set forth in any final term sheet of any  applicable  class of  certificates  of any series,  the DTC registered  certificates for each series will be issued in minimum  denominations  of:  $100,000,  in the case of the Class A and Class
M-1  Certificates  of each series,  or $250,000 in the case of the Class M-2  Certificates  and Class M-3  Certificates of each series, and, in each case,  integral multiples of $1 in excess thereof;  $1,000 and integral multiples of $1,000 in excess thereof, in the case of Insured  Certificates of that series;  and an initial notional amount of $2,000,000,  and integral multiples of $1 in excess thereof in the case of any class of Interest  Only  Certificates  of that  series.  The  Residual  Certificates  will be issued in  registered, certificated  form in minimum  denominations  of a 20% percentage  interest,  except,  in the case of one Residual  Certificate of each class of Residual  Certificates for any series as otherwise  described in this term sheet supplement under "Material Federal Income Tax
Consequences."

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede
& Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain of the
Offered  Certificates--Definitive   Certificates."  Unless  and  until  definitive  certificates  are  issued  for  the  DTC  registered certificates under the limited circumstances described in this term sheet supplement:

o    all references to actions by  certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by
     DTC upon instructions from its participants; and

o    all references in this term sheet supplement to distributions,  notices, reports and statements to certificateholders with respect to the DTC registered  certificates  shall refer to  distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the DTC  registered  certificates,  for  distribution  to beneficial  owners by DTC in  accordance  with DTC procedures.

GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

         ACCRETION  DIRECTED  CERTIFICATES--For  any  series,  any class of Class A  Certificates  related  to any loan  group  that are categorized as Accretion Directed Certificates in any final term sheet for that class of certificates.

         ACCRETION  TERMINATION  DATE--For any class of Accretion  Directed  Certificates  included in a series,  the earlier of (a) the distribution  date on which the aggregate  Certificate  Principal  Balance of the  Accretion  Directed  Certificates  of that series is reduced to zero and (b) the Credit Support Depletion Date applicable to that class.

         ACCRUAL  CERTIFICATES--For  any series,  any class of Class A Certificates that are categorized as Accrual  Certificates in any final term sheet for that class of certificates.

         ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any specified  class or classes of Accrual  Certificates of any series and each distribution  date  preceding  the  Accretion  Termination  Date for that class,  an amount  equal to the  aggregate  amount of Accrued
Certificate  Interest on such class or classes  Accrual  Certificates  for that date which will be added to the  Certificate  Principal
Balance thereof, and distributed in the manner described under "Description of the  Certificates--Principal  Distributions on the Senior
Certificates"  to the holders of the related  class or classes of  Accretion  Directed  Certificates  of that  series as  principal  in reduction of the Certificate  Principal  Balances  thereof.  Any  distributions  of the Accrual  Distribution  Amount for any specified classes or classes of Accrual  Certificates  to the  related  class or classes  of  Accretion  Directed  Certificates  will  reduce the
Certificate  Principal  Balances of such  related  class or classes of  certificates  by that  amount.  The amount that is added to the
Certificate  Principal  Balances of any class of Accrual  Certificates will accrue interest at the pass-through rate for that class. On each distribution date on or after the Accretion  Termination Date for a class of Accretion  Directed  Certificates of any series,  the entire Accrued  Certificate  Interest on the related Accrual  Certificates  for that date will be payable to the holders of the related class of  certificates,  as interest to the extent not required to fully reduce the amounts of the Accretion  Directed  Certificates to zero on the Accretion  Termination  Date;  provided,  however,  that if the Accretion  Termination Date is the Credit Support Depletion
Date, the entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Accrual Certificates.

         ACCRUED  CERTIFICATE  INTEREST--With  respect to any distribution date and any class of offered  certificates of any series, an amount equal to (a) in the case of each class of offered  certificates of that series,  other than any Interest Only  Certificates  and
Principal Only  Certificates,  interest accrued during the related Interest Accrual Period on the Certificate  Principal Balance of the
certificates of that class,  immediately prior to that  distribution  date at the related  pass-through rate and (b) in the case of the
Interest Only  Certificates of that series,  interest accrued during the related Interest Accrual Period on the related Notional Amount immediately  prior to that  distribution date at the  then-applicable  pass-through  rate on that class for that distribution  date; in each case less interest  shortfalls on the mortgage loans in the related loan group included in the trust  established for that series, if any,  allocated  thereto for that  distribution  date to the extent not covered,  with respect to the Senior  Certificates  for that series,  by the  subordination  provided by the Class B Certificates  and Class M Certificates  of that series,  or the related Class B
Certificates  and Class M  Certificates  of that  series,  in a Stacked  Transaction,  and,  only with  respect to any class of Insured
Certificates of any series, by any applicable reserve fund and the additional credit enhancement  provided by the applicable  financial guaranty  insurance  policy for interest  shortfalls  on the mortgage  loans in the related loan group other than  Prepayment  Interest
Shortfalls or interest  shortfalls due to application of the Relief Act,  after  depletion of any  subordination,  and, with respect to the Class M Certificates,  to the extent not covered by the  subordination  provided by the Class B Certificates of that series, or the related Class B Certificates  of that series,  in the case of a Stacked  Transaction,  and any class or classes of Class M Certificates of that series,  or the related  Class M  Certificates  of that series,  in the case of a Stacked  Transaction  having a lower  payment priority, including in each case:

                  (i)      any  Prepayment  Interest  Shortfall on the mortgage  loans  included in the related group to the extent not covered by the master servicer as described in this term sheet  supplement  under  "Description  of the  Certificates--Interest
         Distributions";

                  (ii)     in the case of an Excess  Transaction,  the interest portions of Realized Losses for the related loan group, including  Excess  Special  Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses and  Extraordinary  Losses on the
         mortgage loans included in the trust established for that series not allocated through subordination;

                  (iii)    in the case of an Excess  Transaction,  the interest  portion of any Advances that were made with respect to delinquencies  on the mortgage loans included in the related loan group that were  ultimately  determined to be Excess Special
         Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (iv)     any other  interest  shortfalls on the mortgage  loans included in the related loan group not covered by the subordination  provided  by the  Class M  Certificates  or  Class  B  Certificates  of that  series,  or the  related  Class B
         Certificates and Class M Certificates of that series, in a Stacked  Transaction,  including  interest  shortfalls  relating to the Servicemembers Civil Relief Act, or similar legislation or regulations, all allocated as described below.

The related  Senior  Percentage  of such  reductions  in the case of the related loan group will be allocated  among the holders of the related Senior Certificates in proportion to the respective amounts of Accrued  Certificate  Interest that would have been payable from the related loan group on that  distribution  date absent these  reductions.  The remainder of these reductions will be allocated among the holders of the related  Class M  Certificates  and the Class B  Certificates  in proportion  to the  respective  amounts of Accrued
Certificate  Interest  that would have been payable on that  distribution  date absent these  reductions.  In the case of each class of
Class M Certificates,  Accrued Certificate  Interest on that class will be further reduced by the allocation of the interest portion of certain losses on the mortgage loans included in the trust established for that series,  if any, as described below under  "--Allocation of Losses;  Subordination."  Accrued  Certificate  Interest on each class of Senior  Certificates of any series related to a loan group
(other than any Principal Only Certificates)  will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVANCE--With  respect to any mortgage loan and any distribution  date, an amount equal to the scheduled  payments of principal and  interest  due on that  mortgage  loan  during the related  Due Period  which were not  received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and any series will be determined  separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

         -        the aggregate  amount of scheduled  payments on the mortgage  loans included in the related loan group due during the related Due Period and received on or prior to the related  determination date, after deduction of the related master servicing fees and any subservicing  fees,  which are  collectively  referred to as the servicing fees and payment of any premium and to the  applicable  Certificate  Insurer  with respect to any  financial  guaranty  insurance  policy related to that series;

         -        all unscheduled payments on the mortgage loans included in the related loan group,  including mortgagor  prepayments,
                  Insurance Proceeds,  Liquidation  Proceeds,  Subsequent Recoveries and proceeds from repurchases of and substitutions for these mortgage loans occurring  during the preceding  calendar month or, in the case of mortgagor  prepayments in full, during the related Prepayment Period;

         -        all Advances on the mortgage loans included in the related loan group made for that  distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer; and,

          -       with respect to a Crossed  Transaction,  any additional amounts to be included in the Available  Distribution  Amount with respect to such loan group from any other loan group as described under  "Principal  Distributions on the Senior
                  Certificates--Cross-Collateralization Mechanics in a Crossed Transaction."

         In addition to the foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage loans included in the trust established for that series, not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related  Available  Distribution  Amount for the  distribution  date in the month of  receipt,  but is not  obligated  to do so. As described in this term sheet supplement under "--Description of the  Certificates--Principal  Distributions on the Senior  Certificates,"
any amount with  respect to which such  election is so made shall be treated as having been  received on the last day of the  preceding calendar month for the purposes of calculating the amount of principal and interest  distributions to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any  distribution  date and each loan group,  the amount of Advances or
Servicing  Advances that were added to the outstanding  principal balance of the mortgage loans in that loan group during the preceding calendar  month and  reimbursed  to the  master  servicer  or  subservicer  on or prior to such  distribution  date,  plus the  related
Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed from any prior distribution date for that series and reimbursed to the master servicer or subservicer on or prior to such  distribution  date. The master  servicer or subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT--With respect to any distribution date and each loan group, the amount, if any, by which the amount of Advances or Servicing  Advances  that were added to the  principal  balance of the  mortgage  loans in that loan group during the preceding  calendar  month exceeds the amount of principal  payments on those  mortgage  loans included in the related
Available Distribution Amount for that series on that distribution date.

         CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect  to any  offered  certificate  of any  series,  other  than  the  Interest  Only
Certificates,  as of any date of  determination,  an amount equal to the sum of (x) the initial  Certificate  Principal Balance of that certificate  and (y) in the case of any class of Accrual  Certificates,  an amount equal to the Accrued  Certificate  Interest added to the Certificate  Principal Balance of that class of Accrual  Certificates on each  distribution date prior to the applicable  Accretion
Termination  Date,  reduced by the  aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that certificate  and (b) any reductions in the  Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection with  allocations of Realized Losses for that series in the manner  described in this term sheet  supplement,  provided that, after the
Certificate  Principal  Balances  of the  Class B  Certificates  for any  series,  or the  related  Class B  Certificates  in a Stacked
Transaction,  have been reduced to zero, the Certificate  Principal Balance of any certificate of the class of Class M Certificates for that series,  or the class of related Class M Certificates in a Stacked  Transaction,  outstanding with the highest payment priority to which  Realized  Losses,  other than, in the case of an Excess  Transaction,  Excess  Bankruptcy  Losses,  Excess Fraud Losses,  Excess
Special Hazard Losses and  Extraordinary  Losses,  on the mortgage loans  included in the trust  established  for that series have been allocated  shall be increased by the  percentage  interest  evidenced  thereby  multiplied by the amount of any  Subsequent  Recoveries thereon not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate
Principal Balance of that certificate,  and the Certificate Principal Balance of the class of certificates,  or related certificates in a Stacked  Transaction,  with a Certificate  Principal  Balance  greater than zero with the lowest  payment  priority  shall be further reduced by an amount equal to the percentage  interest  evidenced thereby  multiplied by the excess, if any, of (i) the  then-aggregate
Certificate  Principal  Balance of all classes of  certificates of that series then  outstanding  over (ii) the  then-aggregate  Stated
Principal Balance of all of the mortgage loans, or the related mortgage loans in a Stacked Transaction.

         CLASS M NET WAC RATE--With  respect to any distribution  date and any class of Class M Certificates,  a per annum rate equal to the weighted  average of the Senior Net WAC Rate for each related loan group  weighted on the basis of the  Subordinate  Component  for that related loan group.

         CREDIT SUPPORT DEPLETION  DATE--For any series that is a Crossed  Transaction,  the first distribution date on which the Senior
Percentage  equals 100%, and for any series that is a Stacked  Transaction and each loan group,  the first  distribution  date on which the aggregate  Certificate  Principal Balance of the related Class M Certificates and the related Class B Certificates has been reduced to zero.

         DECEASED  HOLDER--For any series with a class of Random Lot Insured  Certificates,  a beneficial  owner of a Random Lot Insured
Certificate of that class who was a natural  person living at the time that holder's  interest was acquired and whose executor or other authorized  representative  causes to be furnished to the  participant,  evidence of death  satisfactory to the participant and any tax waivers requested by the participant.

         DUE  DATE--With  respect to any  distribution  date and any  mortgage  loan,  the date  during the  related Due Period on which scheduled payments are due.

         DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

         EXCESS BANKRUPTCY  LOSSES--For any Crossed Transaction which is an Excess Transaction,  Bankruptcy Losses on the mortgage loans in excess of the Bankruptcy Amount for that series, and for any Stacked Transaction which is an Excess  Transaction,  Bankruptcy Losses on the mortgage loans included in any loan group in excess of the related Bankruptcy Amount.

         EXCESS FRAUD LOSSES--For any Crossed Transaction which is an Excess  Transaction,  Fraud Losses on the mortgage loans in excess of the Fraud  Loss  Amount for that  series,  and for any  Stacked  Transaction  which is an Excess  Transaction,  Fraud  Losses on the mortgage loans included in any loan group in excess of the related Fraud Loss Amount.

         EXCESS  SPECIAL  HAZARD  LOSSES--For  any Crossed  Transaction  which is an Excess  Transaction,  Special  Hazard Losses on the
mortgage  loans  in  excess  of the  Special  Hazard  Amount  for that  series,  and for any  Stacked  Transaction  which is an  Excess
Transaction, Special Hazard Losses on the mortgage loans included in any loan group in excess of the related Special Hazard Amount.

         EXCESS  TRANSACTION--A  Series of  certificates  whereby Fraud Losses,  Bankruptcy  Losses and Special  Hazard Losses up to the
Fraud Loss Amount,  Bankruptcy  Amount and Special Hazard Amount,  respectively,  and  Extraordinary  Losses are allocated as set forth herein in a manner distinct from Realized Losses (other than Fraud Losses,  Bankruptcy Losses,  Special Hazard Losses and Extraordinary
Losses).

         FINAL  DISPOSITION--With  respect  to a  defaulted  mortgage  loan,  a Final  Disposition  is  deemed to have  occurred  upon a determination  by the master  servicer that it has received all Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INSURED  CERTIFICATES--For  any series, any class of certificates  specified to be insured certificates in any final term sheet for that class of certificates.

         INTEREST ACCRUAL  PERIOD--With  respect to all class of certificates  and any  distribution  date, the calendar month preceding the month in which the  distribution  date occurs.  Notwithstanding  the foregoing,  the  distributions of interest on any distribution date for all classes of certificates will reflect interest accrued,  and receipts for that interest accrued,  on the mortgage loans for the preceding  calendar month, as may be reduced by any Prepayment  Interest  Shortfall and other shortfalls in collections of interest to the extent described in this term sheet supplement.

         INTEREST ONLY  CERTIFICATES--For  any series,  any class of Class A Certificates  specified to be interest only certificates in any final term sheet for that class of certificates.

         NET MORTGAGE  RATE--As to a mortgage loan included in the trust  established  for any series,  the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

         NOTIONAL  AMOUNT--With  respect to any date of  determination,  the Notional Amount of any class of Interest Only  Certificates included in that series will be the notional  amount set forth in any final term sheet for that class of  certificates.  Reference to a
Notional  Amount is solely for  convenience  in specific  calculations  and does not represent  the right to receive any  distributions allocable to principal.

         PRINCIPAL  ONLY  CERTIFICATES--For  any  series,  any  other  class of Class A  Certificates  specified  to be  principal  only certificates in any final term sheet for that class of certificates.

         RANDOM LOT  INSURED  CERTIFICATES--For  any series,  any class of Insured  Certificates  of that  series  subject to random lot procedures and special rules regarding the procedures,  practices and  limitations  applicable to the  distribution of principal on the related mortgage loans, as described in this term sheet supplement and any final term sheet for that class.

         RECORD DATE--With  respect to any  certificates  and any  distribution  date, the close of business on the last business day of the month next preceding the calendar month in which the Distribution Date occurs.

         ROUNDING  ACCOUNT--For  any series  with a class of Random Lot  Insured  Certificates,  a  non-interest  bearing  account to be established on the closing date for that series as more fully described in any final term sheet for that class.

         SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE--For  each loan  group of any series and with  respect to any  distribution  date occurring  during the first  seven  years  following  the closing  date for that  series,  100%.  The Senior  Accelerated  Distribution
Percentage  for any loan group for any  distribution  date  occurring  after the first seven years  following the closing date for that series will be as follows:

         -        with respect to any  distribution  date during the eighth year after the closing  date for that  series,  the related
                  Senior Percentage on that distribution date plus 70% of the related Subordinate Percentage on that distribution date;

         -        with  respect to any  distribution  date during the ninth year after the  closing  date for that  series,  the Senior
                  Percentage on that distribution date plus 60% of the related Subordinate Percentage on that distribution date;

         -        with  respect to any  distribution  date during the tenth year after the closing  date for that  series,  the related
                  Senior Percentage on that distribution date plus 40% of the related Subordinate Percentage on that distribution date;

         -        with respect to any  distribution  date during the eleventh  year after the closing date for that series,  the Senior
                  Percentage on that distribution date plus 20% of the related Subordinate Percentage on that distribution date; and

         -        with respect to any distribution date for that series thereafter,  the related Senior Percentage on that distribution date.

         Any  scheduled  reduction to the Senior  Accelerated  Distribution  Percentage  for a loan group,  described in the  preceding paragraph, shall not be made as of any distribution date unless:

                  (a)      in the case of a Stacked  Transaction,  the outstanding  principal  balance of mortgage loans in the related loan group  delinquent  60 days or more  averaged  over the last six months,  as a  percentage  of the  aggregate  outstanding
         Certificate  Principal Balance of the related Class M Certificates and Class B Certificates,  is less than 50%, or in the case of a Crossed  Transaction,  the outstanding  principal  balance of the mortgage loans included in any loan group delinquent 60 days or more averaged over the last six months,  as a percentage of the aggregate  outstanding  Certificate  Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%, and

                  (b)      Realized Losses on the mortgage loans included in any loan group, in the case of a Crossed  Transaction,  or on the mortgage loans in the related loan group, in the case of a Stacked  Transaction,  to date for that  distribution  date, if occurring during the eighth,  ninth, tenth,  eleventh or twelfth year, or any year thereafter,  after the closing date, are less than 30%, 35%, 40%, 45%, or 50%,  respectively,  of the sum of the initial Certificate  Principal Balances of the Class M
         Certificates  and  Class  B  Certificates,  in a  Crossed  Transaction,  or the  related  Class  M  Certificates  and  Class B
         Certificates in a Stacked Transaction.

         Notwithstanding the foregoing, in the case of a Crossed Transaction, if:

-        the weighted average of the Subordinate Percentages for all loan groups is equal to or in excess of twice the initial weighted average of the Subordinate Percentages for all loan groups; and

-        the outstanding principal balance of mortgage loans included in any loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and
         Class B Certificates, does not exceed 50%; and

-        for any distribution date during the first three years following the closing date for that series, cumulative Realized
         Losses on the mortgage loans included in any loan group do not exceed 20% of the sum of the initial Certificate Principal
         Balances of the Class M Certificates and Class B Certificates, and thereafter, cumulative Realized Losses on the mortgage loans included in any loan group do not exceed 30% of the sum of the initial Certificate Principal Balances of the Class M
         Certificates and Class B Certificates,

         then on any  distribution  date  during the first  three  years  following  the  closing  date for that  series,  each  Senior
Accelerated  Distribution  Percentage for that  distribution  date will equal the related Senior  Percentage for that distribution date plus 50% of the related  Subordinate  Percentage for that  distribution  date, and on any distribution date after the first three years following the closing date for that series, each Senior Accelerated  Distribution  Percentage for that distribution date will equal the related Senior Percentage for that distribution date.

         Notwithstanding the foregoing, in the case of a Stacked Transaction, if:

-        the Subordinate Percentages for the related loan group is equal to or in excess of twice the initial Subordinate Percentage for that loan group; and

-        the outstanding principal balance of mortgage loans included in the related loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the related Class M
         Certificates and Class B Certificates, does not exceed 50%; and

-        for any distribution date during the first three years following the closing date for that series, cumulative Realized
         Losses on the mortgage loans included in the related loan group do not exceed 20% of the sum of the initial Certificate
         Principal Balances of the related Class M Certificates and Class B Certificates, and thereafter, cumulative Realized Losses on the mortgage loans included in the related loan group do not exceed 30% of the sum of the initial Certificate Principal
         Balances of the related Class M Certificates and Class B Certificates,

         then on any  distribution  date  during  the first  three  years  following  the  closing  date for that  series,  the  Senior
Accelerated  Distribution  Percentage for that loan group on that  distribution  date will equal the related Senior Percentage for that distribution date plus 50% of the related  Subordinate  Percentage for that  distribution  date, and on any distribution date after the first three years following the closing date for that series,  the Senior  Accelerated  Distribution  Percentage for that loan group on that distribution date will equal the related Senior Percentage for that distribution date.

         Notwithstanding the foregoing,  in the case of a Crossed Transaction,  if on any distribution date the weighted average of the
Senior  Percentages for all loan groups,  weighted on the basis of the Stated Principal  Balances of the mortgage loans included in any loan group,  exceeds the weighted average of the initial Senior  Percentages,  calculated on such basis, each of the Senior Accelerated
Distribution Percentages for that distribution date will once again equal 100%.

         Notwithstanding the foregoing,  in the case of a Stacked Transaction,  if on any distribution date the Senior Percentage for a loan  group  exceeds  the  initial  Senior  Percentage,  the Senior  Accelerated  Distribution  Percentage  for that loan group on that distribution date will once again equal 100%.

         Notwithstanding the foregoing,  upon reduction of the Certificate  Principal Balances of the Senior Certificates  related to a loan group to zero, the Senior Accelerated Distribution Percentage for that loan group will equal 0%.

         SENIOR INTEREST  DISTRIBUTION  AMOUNT--For any group of certificates in any series and with respect to any  distribution  date, the aggregate amount of Accrued  Certificate  Interest to be distributed to the holders of the related group of Senior Certificates for that series on that distribution date, including any Accrual Distribution Amount on any related class.

         SENIOR NET WAC  RATE--With  respect to any  distribution  date and each loan group,  the  weighted  average of the Net Mortgage
Rates of the mortgage  loans in the related loan group as of the end of the calendar  month  immediately  preceding  the month in which such distribution date occurs.

         SENIOR  PERCENTAGE--For  each loan group of any series and with respect to each distribution  date, the percentage equal to the aggregate  Certificate  Principal  Balance of the related group of Senior  Certificates  immediately  prior to that  distribution  date divided by the aggregate Stated  Principal  Balance of all of the mortgage loans included in the related loan group  immediately  prior to that  distribution  date. The Senior  Percentage will initially  equal the approximate  percentage set forth in any final term sheet for that  series and will in no event  exceed  100%.  The Senior  Percentage  for each loan group will also be referred to in this term sheet supplement as the related Senior Percentage.

         SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--For each loan group of series and with respect to any distribution  date, the lesser of
(a) the balance of the related Available  Distribution Amount remaining after the related Senior Interest  Distribution Amount has been distributed and (b) the sum of:

                  (i)      the product of (A) the  then-applicable  related  Senior  Percentage  and (B) the aggregate of the following amounts:

                           (1)      the principal  portion of all scheduled  monthly payments on the mortgage loans in that loan group, due during the related Due Period,  whether or not received on or prior to the related  determination  date, less the principal portion of Debt Service  Reductions,  which together with other Bankruptcy Losses on the related loan group are in excess of the related Bankruptcy Amount;

                           (2)      the principal  portion of all proceeds of the  repurchase of a mortgage loan in that loan group or, in the case of a  substitution,  amounts  representing a principal  adjustment as required by the related pooling and servicing agreement during the preceding calendar month; and

                           (3)      the  principal  portion of all other  unscheduled  collections  received in respect of the mortgage loans in that loan group including  Subsequent  Recoveries,  received during the preceding calendar month, other than full and partial mortgagor  prepayments and any amounts received in connection with a Final Disposition of a mortgage loan in the related loan group described in clause (ii) below, to the extent applied as recoveries of principal;

                  (ii)     in  connection  with the Final  Disposition  of a mortgage  loan in that loan group (x) that occurred in the preceding  calendar  month and (y) in the case of an Excess  Transaction,  that did not result in any related  Excess  Special
         Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of:

                           (1)      the  then-applicable  related Senior  Percentage of the Stated  Principal  Balance of that mortgage loan; and

                           (2)      the then-applicable  related Senior Accelerated  Distribution Percentage of the related unscheduled collections  on the  mortgage  loans  included in that loan  group,  including  Insurance  Proceeds  and  Liquidation
                  Proceeds, to the extent applied as recoveries of principal;

                  (iii)    the  then-applicable  related  Senior  Accelerated  Distribution  Percentage of the aggregate of all partial mortgagor  prepayments  on the  mortgage  loans in that loan group made  during the  preceding  calendar  month and  mortgagor prepayments in full made during the related Prepayment Period in respect of the mortgage loans in the related loan group;

                  (iv)     any  additional  amounts  from the other loan  groups to be included  in the Senior  Principal  Distribution
         Amount  with  respect to such loan  group  pursuant  to the first  paragraph  under  "--Principal  Distributions  on the Senior
         Certificates--Cross-Collateralization Mechanics in Crossed Transactions"; and

                  (v)      any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i)
         through  (iii)  above that remain  undistributed  to the extent that any of those  amounts  are not  attributable  to Realized
         Losses  which  were  allocated  to the  Class M  Certificates  or Class B  Certificates,  or the  related  Class M and Class B
         Certificates, in a Stacked Transaction; minus

                  (vi)     the related  Capitalization  Reimbursement Amount for that series on such distribution date, multiplied by a fraction,  the numerator of which is the related Senior  Principal  Distribution  Amount for that series on such  distribution date,  without  giving  effect to this clause (vi),  and the  denominator  of which is the sum of the  principal  distribution amounts for all classes of certificates derived from the related Available  Distribution Amount,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

         SENIOR SUPPORT  CERTIFICATES--For  any series,  any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

         SUBORDINATE  COMPONENT--With  respect to each loan group and any distribution  date, the aggregate Stated Principal  Balance of the mortgage  loans in that loan group for that  distribution  date minus the aggregate  Certificate  Principal  Balance of the related
Senior Certificates immediately prior to that distribution date.

         SUBORDINATE  PERCENTAGE--For  any loan group and as of any date of  determination  a percentage  equal to 100% minus the Senior
Percentage for that loan group as of that date.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

         SUPER  SENIOR  CERTIFICATES--For  any series,  any class of Class A  Certificates  of any series  specified  to be super senior certificates in any final term sheet for that class of certificates.

         SUPER SENIOR OPTIMAL  PERCENTAGE--For  any specified class or classes of Super Senior  Certificates of any series and as to any distribution date on or after the applicable Credit Support  Depletion Date for that class, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal  Balance of those Super Senior  Certificates  immediately  prior to that  distribution date and the denominator of which is the aggregate Certificate  Principal Balance of the related Senior Certificates  immediately prior to that distribution date.

         SUPER SENIOR OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--For any specified  class or classes of Super Senior  Certificates of any series and as to any  distribution  date on or after the applicable  Credit  Support  Depletion Date for that class and with respect to those Super  Senior  Certificates,  an amount  equal to the product of (a) the related  Super  Senior  Optimal  Percentage  and (b) the amounts described in clause (b) of the definition of related Senior Principal Distribution Amount for that series.

INTEREST DISTRIBUTIONS

         Holders of each class of Senior  Certificates  of any series other than the Principal  Only  Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate  Interest on that class on each distribution date, to the extent of the related Available  Distribution  Amount on that distribution date,  commencing on the first distribution date in the case of all classes of Senior Certificates of that series entitled to interest  distributions,  other than any class of Accrual Certificates of that series, and commencing on the Accretion Termination Date for that class in the case of those Accrual Certificates.

         Holders of each class of Class M Certificates of any series will be entitled to receive  interest  distributions  in an amount equal to the Accrued Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution Amount for the related loan group, in the case of a Stacked  Transaction,  and each related loan group, in the case of a Crossed  Transaction, on that distribution date after  distributions of interest and principal to the related Senior  Certificates,  reimbursements  for some
Advances on the mortgage  loans to the master  servicer and  distributions  of interest and  principal to any class of related  Class M
Certificates of that series having a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the related mortgage loans allocable  thereto.
However,  in the event that any such interest  shortfall on the mortgage loans is allocated to a related class of Insured  Certificates of that series,  the amount of such  allocated  interest  shortfall,  subject to any  applicable  limitations,  will be drawn under the applicable  financial  guaranty  insurance policy for that class and distributed to the holders of that class of Insured  Certificates;
provided that:

                   (i)     no such draw will be made in respect of any such  shortfall  on the  related  mortgage  loans  caused by the
          Relief Act or similar legislation or regulations; and

                   (ii)    no such draw will be made in respect of any Prepayment Interest Shortfall on the related mortgage loans.

          Shortfalls  described  in  clauses  (i) and (ii)  with  respect  to the  mortgage  loans  related  to that  class of  Insured
Certificates  may be covered by any amounts  available in any applicable  reserve fund for that class,  if any,  described in any final term  sheet for that  class.  Notwithstanding  the  foregoing,  if  payments  are not made as  required  under the  financial  guaranty insurance policy for any class of Insured  Certificates of any series or if not otherwise covered by the applicable  financial guaranty insurance  policy,  any interest  shortfalls on the mortgage  loans in the related loan group may be allocated to that class of Insured
Certificates as set forth in the definition of "Accrued Certificate Interest."

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is  distributed  on  prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         However,  with respect to any distribution date for any series,  any Prepayment  Interest  Shortfalls on the mortgage loans in the related loan group  resulting from  prepayments  in full or  prepayments in part made during the preceding  calendar month that are being distributed to the  certificateholders  of that series on that distribution date will be offset by the master servicer,  but only to the extent those  Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the
Stated Principal Balance of the mortgage loans in the related loan group  immediately  preceding that distribution date and (b) the sum of the master  servicing fee payable to the master servicer for its master  servicing  activities and  reinvestment  income received by the master  servicer on amounts  payable with respect to the mortgage  loans in the related loan group on that  distribution  date.  No assurance can be given that the master  servicing  compensation  available to cover Prepayment  Interest  Shortfalls will be sufficient therefor.  Any  Prepayment  Interest  Shortfalls  which are not  covered by the master  servicer on any  distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and Servicing  Agreement--Servicing  and Other  Compensation  and Payment of
Expenses" in this term sheet supplement.

         If on any distribution date the related Available  Distribution  Amount for each loan group of any series is less than Accrued
Certificate  Interest on the related Senior  Certificates  of that series for that  distribution  date, the shortfall will be allocated among the holders of all classes of related  Senior  Certificates  in proportion  to their  respective  amounts of Accrued  Certificate
Interest for that  distribution  date.  In addition,  the amount of any such interest  shortfalls on the mortgage  loans in the related loan group that are covered by  subordination,  specifically,  interest  shortfalls  not  described  in clauses (i) through (iv) in the definition of Accrued Certificate  Interest,  will be unpaid Accrued  Certificate  Interest and will be distributable to holders of the certificates  of that series  entitled to those amounts on subsequent  distribution  dates, in each case to the extent of the Available
Distribution  Amount  for the  related  loan  group for that  series  after  interest  distributions  as  described  in this term sheet supplement.

         These interest  shortfalls  could occur,  for example,  if delinquencies on the related mortgage loans included in the related loan group were  exceptionally  high and were  concentrated in a particular month and Advances by the master servicer did not cover the shortfall.  Any amounts so carried  forward will not bear interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation of the master servicer or otherwise,  except to the limited extent  described in the third preceding  paragraph with respect to Prepayment Interest Shortfalls.

         Prior to the  distribution  date on which the Accretion  Termination  Date for any class of any series with a class of Accrual
Certificates  occurs,  interest shortfalls  allocated to each class of Accrual  Certificates of that series will reduce the amount that is added to the Certificate  Principal Balance of that class in respect of Accrued Certificate  Interest on that distribution date, and will result in a  corresponding  reduction of the amount  available  for  distribution  relating to  principal on the related  class or classes of Accretion  Directed  Certificates and will cause the Certificate  Principal  Balance of those  certificates to be reduced to zero  later than would  otherwise  be the case.  See  "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement.
Because any interest  shortfalls on the mortgage loans in the related loan group  allocated to a class of Accrual  Certificates  of any series prior to the  distribution  date on which the Accretion  Termination  Date for that class occurs will result in the  Certificate
Principal  Balance of that class being less than they would otherwise be, the amount of Accrued  Certificate  Interest that will accrue on that class in the future and the amount that will be  available  for  distribution  relating to  principal  on the related  class or classes of Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

         The pass-through  rates on all classes of offered  certificates of any series will be as described in any final term sheet for a class of certificates.

         The pass-through  rate on the classes of Class A Certificates  related to each loan group on any distribution  date will equal the related Senior Net WAC Rate for such loan group,  and the pass-through  rate on any classes of Class M Certificates  will equal the related Class M Net WAC Rate, in each case except as is otherwise set forth in any final term sheet for that class.

         As described in this term sheet supplement,  the Accrued  Certificate  Interest allocable to each class of certificates of any series,  other than the Principal Only Certificates,  which are not entitled to distributions of interest,  is based on the Certificate
Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior  Certificates of any series,  other than the Interest Only  Certificates,  which are not entitled to distributions  of  principal,  will be entitled to receive on each  distribution  date,  in the  priority  described in this term sheet supplement  and any final term sheet for that  series and to the extent of the  portion of the related  Available  Distribution  Amount remaining after the distribution of the related Senior Interest  Distribution  Amount,  other than any Accrual  Distribution  Amount, a distribution  allocable to principal equal to the sum of the related Senior Principal  Distribution  Amount and any applicable  Accrual
Distribution Amount for a class of Accrual Certificates in the related Certificate Group.

         After  distribution of the related Senior  Interest  Distribution  Amount,  other than any Accrual  Distribution  Amount for a class of Accrual  Certificates in the related  Certificate  Group,  distributions of principal on each group of Senior  Certificates on each distribution date will be made as follows:

         (a)      For each group of  certificates,  prior to the  occurrence of the applicable  Credit Support  Depletion Date for that loan group:

(1)      any  Accrual  Distribution  Amount for a class of Accrual  Certificates  related to that loan group shall be  distributed  (x)
         first, to the related class or classes of Accretion  Directed  Certificates in reduction of the Certificate  Principal Balance thereof,  until the  Certificate  Principal  Balance  thereof has been  reduced to zero,  in  accordance  with the priority of payment  set forth in any final  term  sheet for that  class,  and (y)  second,  to the  related  class or  classes of Accrual
         Certificates,  in reduction of the Certificate  Principal Balances thereof,  until the Certificate  Principal Balances thereof have been reduced to zero; and

(2)      the related  Senior  Principal  Distribution  Amount shall be  distributed  to the Class A  Certificates  related to that loan group, other than any Interest Only Certificates, in the order of priority described in any final term sheet for that series.

         (b)      On or after the  occurrence of the Credit  Support  Depletion  Date for any loan group of any series,  all priorities relating to  distributions  as described in clause (a) above relating to principal among the Senior  Certificates  related to that loan group will be  disregarded.  Instead,  an amount  equal to the related  Senior  Principal  Distribution  Amount for that series will be distributed to the related Senior  Certificates  of that series  remaining,  pro rata in accordance with their  respective  outstanding
Certificate  Principal  Balances;  provided,  however,  that, to the extent set forth in any final term sheet for any applicable class, until reduction of the Certificate  Principal Balance of any class or classes of Super Senior  Certificates  related to that loan group to zero, the aggregate amount  distributable  to any related class or classes of Senior Support  Certificates and such class or classes of Super Senior  Certificates in respect of the aggregate  Accrued  Certificate  Interest thereon and in respect of their aggregate pro rata portion of the related  Senior  Principal  Distribution  Amount will be  distributed  among those  certificates  in the  following priority:  first,  to such class or classes of Super Senior  Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  second,  to the related  class or classes of Super Senior  Certificates,  up to an amount  equal to the related  Super Senior
Optimal Principal  Distribution  Amount, in reduction of the Certificate  Principal  Balance thereof,  until the Certificate  Principal
Balance  thereof has been reduced to zero;  third,  to the related  class or classes of Senior  Support  Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and fourth, to the related class or classes of Senior Support  Certificates,  the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

         (c)      After reduction of the Certificate  Principal Balances of the Senior  Certificates in a Certificate Group to zero but prior to the Credit Support  Depletion  Date for the related loan group,  the Senior  Certificates  in that  Certificate  Group will be entitled  to no further  distributions  of  principal  and the  related  Available  Distribution  Amount for that  series will be paid, subject,  in the case of a Crossed  Transaction,  to the allocation of any payments to the Senior Certificates in any other Certificate
Group as described under  "--Cross-Collateralization  Mechanics in a Crossed  Transaction"  below,  solely to the holders of the Class M
Certificates and Class B Certificates,  or the related Class M and B Certificates in a Stacked  Transaction,  in each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

         Notwithstanding  the foregoing in the case of any Crossed  Transaction,  on any  distribution  date prior to the occurrence of the Credit  Support  Depletion  Date that occurs  after the  reduction of the  aggregate  Certificate  Principal  Balance of the Senior
Certificates of any Certificate Group to zero, the outstanding  Senior  Certificates of the other  Certificate  Groups will be entitled to receive 100% of the mortgagor  prepayments  on the mortgage  loans in the loan group related to Senior  Certificates  that have been fully paid, which amount shall be allocated,  pro rata, between those Certificate Groups based on the aggregate  Certificate  Principal
Balance of the related  Senior  Certificates.  Such amounts  allocated to Senior  Certificates  shall be treated as part of the related
Available  Distribution  Amount and  distributed as part of the related Senior  Principal  Distribution  Amount in accordance  with the priorities  set forth in clause (a)(2) under  "Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates"
above, in reduction of the Certificate  Principal Balances thereof.  Notwithstanding the foregoing,  remaining Senior Certificates will not be entitled to receive  mortgagor  prepayments on the mortgage loans in a loan group related to Senior  Certificates that have been fully paid if the  following two  conditions  are  satisfied:  (1) the weighted  average of the  Subordinate  Percentages  for all loan groups for such  distribution  date,  weighted on the basis of the Stated Principal  Balances of the mortgage loans in the related loan group,  is at least two times the weighted  average of the initial  Subordinate  Percentages  for all loan groups,  calculated  on that basis and (2) the  outstanding  principal  balance of the mortgage  loans in all loan groups  delinquent  60 days or more days averaged over the last six months, as a percentage of the aggregate  outstanding  Certificate  Principal Balance of the Class M Certificates and
Class B Certificates, is less than 50%.

         In addition,  on any  distribution  date prior to the occurrence of the Credit  Support  Depletion Date on which the aggregate
Certificate  Principal  Balance of the Senior  Certificates of any  Certificate  Group is greater than the aggregate  Stated  Principal
Balance  of the  mortgage  loans in the  related  loan  group in each case  after  giving  effect to  distributions  to be made on such distribution date, (1) 100% of the mortgagor  prepayments  otherwise  allocable to the Class M Certificates and Class B Certificates on
the mortgage loans in the other loan groups will be distributed to such  undercollateralized  Senior  Certificates  in accordance  with the  priorities  set forth above in clause (a)(2) under  "--Principal  Distributions  on the Senior  Certificates,"  in reduction of the
Certificate  Principal  Balances thereof,  until the aggregate  Certificate  Principal Balance of such Senior  Certificates  equals the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group and (2) an amount equal to one month's interest at the  pass-through  rate for such  undercollateralized  Senior  Certificates on the amount of such  difference will be distributed,  pro rata, from the Available  Distribution  Amount for the other loan groups  otherwise  allocable to the Class M Certificates  and Class B
Certificates,  based on such amounts  otherwise  allocable to the Class M Certificates and Class B Certificates,  as follows:  first to pay any unpaid interest on such  undercollateralized  Senior Certificates and then to pay principal on those certificates in the manner described  in (1)  above.  If more than one  group of Senior  Certificates  is  undercollateralized  on a  distribution  date,  amounts distributable  to such groups pursuant to the preceding  sentence will be allocated among such groups,  pro rata, based upon the amount by which the  aggregate  Certificate  Principal  Balance of each such group  exceeds  the  aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group.

PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

         A class of Insured  Certificates  for any series may be subject to random lot  procedures  and  special  rules  regarding  the procedures,  practices and limitations  applicable to the distribution of principal on the mortgage loans in the related loan group for that series.

         General.  Beneficial owners of any class of Random Lot Insured  Certificates  have the right to request that  distributions of principal  be made with respect to their  certificates  on any  distribution  date on which that class of  certificates  is entitled to receive  distributions of principal.  As to  distributions of principal among holders of any class of Random Lot Insured  Certificates,
Deceased  Holders  who request  distributions  will be entitled to first  priority,  and  beneficial  owners of any class of Random Lot
Insured  Certificates  other than Deceased  Holders,  referred to as Living Holders,  who request  distributions  will be entitled to a second priority.

         Prospective  certificateholders  in any  class of  Random  Lot  Insured  Certificates  of any  series  should  be  aware  that distributions  of  principal  on those  certificates  may be  significantly  earlier or later than the date that may be desired by that certificateholder.  All such  requested  distributions  are subject to the  priorities  described  below under  "--Priority of Requested
Distributions"  and are further subject to the limitation  that they be made (i) only in lots equal to integral  multiples of $1,000 of the related initial  Certificate  Principal Balance,  each such certificate  referred to as an Individual Insured  Certificate and (ii)
only to the extent that the portion of the Senior  Principal  Distribution  Amount for the related loan group allocated to any class of
Random Lot Insured  Certificates on the applicable  distribution date (plus any amounts available from the related Rounding Account for that series) provides  sufficient funds for such requested  distributions.  To the extent that amounts  available for  distributions in respect of  principal on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the requests made by Deceased  Holders and Living Holders for principal  distributions  applicable to that  distribution  date, such excess amounts  will be  distributed  to the  beneficial  owners of any class of Random Lot Insured  Certificates  by random lot, as described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

         On each  distribution  date on which amounts are available for distribution in reduction of the Certificate  Principal Balance of any class of Random Lot Insured  Certificates of any series,  the aggregate  amount allocable to such  distributions  for that class will be rounded, as necessary,  to an amount equal to an integral multiple of $1,000,  except as provided below, in accordance with the limitations  set forth in this term sheet  supplement.  Such  rounding will be  accomplished  on the first  distribution  date on which distributions  of principal on that class of Random Lot Insured  Certificates are made by withdrawing from the related Rounding Account for that series the amount of funds,  if any,  needed to round the amount  otherwise  available for that  distribution  with respect to that class of Random Lot Insured  Certificates  upward to the next higher integral multiple of $1,000. On each succeeding  distribution date on which  distributions  of  principal  on that class of Random Lot Insured  Certificates  are to be made,  the  aggregate  amount allocable  to that class of Random Lot  Insured  Certificates  will be applied  first to repay any funds  withdrawn  from the  Rounding
Account for that series on the prior  distribution  date,  and then the remainder of such allocable  amount,  if any, will be similarly rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the Certificate
Principal Balance of that class of Random Insured Lot Certificates.  This process will continue on succeeding  distribution dates until the  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  has been reduced to zero.  Thus,  the aggregate distribution  made in  reduction  of the  Certificate  Principal  Balance  of that  class of Random Lot  Insured  Certificates  on each distribution date may be slightly more or less than would be the case in the absence of such rounding  procedures,  but such difference will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions  made in reduction of the Certificate  Principal  Balance of any class of Random Lot Insured  Certificates of any series,  through any distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

         Notwithstanding  any provisions in this term sheet supplement to the contrary,  on each  distribution date following the first distribution date on which any Realized Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution  in reduction of the  Certificate
Principal Balance of the Insured  Certificates  will be made pro rata among the holders of the Insured  Certificates in accordance with the  outstanding  Certificate  Principal  Balance  and will not be made in  integral  multiples  of $1,000  or  pursuant  to  requested distributions or mandatory distributions by random lot.

         There is no assurance  that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted a request for a distribution  will receive the  distribution  at any particular time after the  distribution is requested,  since there can be no assurance  that funds will be available for making those  distributions  on any  particular  distribution  date,  or, even if funds are available for making principal  distributions on that class of Random Lot Insured  Certificates,  that such  distributions will be made to any particular  beneficial owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for  mandatory  distributions  described  below  under  "--Mandatory  Distributions  of  Principal  on any Class of Random  Lot  Insured
Certificates,"  there can be no assurance that on any  distribution  date on which the funds  available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount of  distributions  requested  by  beneficial owners of certificates of that class, any particular  beneficial owner will receive a principal  distribution  from those excess funds.
THUS,  THE  TIMING OF  DISTRIBUTIONS  IN  REDUCTION  OF THE  CERTIFICATE  PRINCIPAL  BALANCE  FOR ANY  PARTICULAR  RANDOM  LOT  INSURED
CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR  DISTRIBUTION  BY A DECEASED HOLDER OR A LIVING HOLDER,  IS HIGHLY  UNCERTAIN
AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

         Priority of Requested  Distributions.  Subject to the  limitations  described  in this term sheet  supplement,  including  the timing  and  the  order  of the  receipt  of the  request  for  distributions  as  described  below  under  "--Procedure  for  Requested
Distributions,"  beneficial  owners of any class of Random  Lot  Insured  Certificates  of any series  have the right to  request  that distributions be made in reduction of the Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which distributions  in  reduction of the  Certificate  Principal  Balance of any class of Random Lot Insured  Certificates  are made,  those distributions  will be made in the  following  order of  priority  among the  beneficial  owners of that  class:  (i) any  request by a
Deceased Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder, in an amount up to but not  exceeding  $10,000 per request.  Thereafter,  distributions  will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000,  respectively.  This sequence of priorities will be repeated for each request for principal  distributions made by the beneficial owners of any class of Random Lot Insured Certificates of any series until all such requests have been honored.

         Procedure  for  Requested  Distributions.  Under  the  current  procedures  of  DTC,  a  beneficial  owner  may  request  that distributions in reduction of the Certificate  Principal Balance of its Random Lot Insured  Certificates be made on a distribution date by delivering a written  request for those  distributions  to the  participant  or indirect  participant  that maintains the beneficial owner's account with respect to that class of Random Lot Insured  Certificates so that such request is received by the trustee from DTC on DTC's  "participant  terminal  system" on or before the close of business on the last  business day of the month next  preceding the month in which the related  distribution  date  occurs,  or the record  date for such  distribution  date.  In the case of a request on behalf of a Deceased Holder,  appropriate  evidence of death and any tax waivers are required to be forwarded to the participant  under separate  cover.  Furthermore,  those  requests of Deceased  Holders that are  incomplete  may not be honored by the  participant.  The participant  shall forward a  certification  satisfactory to the trustee for that series  certifying the death of the beneficial  owner and the receipt of the appropriate  death and tax waivers.  The participant  should in turn make the request of DTC (or, in the case of an indirect  participant,  such firm must notify the related participant of such request,  which participant should make the request of
DTC) on DTC's participant  terminal system.  The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for  distributions  received by it on the same day. None of the master servicer,  the depositor,  the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or withdrawals of those distributions  to the trustee or for any changes  made to the  procedures  described  herein by DTC,  any  participant  or any indirect participant.  Requests for  distributions  are to be honored in the order of their receipt (subject to the priorities  described in the previous  paragraph).  The exact  procedures  to be followed by the trustee for  purposes of  determining  the order of receipt of such requests will be those established from time to time by DTC.  Requests for distributions of principal  received by DTC and forwarded to the  trustee on DTC's  participant  terminal  system  after the record  date for such  distribution  date and  requests  for  principal distributions  received in a timely manner but not accepted with respect to a given  distribution date, will be treated as requests for distributions  on the next  succeeding  distribution  date and each  succeeding  distribution  date  thereafter  until each  request is accepted or is withdrawn as described  below.  Each request for  distributions in reduction of the Certificate  Principal  Balance of a
Random Lot Insured  Certificate of any series submitted by a beneficial  owner of that  certificate  will be held on DTC's  participant terminal  system until such request has been accepted by the trustee or has been withdrawn by the  participant in writing.  Each Random
Lot Insured  Certificate of any series covered by that request will continue to bear interest at the related  pass-through rate through the Interest Accrual Period related to such distribution date.

         In the case of a request on behalf of a Deceased Holder, the related participant shall forward  certification  satisfactory to the trustee  certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers.  Random Lot Insured
Certificates of any series  beneficially owned by tenants by the entirety,  joint tenants or tenants in common will be considered to be beneficially  owned by a single  owner.  The death of a tenant by the  entirety,  joint tenant or tenant in common will be deemed to be the death of the beneficial  owner,  and the Random Lot Insured  Certificates of any series so  beneficially  owned will be eligible to request priority with respect to  distributions in reduction of the Certificate  Principal  Balance of those  certificates,  subject to the  limitations  stated in this term sheet  supplement.  Any Random Lot  Insured  Certificates  beneficially  owned by a trust will be considered to be beneficially  owned by each beneficiary of the trust to the extent of such beneficiary's  beneficial  interest in that trust, but in no event will a trust's  beneficiaries  collectively be deemed to be beneficial owners of a number of Individual  Insured
Certificates  greater than the number of Individual  Insured  Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a  beneficial  owner of the Random Lot  Insured  Certificates  of any series  beneficially owned by the trust but only to the extent of such beneficiary's  beneficial  interest in that trust. The death of an individual who was a tenant by the entirety,  joint tenant or tenant in common in a tenancy which is the  beneficiary  of a trust will be deemed to be the death of the beneficiary of the trust.  The death of a person who,  during his or her lifetime,  was entitled to  substantially  all of the beneficial  ownership  interests in Random Lot Insured  Certificates of any series will be deemed to be the death of the beneficial owner of those  certificates  regardless of the  registration  of ownership,  if that  beneficial  interest can be  established  to the satisfaction  of the  participant.  Such  beneficial  interest  will be deemed to exist in  typical  cases of  street  name or  nominee ownership,  ownership by a trustee,  ownership  under the Uniform Gift to Minors Act and  community  property or other joint  ownership arrangements  between a husband and wife.  Beneficial  interest  shall  include the power to sell,  transfer or otherwise  dispose of a
Random Lot Insured  Certificate of any series and the right to receive the proceeds  therefrom,  as well as interest and  distributions of  principal  with  respect  thereto.  As used in this term  sheet  supplement,  a request  for a  distribution  in  reduction  of the
Certificate  Principal  Balance of a Random Lot  Insured  Certificate  of any series by a Deceased  Holder  shall mean a request by the personal  representative,  surviving  tenant by the entirety,  surviving  joint tenant or a surviving  tenant in common of the Deceased
Holder.

         With respect to Random Lot Insured  Certificates of any series as to which beneficial  owners have requested  distributions to be made on a particular  distribution  date and on which  distributions  of principal are being made, the trustee will notify DTC prior to that distribution date whether,  and the extent to which, those certificates have been accepted for distributions.  Participants and indirect  participants  holding  Random Lot Insured  Certificates  of any series are required to forward such notices to the beneficial owners of those  certificates.  Individual  Insured  Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

         Any  beneficial  owner of a Random Lot Insured  Certificate  of any series who has requested a  distribution  may withdraw its request by so notifying in writing the participant or indirect  participant  that maintains that  beneficial  owner's  account.  In the event that such account is maintained by an indirect  participant,  the indirect  participant must notify the related participant which in turn must forward the withdrawal of such request,  on DTC's  participant  terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant  terminal system on or before the record date for such  distribution  date, the previously  made request for  distribution  will be  irrevocable  with respect to the making of  distributions  in reduction of the
Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution date.

         Mandatory  Distributions  of  Principal  on any  Class of  Random  Lot  Insured  Certificates.  To the  extent,  if any,  that distributions in reduction of the Certificate  Principal  Balance of that class of Insured  Certificates on a distribution  date exceed the outstanding  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  with respect to which  distribution requests have been received by the applicable record date,  additional  Random Lot Insured  Certificates of that class in lots equal to
Individual  Insured  Certificates  will be  selected  to  receive  principal  distributions  in  accordance  with  the  then-applicable established  random  lot  procedures  of  DTC,  and  the  then-applicable  established  procedures  of the  participants  and  indirect participants,  which may or may not be by random lot. No prior  notice will be provided  by the  depositor,  the master  servicer,  the related  Certificate  Insurer or the trustee to the beneficial  owners of the Random Lot Insured  Certificates  of that class for those distributions made by random lot. Investors may ask those  participants or indirect  participants what allocation  procedures they use.
Participants and indirect  participants holding Random Lot Insured  Certificates of that class selected for mandatory  distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M  Certificates  of each series will be entitled to receive on each  distribution  date, to the extent of the portion of the Available  Distribution Amount for the related loan group, in the case of a Stacked  Transaction,  and each loan group, in the case of a Crossed Transaction, remaining after:

o    the sum of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts is distributed;

o    reimbursement  is made to the master  servicer  for some  Advances  on the  mortgage  loans in the  related  loan group  remaining unreimbursed  following the final liquidation of the related mortgage loan to the extent described below under "Description of the
     Certificates--Advances";
o    the aggregate  amount of Accrued  Certificate  Interest and principal  required to be  distributed to any class of related Class M
     Certificates,  in the case of a Stacked Transaction and any class of Class M Certificates,  in the case of a Crossed  Transaction, having a higher payment priority on that distribution date is distributed to holders of that class of Class M Certificates;

o    the aggregate  amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M Certificates  on that distribution date is distributed to those Class M Certificates;

o    a distribution allocable to principal in the sum of the following:

(i)      such class's pro rata share,  based on the  Certificate  Principal  Balance of each class of related Class M Certificates  and
         Class B  Certificates,  in the case of a  Stacked  Transaction,  and each  class of  Class M and  Class B  Certificates,  then outstanding,  of the  aggregate of the  following  amounts,  to the extent not included in the Senior  Principal  Distribution
         Amount for the related loan group:

(1)      the  principal  portion of all scheduled  monthly  payments on the related  mortgage  loans due during the related Due Period, whether or not received on or prior to the related  determination  date,  less the principal  portion of Debt Service
                  Reductions,  which  together  with  other  related  Bankruptcy  Losses for that  series are in excess of the  related
                  Bankruptcy Amount for that series;

(2)      the  principal  portion of all  proceeds  of the  repurchase  of a related  mortgage  loan or, in the case of a  substitution, amounts  representing a principal  adjustment,  as required by the related pooling and servicing agreement during the preceding calendar month; and

(3)      the principal portion of all other unscheduled  collections on the related mortgage loans,  including  Subsequent  Recoveries, received  during the preceding  calendar  month,  other than full and partial  mortgagor  prepayments and any amounts received in connection  with a Final  Disposition of a related  mortgage loan described in clause (ii) below,  to the extent applied as recoveries of principal;

(ii)     that class' pro rata share,  based on the  Certificate  Principal  Balance of each class of related Class M  Certificates  and
         Class B Certificates,  in the case of a Stacked  Transaction,  and of the Class M and Class B  Certificates,  in the case of a
         Crossed  Transaction,  then  outstanding,  of all  amounts  received in  connection  with the Final  Disposition  of a related mortgage loan, (x) that occurred during the preceding  calendar month and (y) in the case of an Excess  Transaction,  that did not result in any related Excess  Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary
         Losses,  to the extent  applied as  recoveries  of principal  and to the extent not  otherwise  payable to the related  Senior
         Certificates;

(iii)    the portion of mortgagor  prepayments  in full on the related  mortgage  loans made by the  respective  mortgagors  during the related  Prepayment  Period  and the  portion of partial  mortgagor  prepayments  on the  related  mortgage  loans made by the respective  mortgagors  during the preceding  calendar month  allocable to that class of Class M Certificates  as described in the third succeeding paragraph; and

(iv)     if that class is the most senior class of related  certificates,  in the case of a Stacked Transaction,  and most senior class of certificates,  in a Crossed  Transaction,  then  outstanding,  with a Certificate  Principal  Balance greater than zero, an amount equal to the related Excess  Subordinate  Principal  Amount for that series,  if any, to the extent of related Eligible
         Funds for that series; minus

(v)      the  Capitalization  Reimbursement  Amount  for that loan  group on such  distribution  date  multiplied  by a  fraction,  the numerator  of which is the  principal  distribution  amount for such class of related  Class M  Certificates,  without  giving effect to this clause (v), and the  denominator of which is the sum of the principal  distribution  amounts for all classes of certificates  of that series derived from the related  Available  Distribution  Amount without giving effect to any reductions for the related Capitalization Reimbursement Amount.

         References in this term sheet  supplement to "payment  priority" of the Class M Certificates  of any series refer to a payment priority among those classes of  certificates  as follows:  (a) in the case of a Stacked  Transaction,  first, to the related Class M-1
Certificates;  second, to the related Class M-2 Certificates;  and third, to the related Class M-3 Certificates, and (b) in the case of a Crossed  Transaction,  first,  to the Class M-1  Certificates;  second,  to the Class M-2  Certificates;  and third, to the Class M-3
Certificates.

         As to each class of Class M Certificates of any series,  on any distribution  date, any Accrued  Certificate  Interest thereon remaining unpaid from any previous  distribution date will be distributable to the extent of the related Available  Distribution Amount available for that purpose.  Notwithstanding the foregoing,  if the Certificate Principal Balances of the related Class B Certificates, in the case of a Stacked Transaction,  and the Class B Certificates,  in the case of a Crossed Transaction,  have been reduced to zero, on any distribution date, with respect to the class of related Class M Certificates,  in the case of a Stacked  Transaction,  and Class
M Certificates,  in the case of a Crossed  Transaction,  outstanding on that  distribution  date with a Certificate  Principal  Balance greater  than zero with the  lowest  payment  priority,  Accrued  Certificate  Interest  thereon  remaining  unpaid  from any  previous distribution  date will not be  distributable,  except in the  limited  circumstances  provided in the  related  pooling and  servicing agreement.

         All  mortgagor  prepayments  on the  mortgage  loans  in a loan  group  not  otherwise  distributable  to the  related  Senior
Certificates  of that series will be allocated on a pro rata basis among the class of related  Class M  Certificates,  in the case of a
Stacked Transaction,  and Class M Certificates,  in the case of a Crossed Transaction, of that series with the highest payment priority then  outstanding  with a Certificate  Principal  Balance  greater than zero and each other class of related Class M  Certificates  and
Class B  Certificates,  in the case of a Stacked  Transaction,  and Class M  Certificates  and Class B  Certificates,  in the case of a
Crossed  Transaction,  of that series for which certain loss levels  established for that class in the pooling and servicing  agreement have not been exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class M-2, Class M-3 or Class B
Certificates  of that  series,  respectively,  only if the sum of the  current  percentage  interests  in the  related  mortgage  loans evidenced  by that  class  and each  class,  if any,  subordinate  thereto  were at least  equal to the sum of the  initial  percentage interests in the related mortgage loans evidenced by that class and each class, if any, subordinate thereto.

         As stated above under "--Principal  Distributions on the Senior Certificates," the Senior Accelerated  Distribution  Percentage
for each group will be 100% during the first seven years after the closing date, unless,

o        the Certificate  Principal  Balances of the Senior  Certificates of that series, in the case of a Crossed  Transaction and the
     Certificate  Principal  Balances of the related  Senior  Certificates  in the case of a Stacked  Transaction,  are reduced to zero before the end of that seven year period or

o        the  weighted  average of the  Subordinate  Percentages  for all loan  groups,  in the case of a Crossed  Transaction  and the
     Subordinate  Percentages  of the  related  loan  groups in the case of a Stacked  Transaction,  has  doubled as  described  in the definition of "Senior Accelerated Distribution Percentage" and the related loss and delinquency conditions are met,

and will  thereafter  equal 100% whenever the weighted  average of the Senior  Percentages for all loan groups in the case of a Crossed
Transaction  weighted on the basis of the Stated  Principal  Balances of the mortgage  loans in the related  loan  groups,  exceeds the weighted  average of the initial  Senior  Percentages,  calculated on such basis or, in the case of a Stacked  Transaction,  the Senior
Percentage of the related loan group exceeds the initial  Senior  Percentage  of the related loan group.  Furthermore,  as described in this term sheet supplement,  subject to the events described above, the related Senior Accelerated  Distribution Percentage will exceed the related Senior  Percentage  during the eighth  through  eleventh  years  following the closing date for that series,  and scheduled reductions to the related Senior  Accelerated  Distribution  Percentage may be postponed due to the loss and delinquency  experience of the related mortgage loans.  Accordingly,  each class of the Class M Certificates will not be entitled to any mortgagor  prepayments on the related  mortgage loans for at least the first seven years after the closing date for that series,  unless the weighted  average of the  Subordinate  Percentages for all loan groups in the case of a Crossed  Transaction  and the Subordinate  Percentage of the related loan  group in the case of a  Stacked  Transaction  has  doubled  and the  related  loss and  delinquency  conditions  are met,  or the
Certificate  Principal  Balances of the related  Senior  Certificates  of that series have been  reduced to zero before the end of such period  and,  in the case of a Crossed  Transaction,  the  mortgagor  prepayments  from the  related  loan group are not payable to the holders of the Senior  Certificates  relating to the other loan  groups as  described  under  "--Principal  Distributions  on the Senior
Certificates--Cross-Collateralization  Mechanics  in a Crossed  Transaction"  above,  and may  receive  no  mortgagor  prepayments  or a disproportionately  small portion of mortgagor  prepayments  relative to the related Class M Percentage  during  certain  periods after this seven year period.  See "Description of the  Certificates--Principal  Distributions on the Senior  Certificates" in this term sheet supplement.

ALLOCATION OF LOSSES; SUBORDINATION

         The  subordination  provided to the Senior  Certificates by the related Class B Certificates and Class M Certificates,  in the
case of a Stacked Transaction,  and the Class B Certificates and Class M Certificates,  in the case of a Crossed  Transaction,  and the subordination  provided to each class of Class M Certificates  by the related Class B Certificates  and by any class of related Class M
Certificates  subordinate  thereto, in the case of a Stacked  Transaction,  and by the Class B Certificates and by any class of Class M
Certificates  subordinate thereto, in the case of a Crossed  Transaction,  will cover Realized Losses on the mortgage loans included in the trust established for that series that are Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special Hazard Losses.
Any Realized Losses on the mortgage loans included in the trust  established for any series and, in the case of an Excess  Transaction, which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary  Losses, will be allocated as follows:

in the case of a Stacked Transaction,

o    first, to the related Class B Certificates;

o    second, to the related Class M-3 Certificates;

o    third, to the related Class M-2 Certificates; and

o    fourth, to the related Class M-1 Certificates; and

in the case of a Crossed Transaction,

o    first, to the Class B Certificates;

o    second, to the Class M-3 Certificates;

o    third, to the Class M-2 Certificates; and

o    fourth, to the Class M-1 Certificates

in each case until the  Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  among all the remaining  classes of related  Senior  Certificates  on a pro rata basis;  provided,  however,  that all or any portion of such losses for any series  otherwise  allocable  to any class or classes of Super Senior  Certificates  of that series will be allocated to the related class or classes of Senior  Support  Certificates  of that series until the  Certificate  Principal  Balance of the related
Senior  Support  Certificates  has been  reduced to zero,  as and to the  extent  described  in any final  term sheet for that  series.
Subject to any applicable  limitations,  Realized Losses on the mortgage loans included in the trust  established for any series with a class of Insured  Certificates  that are allocated to that class of Insured  Certificates  will be covered by the applicable  financial guaranty insurance policy.

         On any distribution  date,  Realized Losses will be allocated as described in this term sheet  supplement after  distributions of principal as described in this term sheet supplement.

         Investors  in the Senior  Certificates  of a Crossed  Transaction  should be aware that because the Class M  Certificates  and
Class B Certificates  represent interests in all loan groups, the Certificate  Principal Balances of the Class M Certificates and Class
B Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M Certificates  and Class B Certificates  of Realized Losses on the mortgage loans in the other loan groups will reduce the  subordination  provided to such Senior  Certificates  by the Class M  Certificates  and
Class B  Certificates  and  increase  the  likelihood  that  Realized  Losses on the  mortgage  loans in the related  loan group may be allocated to any class of Senior Certificates.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

o    its Certificate  Principal Balance,  in the case of the principal portion of the Realized Loss, in each case until the Certificate
     Principal Balance of that class has been reduced to zero, provided that, in the case of a Crossed Transaction,  no reduction shall reduce the aggregate  Certificate  Principal  Balance of the  certificates  below the aggregate  Stated  Principal  Balance of the mortgage  loans  included  in the trust  established  for that  series,  and,  in the case of a Stacked  Transaction,  the related certificates  representing the related loan group below the aggregate Stated Principal  Balance of the mortgage loans in that loan group; and

o    the Accrued Certificate  Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so allocated as of the distribution date occurring in the month following the calendar month in which the Realized Loss was incurred.

         In addition,  any  allocation of a Realized  Loss to a Class M Certificate  of any series may also be made by operation of the payment  priority to the related  Senior  Certificates  of that  series  described  under  "Description  of the  Certificates--Principal
Distributions on the Senior  Certificates"  and any class of related Class M Certificates,  in the case of a Stacked  Transaction,  and
Class M Certificates, in the case of a Crossed Transaction, with a higher payment priority.

         As used in this term sheet supplement,  subordination refers to the provisions  discussed above for the sequential  allocation of Realized  Losses on the mortgage loans included in the trust  established  for any series among the various  classes of certificates for that series, as well as all provisions  effecting those allocations  including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

         In instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related  series,  the master  servicer or subservicer may permit servicing  modifications  of the mortgage  loan rather than  proceeding  with  foreclosure,  as  described  under  "Description  of the
Certificates--Collection  and Other  Servicing  Procedures"  in the related base  prospectus.  However,  the master  servicer's  and the subservicer's  ability to  perform  servicing  modifications  will be subject to some  limitations,  including  but not  limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the remaining term of the mortgage loan. All  capitalizations  are to be implemented in accordance with  Residential  Funding's  program guide and may be implemented  only by  subservicers  that have been approved by the master  servicer for that purpose.  The final maturity of any mortgage loan included in the trust  established for any series shall not be extended beyond the final scheduled  distribution  date for that series.  No servicing  modification with respect to a mortgage loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage rate as in effect on the  applicable  cut-off date, but not less than the applicable  servicing fee rate.  Further,  the aggregate current principal balance of all mortgage loans included in the trust  established  for any series  subject to  modifications  can be no more than five percent (5%) of the aggregate  principal balance  of those  mortgage  loans as of the  cut-off  date for that  series,  but this limit may  increase  from time to time with the consent of the rating agencies rating that series of certificates.
         Any Advances made on any mortgage loan will be reduced to reflect any related  servicing  modifications  previously  made. The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the calculation  of Accrued  Certificate  Interest  payable on the offered  certificates  of the related series will not be affected by the servicing modification.

         Allocations  of the principal  portion of Debt Service  Reductions  for any series to each class of Class M  Certificates  and
Class B Certificates of that series will result from the priority of distributions  of the related  Available  Distribution  Amount for that series as described in this term sheet supplement,  which  distributions  shall be made first to the related Senior  Certificates, second to the related Class M Certificates,  in the case of a Stacked Transaction,  and Class M Certificates,  in the case of a Crossed
Transaction,  in the  order of their  payment  priority  and  third  to the  related  Class B  Certificates,  in the case of a  Stacked
Transaction,  and Class B  Certificates,  in the case of a Crossed  Transaction.  An allocation  of the interest  portion of a Realized
Loss as well as the  principal  portion of Debt Service  Reductions on the mortgage  loans  included in the trust  established  for any series will not reduce the level of  subordination  for that series,  as that term is defined in this term sheet  supplement,  until an amount in respect  thereof has been  actually  disbursed to the Senior  Certificateholders  or the Class M  Certificateholders  of that series, as applicable.

         The holders of the offered  certificates will not be entitled to any additional  payments with respect to Realized Losses from amounts otherwise  distributable on any classes of certificates  subordinate thereto.  Accordingly,  the subordination  provided to the related Senior  Certificates  of any series and to each class of related Class M  Certificates , in the case of a Stacked  Transaction, and Class M Certificates,  in the case of a Crossed  Transaction,  by the respective classes of certificates  subordinate  thereto with respect to Realized  Losses on the  mortgage  loans in the  related  loan group  allocated  on any  distribution  date will be effected primarily  by  increasing  the  related  Senior  Percentage,  or the  respective  Class M  Certificates'  allocable  share,  of  future distributions  of principal of the remaining  mortgage  loans in the related loan group.  Thus, the Senior  Certificates  will bear the entire  amount of losses on the mortgage  loans in the related group that are not  allocated to the related  Class M  Certificates  and
Class B  Certificates,  in the case of a Stacked  Transaction,  and Class M  Certificates  and Class B  Certificates,  in the case of a
Crossed  Transaction,  of that series,  which losses will be allocated  among all classes of  certificates  in the related  Certificate
Group as described in this term sheet supplement.

         The related  Senior  Percentage of any, in the case of an Excess  Transaction,  Excess  Special  Hazard  Losses,  Excess Fraud
Losses,  Excess Bankruptcy Losses,  Extraordinary Losses or other losses on a mortgage loan of a type not covered by subordination will be allocated as follows:  among the related  Certificate  Group,  the Class M Certificates  and the Class B Certificates.  Any Realized
Losses so allocated to the related Senior  Certificates  in any loan group or the related Class M Certificates  or Class B Certificates will be allocated  without  priority among the various  classes of related Senior  Certificates  or the related Class M Certificates or the related Class B Certificates;  provided,  however, that all or any portion of such losses for any series otherwise allocable to any class or classes of Super  Senior  Certificates  of that series will be  allocated  to the related  class or classes of Senior  Support
Certificates  of that series until the Certificate  Principal  Balance of the related Senior Support  Certificates  has been reduced to zero, as and to the extent described in any final term sheet for that series.

         An  allocation  of a  Realized  Loss on a "pro rata  basis"  among two or more  classes of  certificates  of any series or any
Certificate  Group means an  allocation  to each of those  classes of  certificates  on the basis of its then  outstanding  Certificate
Principal  Balance prior to giving effect to  distributions  to be made on that  distribution  date in the case of an allocation of the principal  portion of a Realized Loss on the related  mortgage loans, or based on the Accrued  Certificate  Interest thereon in respect of that  distribution  date in the case of an allocation  of the interest  portion of a Realized  Loss on the related  mortgage  loans;
provided that in determining the Certificate  Principal  Balance of any class of Accrual  Certificates of any series for the purpose of allocating any portion of a Realized Loss on the related mortgage loans to those  certificates,  the Certificate  Principal  Balance of those certificates shall be deemed to be the lesser of:

o        the original Certificate Principal Balance of those certificates, and

o        the  Certificate  Principal  Balance  of those  certificates  prior  to  giving  effect  to  distributions  to be made on that distribution date.

         In order to maximize the likelihood of distribution in full of the Senior Interest  Distribution  Amounts and Senior Principal
Distribution  Amounts for each loan group,  on each  distribution  date,  holders of related Senior  Certificates of each series have a right to distributions of the related Available  Distribution  Amount that is prior to the rights of the holders of the related Class M
Certificates  and Class B Certificates  of that series,  to the extent  necessary to satisfy the related Senior  Interest  Distribution
Amount and Senior  Principal  Distribution  Amount.  Similarly,  holders of the Class M  Certificates  of each  series  have a right to distributions of the related  Available  Distribution  Amount prior to the rights of holders of the Class B Certificates and holders of any class of Class M  Certificates  with a lower  payment  priority of that  series.  In  addition,  and to the extent set forth in any final term sheet for that class or those classes,  holders of any class or classes of Super Senior  Certificates  will have a right, on each  distribution  date  occurring  on or after the Credit  Support  Depletion  Date for that  series,  to that portion of the related
Available  Distribution  Amount  otherwise  allocable  to the related  class or classes of Senior  Support  Certificates  to the extent necessary to satisfy the Accrued  Certificate  Interest on the Super Senior Certificates and the related Super Senior Optimal Principal
Distribution Amount.

         The  application  of the related  Senior  Accelerated  Distribution  Percentage  for each series,  when it exceeds the related
Senior  Percentage,  to determine the related Senior  Principal  Distribution  Amount will  accelerate the  amortization of the related
Senior  Certificates  in the aggregate  relative to the actual  amortization  of the mortgage  loans in the related loan group.  To the extent that the related  Senior  Certificates  for any series in the  aggregate  are  amortized  faster than the mortgage  loans in the related  loan  group,  in the  absence of  offsetting  Realized  Losses  allocated  to the  related  Class M  Certificates  and Class B
Certificates,  the percentage  interest  evidenced by those related Senior  Certificates  in that loan group will be decreased,  with a corresponding  increase in the interest in that loan group evidenced by the Class M Certificates and the Class B Certificates,  thereby increasing,  relative to their respective  Certificate Principal Balances,  the subordination afforded those Senior Certificates by the related Class M  Certificates  and the Class B Certificates  of that loan group  collectively.  In addition,  if losses on the mortgage loans in the related loan group exceed the amounts  described in this term sheet  supplement  under  "--Principal  Distributions  on the
Senior  Certificates,"  a greater  percentage  of full and partial  mortgagor  prepayments  will be  allocated  to the  related  Senior
Certificates of that series in the aggregate than would otherwise be the case,  thereby  accelerating  the amortization of those Senior
Certificates relative to the related Class M Certificates and Class B Certificates of that series.

         With  regards  to any  Crossed  Transaction,  prior to the  occurrence  of the  Credit  Support  Depletion  Date but after the reduction of the  Certificate  Principal  Balances of the Senior  Certificates  related to a loan group to zero, the remaining  related
Senior  Certificates will be entitled to receive,  in addition to any mortgagor  prepayments  related to such certificates'  respective loan group,  100% of the mortgagor  prepayments on the mortgage loans in the loan groups related to the Senior  Certificates  that have been  reduced to zero,  subject to  certain  conditions  as  described  under  "--Principal  Distributions  on the Senior  Certificates--
Cross-Collateralization  Mechanics  in a Crossed  Transaction,"  thereby  accelerating  the  amortization  of such Senior  Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

         The priority of payments,  including principal  prepayments  related to that loan group established for any series,  among the
Class M  Certificates  of that series,  as described in this term sheet  supplement,  also has the effect during some  periods,  in the absence of Realized  Losses,  of decreasing  the  percentage  interest  evidenced by any class of related Class M  Certificates  with a higher payment priority,  thereby increasing,  relative to its Certificate Principal Balance, the subordination  afforded to that class of the related Class M  Certificates  by the related Class B Certificates  and any class of related Class M  Certificates  with a lower payment priority of that series.

         In a Crossed  Transaction  which is an Excess  Transaction,  the Special  Hazard  Amount will be an amount  acceptable to each rating agency rating any certificates of that series.  As of any date of determination  following the cut-off date for any series,  the
Special  Hazard  Amount  shall equal the initial  amount for that series less the sum of any amounts  allocated  through  subordination relating to Special  Hazard  Losses on the mortgage  loans  included in the trust for that  series.  In  addition,  the Special  Hazard
Amount  will be  further  reduced  from time to time to an  amount,  if lower,  that is not less than 1% of the  outstanding  principal balance of the mortgage loans.

         In a Stacked Transaction which is an Excess  Transaction,  the Special Hazard Amount for each loan group of any series will be an amount  acceptable to each rating agency  rating any  certificates  of that series.  As of any date of  determination  following the cut-off  date for any series,  the Special  Hazard  Amount  shall equal the initial  amount for that series less the sum of any amounts allocated  through  subordination  relating to Special Hazard Losses on the related loan group. In addition,  the Special Hazard Amount will be further  reduced from time to time to an amount,  if lower,  that is not less than 1% of the outstanding  principal  balance of the related mortgage loans.

         In a Crossed  Transaction  which is an Excess  Transaction,  the Fraud Loss Amount will be an amount acceptable to each rating agency rating any certificates of that series,  and in a Stacked  Transaction,  the Fraud Loss Amount for each loan group of any series will be an amount  acceptable  to each rating  agency rating any  certificates  of that series.  The Fraud Loss Amount shall be reduced over the first five years after the  closing  date in  accordance  with the terms of the pooling  and  servicing  agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

         In a Crossed  Transaction  which is an Excess  Transaction,  the Bankruptcy Amount will be an amount acceptable to each rating agency rating any  certificates  of that series.  As of any date of  determination  prior to the first  anniversary of the cut-off date for that series,  the  Bankruptcy  Amount will equal the initial amount for that series less the sum of any amounts  allocated  through subordination  for such losses with respect to the mortgage loans included in the trust  established for that series up to such date of determination.  As of any date of  determination on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy
Amount  will equal the excess,  if any, of (1) the lesser of (a) the  Bankruptcy  Amount for that  series as of the  business  day next preceding the most recent  anniversary of the cut-off date for that series and (b) an amount  calculated under the terms of the pooling and servicing  agreement,  which amount as calculated  will provide for a reduction in the  Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy  Losses with respect to the mortgage loans included in the trust  established for that series  allocated solely to any Class M Certificates or Class B Certificates of that series through subordination since that anniversary.

         In a Stacked  Transaction which is an Excess  Transaction,  the Bankruptcy Amount for each loan group of any series will be an amount  acceptable to each rating agency rating any  certificates of that series.  As of any date of  determination  prior to the first anniversary of the cut-off date for that series,  the Bankruptcy  Amount will equal the initial amount for that loan group less the sum of any  amounts  allocated  through  subordination  for  such  losses  with  respect  to the  related  loan  group  up to such  date of determination.  As of any date of  determination on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy
Amount for each loan group will equal the  excess,  if any,  of (1) the lesser of (a) the  Bankruptcy  Amount for that loan group as of the business day next  preceding the most recent  anniversary  of the cut-off date for that series and (b) an amount  calculated  under the terms of the pooling and servicing  agreement,  which amount as calculated  will provide for a reduction in the Bankruptcy  Amount, over (2) the  aggregate  amount of  Bankruptcy  Losses with respect to the related loan group  allocated  solely to any related Class M
Certificates or Class B Certificates of that series through subordination since that anniversary.

         Notwithstanding  the  foregoing,  the  provisions  relating to  subordination  will not be  applicable  in  connection  with a
Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o    the master servicer is diligently  pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan; and

     either:

o    the related mortgage loan is not in default with regard to payments due thereunder; or

o    delinquent  payments of principal and interest under the related  mortgage loan and any premiums on any applicable  primary hazard insurance  policy and any related  escrow  payments  relating to that mortgage  loan are being  advanced on a current basis by the master servicer or a subservicer.

         In the case of an Excess Transaction,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount for each loan group in a Stacked  Transaction  and for the mortgage loans in a Crossed  Transaction may be further reduced as described in the related base prospectus under "Description of Credit Enhancement--Subordination."

         Notwithstanding  the  foregoing,  with  respect to any class of Insured  Certificates  of any series,  the  related  financial guaranty insurance policy,  subject to any applicable  limitations set forth therein, will cover the interest and principal portions of all Realized  Losses on the mortgage  loans in the related loan group and  allocated  thereto.  If such payments are not required to be made under the related financial guaranty  insurance policy or are not made as required under the policy for any series,  such Realized
Losses allocated to the Insured Certificates of that series will be borne by the holders of such certificates.

ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

         These  Advances are required to be made on the mortgage  loans  included in the trust  established  for any series only to the extent they are deemed by the master  servicer to be  recoverable  from  related  late  collections,  Insurance  Proceeds,  Liquidation
Proceeds or amounts  otherwise  payable to the holders of the related Class B Certificates  or Class M  Certificates,  in the case of a
Stacked Transaction,  and the Class B or Class M Certificates,  in the case of a Crossed  Transaction.  Recoverability is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an  assessment of the fair market value of the related  mortgaged  property.  The  purpose of making  these  Advances is to  maintain a regular  cash flow to the  certificateholders, rather than to guarantee  or insure  against  Realized  Losses.  The master  servicer  will not be required to make any  Advances  with respect to reductions in the amount of the monthly  payments on the mortgage  loans due to Debt Service  Reductions or the  application of the Relief Act or similar  legislation or  regulations.  Any failure by the master servicer to make an Advance as required under the pooling  and  servicing  agreement  for any series  will  constitute  an event of default  thereunder,  in which case the  trustee,  as successor master servicer,  will be obligated to make any Advance,  in accordance with the terms of the pooling and servicing agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from either (a) late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance that remains  unreimbursed  in whole or in part following the final liquidation of the related  mortgage  loan,  from any amounts  otherwise  distributable  on any of the related Class B Certificates  or
Class M  Certificates,  in the case of a  Stacked  Transaction,  and the  Class B or  Class M  Certificates,  in the case of a  Crossed
Transaction,  provided, however, that, in the case of an Excess Transaction,  any Advances that were made with respect to delinquencies which ultimately were determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary
Losses are  reimbursable  to the master  servicer out of any funds in the Custodial  Account in respect of the related loan group prior to  distributions  on any of the related  certificates and the amount of those losses will be allocated as described in this term sheet supplement.

         The effect of these  provisions on any class of the Class M Certificates  is that,  with respect to any Advance on the related mortgage  loans which remains  unreimbursed  following the final  liquidation  of the related  mortgage  loan, the entire amount of the reimbursement  for that Advance will be borne first by the holders of the related Class B Certificates  or any class of related Class M
Certificates,  in the case of a Stacked Transaction, and of the Class B Certificates or any class of Class M Certificates,  in the case of a Crossed  Transaction,  in each case having a lower  payment  priority to the extent that the  reimbursement  is covered by amounts otherwise  distributable to those classes, and then by the holders of that class of Class M Certificates,  except as provided above, to the extent of the  amounts  otherwise  distributable  to them.  In  addition,  if the  Certificate  Principal  Balances  of the Class M
Certificates  and the Class B Certificates  have been reduced to zero, any Advances related to any loan group previously made which are deemed by the master servicer to be nonrecoverable  from related late collections,  Insurance Proceeds and Liquidation  Proceeds may be
reimbursed  to the  master  servicer  out of any  funds in the  Custodial  Account  in  respect  of the  related  loan  group  prior to distributions on the Senior Certificates.
         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage  loans included in the trust  established  for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation  to fund these  Advances  and/or  Servicing  Advances.  No facility  will require the consent of any certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing  person would be reimbursed to the advancing  person under the same  provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master  servicer,  and without  being  subject to any right of offset  that the trustee or the trust might have  against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

         Holders of the Class R Certificates  will be entitled to receive any residual cash flow from the mortgage  pool,  which is not expected to be significant.  The Class R Certificates  will not be entitled to any payments other than their nominal  principal  amount and accrued  interest on that amount  unless the aggregate  amount  received by the issuing  entity with respect to the mortgage  loans exceeds the aggregate  amount  payable to the other  certificateholders,  which is highly  unlikely.  A holder of Class R  Certificates will not have a right to alter the  structure  of this  transaction.  The Class R  Certificates  may be  retained by the  Depositor  or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                              CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily  affected  by the  following factors:

o    the rate and timing of principal payments on the related mortgage loans,  including  prepayments,  defaults and liquidations,  and repurchases due to breaches of representations or warranties;

o    the allocation of principal payments among the various classes of offered certificates of that series;

o    realized losses and interest shortfalls on the related mortgage loans;

o    the pass-through rate on the offered certificates of that series;

o    with respect to any class of Insured  Certificates  of that  series,  payments,  if any,  made  pursuant to the related  financial guaranty insurance policy; and

o    the purchase price paid for the offered certificates of that series.

         For additional  considerations  relating to the yield on the offered  certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

         The yields to maturity and the aggregate amount of  distributions  on the offered  certificates of any series will be affected by the rate and timing of  principal  payments on the  related  mortgage  loans.  The yields may be  adversely  affected by a higher or lower than  anticipated  rate of  principal  payments on the related  mortgage  loans.  The rate of  principal  payments on the related mortgage loans will in turn be affected by the  amortization  schedules of those mortgage  loans,  including any initial  interest only periods,  the rate and timing of mortgagor  prepayments on the related  mortgage loans,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of prepayments,  liquidations and purchases of the related mortgage loans may  significantly affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced over time is consistent with an investor's  expectation.  In addition,  the rate of prepayments of the mortgage loans and the yields to investors on the  related  certificates  may be affected by  refinancing  programs,  which may  include  general or  targeted  solicitations,  as described  under  "Maturity  and  Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal payments on the mortgage  loans will depend on future  events and on a variety of factors,  as described in this term sheet  supplement and in the related base  prospectus  under "Yield  Considerations"  and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of  principal  payments on the offered  certificates.  The yields to maturity and rate and timing of principal  payments on the Senior  Certificates  will only be affected by the rate and timing of payments on the mortgage  loans in the related loan group, except under the limited circumstances described in this term sheet supplement.

         The  mortgage  loans in most cases may be prepaid by the  mortgagors  at any time  without  payment of any  prepayment  fee or penalty;  provided,  however, that the mortgage loans may impose a prepayment charge for partial prepayments and full prepayments which may have a substantial effect on the rate of prepayment of those mortgage loans.

         Some state laws  restrict  the  imposition  of  prepayment  charges  even when the mortgage  loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these charges.  In any case,  these amounts will not be available for  distribution  on the related  offered certificates.  See "Certain  Legal Aspects of Mortgage  Loans--Default  Interest and  Limitations  on  Prepayments"  in the related base prospectus.

         Prepayments,  liquidations  and purchases of the related mortgage loans will result in distributions to holders of the related offered  certificates  of principal  amounts  which would  otherwise be  distributed  over the remaining  terms of the mortgage  loans.
Factors affecting  prepayment,  including  defaults and liquidations,  of mortgage loans include changes in mortgagors'  housing needs, job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties, mortgage market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates fell significantly below the  mortgage  rates on the  related  mortgage  loans,  the rate of  prepayments,  including  refinancings,  would be expected to increase.  Also,  when the mortgage  rates on hybrid  mortgage  loans  convert from fixed rates to  adjustable  rates,  there may be an increase in  prepayments,  particularly if the new adjustable rate is higher than the fixed rate.  Conversely,  if prevailing  mortgage rates rose  significantly  above the mortgage rates on the related  mortgage  loans,  the rate of  prepayments on the related  mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal  payments on the mortgage  loans.
In general,  defaults on mortgage  loans are  expected to occur with greater  frequency  in their early  years.  The rate of default on mortgage loans that are refinance or limited  documentation  mortgage loans, and on mortgage loans with high LTV ratios,  may be higher than for other types of mortgage  loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations on the mortgage loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater  and  prepayments  are less likely in regions  where a weak or  deteriorating economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property  values.  See "Maturity and
Prepayment Considerations" in the related base prospectus.

         The mortgage loans  typically are assumable  under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged  property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         With respect to a Crossed  Transaction,  investors in the Class M Certificates  of any series should also be aware that on any distribution  date on which the  related  Senior  Accelerated  Distribution  Percentage  for any loan group  equals  100%,  the Class M
Certificates  of that series will  generally not be entitled to  distributions  of mortgagor  prepayments  with respect to the mortgage loans in the  related  loan group for such  distribution  date and the  weighted  average  lives of the Class M  Certificates  could be significantly  affected thereby.  In addition,  with respect to any Crossed  Transaction,  under the circumstances  described under the heading  "Description of the  Certificates--Principal  Distributions on the Senior  Certificates--Cross-Collateralization  Mechanics in a
Crossed Transaction" in this term sheet supplement,  mortgagor prepayments from a loan group otherwise  distributable to the holders of the Class M Certificates  will be distributed to the holders of the Senior  Certificates  related to the other loan groups,  increasing the weighted average lives of the Class M Certificates.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity on the offered  certificates  of any series will be affected by the  allocation  of principal  payments among  the  offered  certificates.  As  described  under  "Description  of  the  Certificates--Principal  Distributions  on  the  Senior
Certificates" and "--Principal  Distributions on the Class M Certificates" in this term sheet  supplement,  during specified periods all of principal  prepayments  on the mortgage  loans in any loan group will be allocated  among the related  Senior  Certificates  of that series and during specified  periods no principal  prepayments or, relative to the related pro rata share, a  disproportionately  small portion  of  principal  prepayments  on the  mortgage  loans in any loan  group will be  distributed  to each class of related  Class M
Certificates in the case of a Stacked  Transaction,  and the Class M Certificates,  in the case of a Crossed  Transaction.  In addition to the  foregoing,  if on any  distribution  date,  the loss  level  established  for the  Class  M-2  Certificates  or the  Class  M-3
Certificates is exceeded and a class of Class M Certificates of that series having a higher payment  priority is then  outstanding with a Certificate  Principal  Balance greater than zero, the Class M-2  Certificates or the Class M-3  Certificates of that series,  as the case may be, will not receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

         A portion of the mortgage  loans in any loan group may have initial  interest  only periods of varying  duration.  During this period,  the payment  made by the related  borrower  will be less than it would be if the mortgage  loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result, no principal  payments will be made to the related  certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in increased  delinquencies by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these mortgage  loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled  monthly  payment for a traditional mortgage  loan is relatively  small during the first few years after the  origination  of a mortgage  loan, in the aggregate the amount can be significant.

         Mortgage  loans with an initial  interest only period are  relatively  new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different than mortgage  loans that fully  amortize.  In particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage  loan, in  particular  one with an initial interest  only  period,  which may result in higher or lower  prepayment  speeds than would  otherwise be the case.  In  addition,  the failure to build  equity in the  related  mortgaged  property  by the  related  mortgagor  may affect the  delinquency  and  prepayment experience of these mortgage loans.

         Senior  Certificates:  The Senior  Certificates  of any series,  other than any Interest  Only  Certificates,  are entitled to receive  distributions  in accordance with various  priorities for payment of principal as described in this term sheet  supplement and any final term sheet for that series.  Distributions  of principal  on classes  having an earlier  priority of payment will be affected by the rates of  prepayment  of the mortgage  loans in the related  loan group early in the life of the mortgage  pool for that series.
The timing of commencement of principal  distributions  and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the mortgage loans in the related loan group both before and after the  commencement  of principal  distributions  on those classes.  Holders of any class of Senior  Certificates of any series with a longer weighted  average life bear a greater risk of loss than holders of Senior  Certificates of that series with a shorter  weighted  average life because the
Certificate  Principal  Balances of the Class M Certificates  and Class B  Certificates  of that series could be reduced to zero before the Senior Certificates are retired.

         Accretion  Directed  Certificates  and Accrual  Certificates:  Prior to the  Accretion  Termination  Date for any class of any series,  any class or classes of Accretion  Directed  Certificates of that series will receive as monthly  principal  distributions the related  Accrual  Distribution  Amount in  accordance  with the priority of payment for these amounts set forth in any final term sheet for each applicable class.  Prior to the Accretion  Termination Date for any class of any series,  interest  shortfalls on the mortgage loans in the related loan group  allocated to any class or classes of Accrual  Certificates of that series will reduce the amount added to the Certificate  Principal  Balance of those  certificates  relating to interest  accrued thereon and will result in a corresponding reduction  of the amount  available  for  distributions  relating to principal  on the related  class or classes of Accretion  Directed
Certificates.  Furthermore,  because  these  interest  shortfalls  will  result in the  Certificate  Principal  Balance of any class or classes of Accrual  Certificates  being less than they would  otherwise  be, the amount of  interest  that will accrue in the future on those  Accrual  Certificates  and be available  for  distributions  relating to principal on the related  class or classes of Accretion
Directed  Certificates will be reduced.  Accordingly,  the weighted average lives of the related class or classes of Accretion Directed
Certificates would be extended.

         In  addition,  investors  in any  Accrual  Certificates  and any  Accretion  Directed  Certificates  should be aware  that the applicable  Accretion  Termination  Date may be later,  or earlier,  than otherwise  assumed.  As a result,  the  applicable  Accretion
Termination Date could be different from that assumed at the time of purchase.

         Because any Accrual  Certificates  are not  entitled to receive any  distributions  of interest  until the  occurrence  of the applicable  Accretion  Termination  Date,  those  certificates  will likely  experience  greater price and yield  volatility than would mortgage pass-through  certificates that are otherwise similar but which are entitled to current  distributions of interest.  Investors should consider whether this volatility is suitable to their investment needs.

         Insured  Certificates:  IN ADDITION TO THE  CONSIDERATIONS  DESCRIBED  ABOVE,  INVESTORS IN ANY CLASS OF INSURED  CERTIFICATES
SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

         Investors in any class of Random Lot Insured  Certificates of any series also should be aware that  distributions of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC according to a random lot procedure.  Due to this random lot procedure,  there can be no assurance  that on any  distribution  date, any holder of a class of Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular  Random Lot Insured  Certificate,  even if a request for distribution has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

         For these  reasons,  any class of Random Lot Insured  Certificates  would not be an  appropriate  investment  for any investor requiring a  distribution  of a  particular  amount of principal  or interest on a specific  date or dates or an otherwise  predictable stream of cash payments.  The timing of those  distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

         Furthermore,  investors in the related  Insured  Certificates of any series should be aware that because that class of Insured
Certificates  may have a later  priority of payment with respect to a substantial  portion of their  principal  payments in relation to other classes of related Senior  Certificates,  and in this case, the effect on the market value of that class of Insured  Certificates of changes in market interest rates or market yields for similar  securities  would be greater than would be the effect of such changes on other related classes of Senior Certificates  entitled to principal  distributions.  Furthermore,  this later payment priority would make any class of Insured  Certificates  particularly  sensitive to the rate and timing of principal  prepayments on the mortgage loans in the related loan group.  If  prepayments  on the mortgage  loans in the related loan group occur at a higher rate than  anticipated, the weighted average life of any class of Insured  Certificates may be shortened.  Conversely,  if prepayments on the mortgage loans in the related loan group occur at a lower rate than  anticipated,  the weighted average life of any class of Insured  Certificates may be extended.

         Lockout  Certificates:  Investors in any class of Lockout  Certificates of any series should be aware that,  unless the Credit
Support  Depletion  Date  applicable  to that class has  occurred,  that class of Lockout  Certificates  may not be expected to receive distributions  of principal  prepayments  on the mortgage  loans in the related loan group for a period of time and may not be expected to receive  distributions of scheduled  principal payments on these mortgage loans for a period of time, as described in any final term sheet for that class. In addition,  after the expiration of this initial period for any class of Lockout  Certificates  for any series, that class of Lockout  Certificates  will receive a  distribution  of principal  prepayments  on the mortgage loans in the related loan group that is smaller than that class' pro rata share and will receive a distribution  of scheduled  principal  payments on the related mortgage  loans that is smaller  than that  class' pro rata share,  as  described  in any final term sheet for that  class,  unless the
Certificate  Principal Balances of the related Senior Certificates of that series,  other than any related Lockout  Certificates,  have been  reduced to zero.  Consequently,  the weighted  average  lives of any class of Lockout  Certificates  of any series will be longer than would  otherwise  be the case.  The effect on the market  value of any class of Lockout  Certificates  of any series of changes in market  interest rates or market yields for similar  securities  will be greater than for other classes of related Senior  Certificates entitled to earlier principal distributions.

         Senior  Support  Certificates:  If the  Certificate  Principal  Balances  of the  related  Class M  Certificates  and  Class B
Certificates,  in the case of a Stacked  Transaction,  and the Class M Certificate and Class B Certificates,  in a Crossed Transaction,
are reduced to zero, the yield to maturity of any Senior Support  Certificates of that series will be extremely  sensitive to losses on the mortgage loans in the related loan group,  and the timing  thereof,  because  certain  amounts of losses that would be allocable to the  related  class or classes of Super  Senior  Certificates  will be  allocated  to the  related  class or classes of Senior  Support
Certificates,  as and to the extent  described in any final term sheet for that class or those classes.  Investors in a class of Senior
Support Certificates should consider whether such sensitivity is suitable to their investment needs.

         Certificates with Subordination  Features:  After the Certificate Principal Balances of the Class B Certificates,  in the case of a Stacked  Transaction or the Class B Certificates,  in the case of a Crossed  Transaction,  have been reduced to zero, the yield to maturity on the class of Class M Certificates  with a Certificate  Principal Balance greater than zero with the lowest payment priority will be extremely  sensitive to Realized  Losses on the related  mortgage  loans and the timing of those  Realized  Losses  because the entire amount of such Realized Losses that are covered by  subordination  will be allocated to that class of Class M Certificates.  See
"Class M-2 and Class M-3  Certificate  Yield  Considerations"  below.  If the  Certificate  Principal  Balances of the related  Class M
Certificates and Class B Certificates,  in the case of a Stacked Transaction, or the Class M Certificates and Class B Certificates,  in
the case of a Crossed  Transaction,  are reduced to zero, the yield to maturity of any Senior Support  Certificates of that series will be extremely  sensitive to losses on the mortgage loans in the related loan group,  and the timing thereof,  because certain amounts of losses that would be allocable to any class or classes of Super Senior  Certificates  will be allocated to the related class or classes of Senior Support  Certificates,  as and to the extent described in any final term sheet for that class or those classes.  Furthermore, because  principal  distributions  are paid to some classes of Senior  Certificates and Class M Certificates  before some other related classes,  holders of classes  having a later  priority of payment  bear a greater risk of losses on the related loan group than holders of classes having earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity and the aggregate amount of  distributions  on the offered  certificates of any series will be affected by the timing of mortgagor  defaults  resulting in Realized Losses on the related  mortgage loans. The timing of Realized Losses on the mortgage loans in a loan group and the allocation of Realized Losses to the related offered  certificates  could  significantly  affect the yield to an  investor  in the  related  offered  certificates.  In  addition,  Realized  Losses may affect the market  value of the offered certificates, even if these losses are not allocated to those offered certificates.

         After the Certificate  Principal  Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates  then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be  extremely  sensitive  to losses on the related  mortgage  loans and the timing of those  losses because  certain  amounts of losses that are covered by  subordination  will be  allocated to that class of Class M  Certificates.  See
"--Class M-2 and Class M-3 Certificate  Yield  Considerations"  below.  Furthermore,  because  principal  distributions are paid to some classes of Senior  Certificates  and Class M Certificates  of any series before some other  classes,  holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

         With  respect to any  Crossed  Transaction,  Investors  in the Senior  Certificates  should be aware that  because the Class M
Certificates  and Class B  Certificates  represent  interests in all loan groups,  the  Certificate  Principal  Balances of the Class M
Certificates  and Class B  Certificates  could be reduced to zero as a result of a  disproportionate  amount of Realized  Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that Realized Losses on the mortgage loans in a loan group may only be allocated to the related Senior  Certificates,  the allocation to the Class M Certificates and Class B Certificates of Realized
Losses on the mortgage loans in the other loan groups will reduce the subordination  provided to such Senior  Certificates by the Class
M Certificates  and Class B Certificates  and increase the  likelihood  that Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

         As described under "Description of the  Certificates--Allocation  of Losses;  Subordination" and "--Advances," amounts otherwise distributable  to holders of one or more  classes of the Class M  Certificates  of any  series  may be made  available  to protect  the holders of the related  Senior  Certificates  and holders of any related Class M Certificates  with a higher  payment  priority of that series against  interruptions in distributions due to some mortgagor  delinquencies on the mortgage loans in the related loan group, to the  extent not  covered  by  Advances.  These  delinquencies  may  affect  the  yields to  investors  on those  classes of the Class M
Certificates,  and, even if subsequently  cured,  may affect the timing of the receipt of distributions by the holders of those classes of  Class M  Certificates.  Similarly,  if the  Certificate  Principal  Balances  of the  related  Class  M  Certificates  and  Class B
Certificates  are reduced to zero,  delinquencies  on the  mortgage  loans in a loan group to the extent not  covered by Advances  will affect the yield to investors on the related Senior  Certificates,  particularly any related Senior Support Certificates because all or any portion of the amount of any shortfall  resulting from such  delinquencies  and otherwise  attributable  to any class or classes of related Super Senior  Certificates  will be borne by the related class or classes of Senior  Support  Certificates  to the extent those certificates  are then  outstanding,  as and to the extent  described in this term sheet  supplement  for that series.  In addition,  a higher than  expected  rate of  delinquencies  or losses on the  mortgage  loan in a loan group will also affect the rate of  principal payments  on one or more  classes  of  related  Class M  Certificates  if it delays  the  scheduled  reduction  of the  related  Senior
Accelerated Distribution Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

         The  amount of  interest  otherwise  payable  to  holders of the  offered  certificates  of any series  will be reduced by any interest  shortfalls  on the  mortgage  loans in the  related  loan  group to the extent not  covered  by  subordination  or the master servicer,  or, solely with respect to any Insured  Certificates of that series,  by the related policy and any applicable  reserve fund as described in any final term sheet for that series,  including  Prepayment  Interest Shortfalls and, in the case of each class of the related  Class M  Certificates,  the  interest  portions of  Realized  Losses  allocated  solely to that class of  certificates.  These shortfalls  will not be offset by a reduction in the servicing  fees payable to the master  servicer or otherwise,  except as described in this term sheet  supplement  with  respect to  Prepayment  Interest  Shortfalls.  See "Yield  Considerations"  in the  related  base prospectus and "Description of the  Certificates--Interest  Distributions"  in this term sheet supplement for a discussion of the effect of principal  prepayments on the mortgage loans on the yields to maturity of the related offered  certificates and possible  shortfalls in the collection of interest.  Certain  interest  shortfalls on the mortgage loans in the related loan group  allocable to the Insured
Certificates  of that series will be covered by the related policy and any applicable  reserve fund, as and to the extent  described in any final term sheet for that series.

         The yields to investors in the offered  certificates will be affected by Prepayment  Interest Shortfalls on the mortgage loans in the related loan group allocable  thereto on any distribution  date to the extent that those shortfalls  exceed the amount offset by the master  servicer.  See  "Description  of the  Certificates--Interest  Distributions"  in this term sheet  supplement.  The financial guaranty  insurance  policy for any class of Insured  Certificates  of any series  does not cover  Prepayment  Interest  Shortfalls  or shortfalls caused by application of the Relief Act, as applicable, on those Insured Certificates.

         The  recording  of mortgages in the name of MERS is a relatively  new  practice in the mortgage  lending  industry.  While the depositor  expects  that the master  servicer  or  applicable  subservicer  will be able to  commence  foreclosure  proceedings  on the mortgaged  properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the  distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan included in the trust  established for any series from  registration on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount available to pay principal of and interest on the class or classes of certificates of that series with Certificate  Principal Balances greater than zero with the lowest payment  priorities.  For additional  information  regarding the recording of mortgages in the name of MERS, see  "Description of the Mortgage Pool" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is  sensitive to  prepayments  will  depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered certificates is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.  For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and
"Maturity and Prepayment Considerations" in the related base prospectus.

PASS-THROUGH RATES

         The pass-through  rates on each class of offered  certificates of any series is generally based on the weighted average of the
Net Mortgage Rates of the related  mortgage loans included in the trust  established for that series.  Consequently,  the prepayment of related mortgage loans with higher mortgage rates may result in a lower pass-through rate on those classes of offered certificates.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

         Because the  Principal  Only  Certificates  of any series will be purchased at a discount,  the pre-tax yield on the Principal
Only  Certificates  will be  adversely  affected by slower  than  expected  payments of  principal,  including  prepayments,  defaults, liquidations and purchases of the mortgage loans in the related loan group due to a breach of a representation and warranty thereon.

         The pre-tax yield to maturity on the Interest Only  Certificates of any series will be extremely  sensitive to both the timing of receipt of  prepayments  and the overall rate of principal  prepayments  and defaults on the mortgage  loans included in the related loan group for that series,  which rate may  fluctuate  significantly  over time.  Investors in the Interest Only  Certificates  of any series should fully  consider the risk that a rapid rate of  prepayments  on the mortgage  loans in the related loan group could result in the failure of those investors to fully recover their investments.

         Any  differences  between the assumptions  used in determining the purchase price for any class of Interest Only  Certificates and Principal Only Certificates of any series and the actual  characteristics  and performance of the applicable  mortgage loans in the related loan group and of the Principal  Only  Certificates  and Interest Only  Certificates  of that series may result in yields being different from those expected based on these assumptions.

         There can be no assurance that the mortgage loans in any loan group will prepay at any  particular  rate.  Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated  rates of prepayment on the applicable  mortgage loans in the related loan group under a variety of scenarios.  Investors in the Interest Only  Certificates  should fully  consider the risk that a rapid rate of prepayments  on the applicable  mortgage loans in the related loan group could result in the failure of those investors to fully recover their investments.

         For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate Certificate  Principal Balance of the Class B Certificates or any group of Class B Certificates,  in the case of a  Stacked  Transaction,  is  reduced  to zero,  the yield to  maturity  on the Class M-3  Certificates,  or the  related  Class M-3
Certificates in the case of a Stacked  Transaction,  will become  extremely  sensitive to Realized Losses on the related mortgage loans and the timing of those Realized Losses that are covered by  subordination,  because the entire amount of those Realized Losses will be allocated to the Class M-3 Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction.

         If the  Certificate  Principal  Balances of the Class B Certificates,  or any group of Class B Certificates,  in the case of a
Stacked Transaction,  and Class M-3 Certificates,  or the related Class M-3 Certificates,  in the case of a Stacked  Transaction,  have been reduced to zero,  the yield to maturity on the Class M-2  Certificates,  or the related Class M-2  Certificates,  in the case of a
Stacked  Transaction,  will become  extremely  sensitive  to  Realized  Losses on the  related  mortgage  loans and the timing of those
Realized  Losses that are covered by  subordination,  because the entire amount of those Realized Losses will be allocated to the Class
M-2 Certificates, or the related Class M-2 Certificates, in the case of a Stacked Transaction.

         Notwithstanding  the assumed  percentages of defaults,  loss severity and prepayment  assumed in determining  the price on the
Class M-2 and Class M-3  Certificates,  it is highly  unlikely that the related  mortgage loans will be prepaid or that Realized Losses will be  incurred  according  to one  particular  pattern.  For this  reason,  and  because  the  timing of cash flows is  critical  to determining  yields,  the actual pre-tax yields to maturity on the Class M-2  Certificates and the Class M-3 Certificates are likely to differ from those  assumed.  There can be no  assurance  that the related  mortgage  loans will prepay at any  particular  rate or that
Realized  Losses  will be  incurred  at any  particular  level or that the  yields  on the  Class  M-2  Certificates  or the  Class M-3
Certificates of any series will conform to the yields  assumed.  Moreover,  the various  remaining terms to maturity and mortgage rates of the related mortgage loans could produce slower or faster principal  distributions than those assumed,  even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

         Investors are urged to make their investment  decisions based on their  determinations  as to anticipated  rates of prepayment and  Realized  Losses  under a variety  of  scenarios.  Investors  in the  Class M-2  Certificates  and  particularly  in the Class M-3
Certificates  should fully  consider the risk that Realized  Losses on the related  mortgage loans could result in the failure of those investors to fully recover their investments.  For additional  considerations  relating to the yields on the offered certificates,  see
"Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual  Certificates  of that series.  Holders of Residual  Certificates  of any series may have tax liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period. In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with respect to their  Residual  Certificates  the present value of which  substantially  exceeds the present  value of  distributions  payable  thereon  and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on,  among other things, the timing and amounts of prepayments and Realized Losses experienced on the mortgage loans in the related loan group.

         The Residual  Certificateholders  of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments  made to those  holders in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences" in the related base prospectus.

                                                    POOLING AND SERVICING AGREEMENT

GENERAL

         The  certificates for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that  series,  to the standard  terms of pooling and  servicing  agreement,  dated as of January 1, 2006,  together  referred to as the pooling and servicing agreement,  among the depositor,  the master servicer, and the trustee for that series.  Reference is made to the related base  prospectus  for important  information  in addition to that  described  herein  regarding the terms and conditions of the pooling and servicing agreement and the offered certificates for each series.

         The offered  certificates of any series will be transferable  and  exchangeable at an office of the trustee,  which will serve as  certificate  registrar  and paying agent.  The  depositor  will provide a  prospective  or actual  certificateholder  of any series without  charge,  on written  request,  a copy,  without  exhibits,  of the pooling and servicing  agreement for that series.  Requests should be addressed to the President,  Residential  Funding  Mortgage  Securities I, Inc., 8400  Normandale Lake Boulevard,  Suite 250,
Minneapolis, Minnesota 55437.

         Under the pooling and servicing agreement of any series,  transfers of Residual  Certificates of that series are prohibited to any non-United  States  person.  Transfers of the Residual  Certificates  are  additionally  restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences --REMICs--Taxation of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC
Residual  Certificates to Certain  Organizations"  and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor may terminate the trustee for any series for cause under specified circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

         The trustee will be directed to appoint  Wells Fargo Bank,  N.A. to serve as custodian of the mortgage  loans  included in the trust  established  for any series.  The  custodian is not an  affiliate  of the  depositor,  the master  servicer or the  sponsor.  No servicer will have custodial  responsibility  for the mortgage notes.  Residential  Funding is required to deliver only the notes (and, with respect to any mortgage loan that is not registered  with MERS,  the assignment of mortgage) to the custodian.  The mortgage notes and the  assignment of mortgages  (and any other  contents of a mortgage  loan file  delivered to the  custodian)  may be maintained in vaults at the  premises of the sponsor or an  affiliate  of the  sponsor.  If these  documents  are  maintained  at the premises of the sponsor or an affiliate,  then only the custodian  will have access to the vaults,  and a shelving and filing system will segregate the files relating to the mortgage loans included in the trust established for any series from other assets serviced by the sponsor.

THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans included in the trust established for any series.  Master servicing responsibilities include:

          -       receiving funds from subservicers;
          -       reconciling servicing activity with respect to the mortgage loans for any series;
          -       calculating remittance amounts to certificateholders;
          -       sending remittances to the trustee for distributions to certificateholders;
          -       investor and tax reporting;
          -       coordinating loan repurchases;
          -       oversight of all servicing activity, including subservicers;
          -       following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made;
          -       approval of loss mitigation strategies;
          -       management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
          -       providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master  servicer  may,  from time to time,  outsource  certain  of its master  servicing  functions,  such as  foreclosure management,  although any such outsourcing  will not relieve the master servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.

         For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this term sheet supplement.  For a general  description of material terms relating to the master  servicer's  removal or replacement,  see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

          -       communicating with borrowers;
          -       sending monthly remittance statements to borrowers;
          -       collecting payments from borrowers;
          -       recommending  a loss  mitigation  strategy for  borrowers  who have  defaulted on their loans (i.e.  repayment  plan, modification, foreclosure, etc.);
          -       accurate  and timely  accounting,  reporting  and  remittance  of the  principal  and  interest  portions  of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
          -       accurate and timely accounting and administration of escrow and impound accounts, if applicable;
          -       accurate and timely reporting of negative amortization amounts, if any;
          -       paying escrows for borrowers, if applicable;
          -       calculating and reporting payoffs and liquidations;
          -       maintaining an individual file for each loan; and
          -       maintaining  primary  mortgage  insurance  commitments or certificates if required,  and filing any primary  mortgage insurance claims.

         HomeComings  Financial  Network,  Inc. The subservicing  agreement  provides that HomeComings will provide all of the services
described in the preceding  paragraph.   HomeComings is a Delaware  corporation and has been servicing  mortgage loans secured by first
liens on one-to  four-family  residential  properties  since 1996.   HomeComings  was  incorporated  as a  wholly-owned  subsidiary  of
Residential  Funding  Corporation in 1995 to service and originate  mortgage  loans.  In 1996,  HomeComings  acquired  American Custody
Corporation to begin servicing  subprime  mortgage loans,  and in 1999 HomeComings  acquired  Capstead Inc. to focus on servicing prime
loans such as the mortgage loans  described  herein.   After  Capstead Inc. was acquired,  HomeComings  total  servicing  portfolio was
164,000 loans with an aggregate  principal balance of approximately $25 billion with 20% being subprime.  The three servicing locations were integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the first servicing  operations to service all
loan products on one servicing  system.   The  operations of each of the acquired  companies  have been  integrated  into  HomeComings'
servicing  operations.   Approximately  85% of  mortgage  loans  currently  master  serviced by  Residential  Funding  Corporation  are
subserviced by  HomeComings.   As of December 31, 2005,  HomeComings  serviced  approximately  782,000 mortgage loans with an aggregate principal  balance of  approximately  $104  billion.  In addition to servicing  mortgage  loans  secured by first liens on  one-to-four family residential properties,  HomeComings services mortgage loans secured by more junior second liens on residential properties,  and
mortgage loans made to borrowers with imperfect  credit  histories,  and subprime  mortgage  loans.   HomeComings also performs special
servicing  functions where the servicing  responsibilities  with respect to delinquent  mortgage loans that have been serviced by third
parties is  transferred  to  HomeComings.   HomeComings'  servicing  activities  have  included the  activities  specified  above under
"--Subservicer responsibilities".

         HomeComings  may,  from  time to  time,  outsource  certain  of its  subservicing  functions,  such as  contacting  delinquent borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any such  outsourcing  will  not  relieve
HomeComings of any of its  responsibilities  or liabilities as a subservicer.  If HomeComings engages any subservicer to subservice 10%
or more of the mortgage loans, or any subservicer performs the types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

         See "The  Agreements--Events of Default;  Rights Upon Event of Default" and "--Certain Other Matters Regarding Servicing" in the
accompanying prospectus for a discussion of material removal,  replacement,  resignation and transfer provisions relating to the master servicer.

         The following tables set forth HomeComings servicing portfolio:

                                    VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE
                                                                                                            SIX-MONTHS
                                                                                                              ENDED
                                                    YEAR ENDED DECEMBER 31,                                  JUNE 30,
  FIST LIEN MORTGAGES         2001            2002            2003            2004            2005             2006
       Prime (1)         $25,532,458,680 $27,343,774,000 $29,954,139,212 $31,943,811,060 $44,570,851,126 $56,596,483,278
     Non-Prime (2)       $17,039,860,699 $27,384,763,000 $39,586,900,679 $44,918,413,591 $52,102,835,214 $51,366,852,808
         Total           $42,572,319,379 $54,728,537,000 $69,541,039,891 $76,862,224,651 $96,673,686,340 $107,963,336,086
       Prime (1)             59.97%          49.96%          43.07%          41.56%          46.10%           52.42%
     Non-Prime (2)           40.03%          50.04%          56.93%          58.44%          53.90%           47.58%
         Total              100.00%         100.00%         100.00%         100.00%         100.00%          100.00%

PERCENTAGE CHANGE FROM
    THE PRIOR YEAR
       Prime (1)            (6.30)%          7.09%           9.55%           6.64%           39.53%
     Non-Prime (2)           56.49%          60.71%          44.56%          13.47%          15.99%
         Total               11.62%          28.55%          27.07%          10.53%          25.78%

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                                    VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE
                                                                                                            SIX-MONTHS
                                                                                                              ENDED
                                                      YEAR ENDED DECEMBER 31,                                JUNE 30,
  JUNIOR LIEN MORTGAGES          2001           2002           2003            2004           2005             2006
        Prime (1)           $8,024,136,313  $7,627,424,000 $7,402,626,296 $7,569,300,685  $7,442,264,087 $10,268,313,191
      Non-Prime (2)
          Total             $8,024,136,313  $7,627,424,000 $7,402,626,296 $7,569,300,685  $7,442,264,087 $10,268,313,191
        Prime (1)              100.00%         100.00%        100.00%        100.00%         100.00%         100.00%
      Non-Prime (2)
          Total                100.00%         100.00%        100.00%        100.00%         100.00%         100.00%

  PERCENTAGE CHANGE FROM
      THE PRIOR YEAR
        Prime (1)                 NA           (4.94)%        (2.95)%         2.25%          (1.68)%
      Non-Prime (2)
          Total                   NA           (4.94)%        (2.95)%         2.25%          (1.68)%

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                                                   VOLUME BY NUMBER OF LOANS
                                                                                                                    SIX-MONTHS
                                                                                                                      ENDED
                                                          YEAR ENDED DECEMBER 31,                                    JUNE 30,
  FIRST LIEN MORTGAGES           2001             2002             2003              2004             2005             2006
        Prime (1)              133,632           125,209          143,645          150,297           187,773         224,580
      Non-Prime (2)            168,185           257,077          341,190          373,473           394,776         382,202
          Total                301,817           382,286          484,835          523,770           582,549         606,782
        Prime (1)               44.28%           32.75%           29.63%            28.70%           32.23%           37.01%
      Non-Prime (2)             55.72%           67.25%           70.37%            71.30%           67.77%           62.99%
          Total                100.00%           100.00%          100.00%          100.00%           100.00%         100.00%

 PERCENTAGE CHANGE FROM
     THE PRIOR YEAR
        Prime (1)              (9.85)%           (6.30)%          14.72%            4.63%            24.93%
      Non-Prime (2)             38.47%           52.85%           32.72%            9.46%             5.70%
          Total                 11.91%           26.66%           26.83%            8.03%            11.22%

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                                                    VOLUME BY NUMBER OF LOANS
                                                                                                                    SIX-MONTHS
                                                                                                                       ENDED
                                                          YEAR ENDED DECEMBER 31,                                    JUNE 30,
  JUNIOR LIEN MORTGAGES          2001             2002             2003              2004             2005             2006
        Prime (1)              228,946           217,031          211,585          210,778           199,600          251,635
      Non-Prime (2)
          Total                228,946           217,031          211,585          210,778           199,600          251,635
        Prime (1)              100.00%           100.00%          100.00%          100.00%           100.00%          100.00%
      Non-Prime (2)
          Total                100.00%           100.00%          100.00%          100.00%           100.00%          100.00%

 PERCENTAGE CHANGE FROM
     THE PRIOR YEAR
        Prime (1)                 NA             (5.20)%          (2.51)%          (0.38)%           (5.30)%
      Non-Prime (2)
          Total                   NA             (5.20)%          (2.51)%          (0.38)%           (5.30)%

 (1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End
    Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
 (2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

---------------------------------------------------------------------------------------------------------------------------------------

         GMAC Mortgage  Corporation.  GMAC Mortgage Corporation ("GMACM") is a Pennsylvania  corporation and a wholly-owned  subsidiary of GMAC Residential Holding Corporation,  which is a wholly owned subsidiary of Residential Capital Corporation  ("ResCap").  ResCap is
a wholly-owned  subsidiary of GMAC Mortgage Group,  Inc., which is a wholly-owned  subsidiary of General Motors Acceptance  Corporation
("GMAC"). GMAC is a wholly-owned subsidiary of General Motors Corporation.

         GMAC entered the  residential  real estate  finance  business in 1985 through its  acquisition  of Colonial  Mortgage  Service
Company, which was formed in 1926, and the loan administration,  servicing operations and portfolio of Norwest Mortgage,  which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

         GMACM maintains its executive and principal offices at 100 Witmer Road,  Horsham,  Pennsylvania 19044. Its telephone number is
(215) 682-1000.

         In addition,  GMACM  purchases  mortgage loans  originated by GMAC Bank,  which is  wholly-owned by ResCap and an affiliate of
GMACM. All of the mortgage loans that GMAC Bank originates are originated in accordance with GMACM's  underwriting  standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

         The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
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                                                   -------------------------------
                                                      General Motors Acceptance
                                                             Corporation
                                                                (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                                RESCAP
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                         ---------------------------------------------------
                                                                 | |
                                                                 | |
                                   ------------------------------- --------------------------------
                                    GMAC Mortgage Corporation           GMAC BANK
                                          (Subservicer)
                                   ------------------------------- --------------------------------

         GMACM generally retains the servicing rights with respect to loans it sells or securitizes,  and also  occasionally  purchases mortgage  servicing  rights  from other  servicers  or acts as a  subservicer  of mortgage  loans (and does not hold the  corresponding mortgage servicing right asset).

                  As of March 31, 2006, GMACM acted as primary servicer and owned the  corresponding  servicing rights on approximately
2.06 million  of  residential  mortgage  loans  having an  aggregate  unpaid  principal  balance of  $255 billion,  and GMACM  acted as subservicer (and did not own the corresponding  servicing rights) on approximately  294,606 loans  having an aggregate unpaid principal balance of over $41.8 million.

         The following tables set forth the mortgage loans serviced by GMACM for the periods  indicated,  and the annual average number of such loans for the same period.  GMACM was the servicer of a residential  mortgage loan portfolio of  approximately  $150.4 billion,
$12.5  billion,  $21.2 billion and $6.67 billion  during the year ended December 31, 2002 backed by prime  conforming  mortgage  loans, prime non-conforming  mortgage loans,  government mortgage loans and second-lien mortgage loans,  respectively.  GMACM was the servicer of a residential  mortgage loan portfolio of approximately  $189.2 billion,  $33.2 billion,  $18.2 billion and $14.6 billion during the three-month period ended March 31, 2006 backed by prime conforming  mortgage loans,  prime  non-conforming  mortgage loans,  government mortgage  loans and  second-lien  mortgage  loans,  respectively.  The  percentages  shown  under  "Percentage  Change from Prior Year"
represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                         GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                                            ($ IN MILLIONS)

                                      THREE-MONTHS                    FOR THE YEAR ENDED DECEMBER 31,
                                          ENDED
                                        MARCH 31,

                                          2006             2005             2004            2003             2002
Prime conforming mortgage loans
     No. of Loans..................    1,400,655        1,392,870       1,323,249       1,308,284        1,418,843
     Dollar Amount of Loans........     $189,270         $186,364        $165,521        $153,601         $150,421
     Percentage Change
          from Prior Year..........  ----------------
                                          1.56%            12.59%           7.76%           2.11%             N/A
Prime non-conforming mortgage loans
     No. of Loans                         70,735           69,488          53,119          34,041           36,225
     Dollar Amount of Loans              $33,219          $32,385         $23,604         $13,937          $12,543
     Percentage Change
          from Prior Year..........        2.58%           37.20%          69.36%          11.12%              N/A
Government mortgage loans
     No. of Loans                        180,357          181,679         191,844         191,023          230,085
     Dollar Amount of Loans              $18,160          $18,098         $18,328         $17,594          $21,174
     Percentage Change
          from Prior Year..........       0.34%           (1.25)%           4.17%          (16.91)%           N/A
Second-lien mortgage loans
     No. of Loans                        417,531          392,261         350,334         282,128          261,416
     Dollar Amount of Loans              $14,662          $13,034         $10,374          $7,023           $6,666
     Percentage Change
          from Prior Year..........       12.49%           25.64%          47.71%           5.36%             N/A
Total mortgage loans serviced
     No. of Loans                      2,069,278        2,036,298       1,918,546       1,815,476        1,946,569
     Dollar Amount of Loans             $255,311         $249,881        $217,827        $192,155         $190,804
     Percentage Change
          from Prior Year..........       2.17%            14.72%          13.36%           0.71%             N/A

         As servicer,  GMACM collects and remits  mortgage loan payments,  responds to borrower  inquiries,  accounts for principal and interest,  holds  custodial and escrow funds for payment of property  taxes and insurance  premiums,  counsels or otherwise  works with delinquent  borrowers,  supervises  foreclosures  and property  dispositions and generally  administers the loans.  GMACM sends monthly invoices or annual coupon books to borrowers to prompt the  collection  of the  outstanding  payments.  Borrowers may elect for monthly payments to be deducted  automatically  from bank accounts on the same day every month or may take  advantage of on demand ACH payments made over the internet or via phone.  GMACM may, from time to time,  outsource certain of its servicing  functions,  such as contacting delinquent borrowers,  property tax administration and hazard insurance administration,  although any such outsourcing will not relieve
GMACM of any of its responsibilities or liabilities as a servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing  fees for each  mortgage  loan are payable out of the interest  payments on that mortgage loan prior to payments to  certificateholders.  Except as is set forth in any final term sheet for that series,  the servicing  fees relating to each mortgage loan will be generally be at least 0.30% per annum of the  outstanding  principal  balance of that mortgage  loan.  The servicing  fees consist of (a) servicing fees payable to the master servicer in respect of its master  servicing  activities and (b)  subservicing  and other related  compensation  payable to the subservicer,  including any payment due to prepayment charges on the related mortgage loans and such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         Except as is set forth in any final term sheet for that series,  the primary  compensation  to be paid to the master  servicer for its master servicing  activities will generally be 0.05% per annum of the outstanding  principal  balance of each mortgage loan. As described in the related base  prospectus,  a subservicer is entitled to servicing  compensation in a minimum amount equal to 0.25% per annum of the outstanding  principal  balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing expenses  associated with the trust for any series and incurred by the master servicer in connection  with its  responsibilities  under the related  pooling and servicing  agreement.  The master  servicing fee may be changed if a successor  master  servicer is appointed, but it will not exceed the rate currently paid to the master  servicer.  See "The Pooling and Servicing  Agreement--Servicing  and Other
Compensation  and Payment of Expenses" in the related base  prospectus for  information  regarding  other possible  compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments  on the  mortgage  loans,  prior to payments of interest and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
           DESCRIPTION                       AMOUNT                                     RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               Generally, 0.05% per annum of the          Master Servicer
                                             principal balance of each mortgage loan,
                                             depending on the type of mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal balance   Subservicers
                                             of each mortgage loan serviced by a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

         In addition,  the master  servicer or any applicable  subservicer  may recover from payments on the mortgage loans included in the trust  established  for any series or  withdraw  from the  Custodial  Account the amount of any  Advances  and  Servicing  Advances previously  made,  interest  and  investment  income,  foreclosure  profits,  indemnification  payments  payable  under the pooling and servicing agreement, and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date for any series, a distribution  date statement will be made available to each  certificateholder  of that series setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal
Balance or  Notional  Amount of an  individual  certificate  following  the  payment  and  certain  other  information  relating to the certificates and the mortgage loans of that series.  The trustee will make the  distribution  date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders  of that series and other  parties to the pooling and  servicing  agreement  via the  trustee's  internet  website set forth in the related  prospectus
supplement.   See  also  "Reports  to  Certificateholders"  in  the  related  base  prospectus  for  a  more  detailed  description  of certificateholder reports.

VOTING RIGHTS

         There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series evidencing  a  specified  percentage  of all  undivided  interests  in the  related  trust and may be taken by holders of  certificates entitled in the  aggregate to that  percentage  of the voting  rights.  All voting  rights for any series will be  allocated  among all holders of the  certificates  of that series as is set forth in the prospectus  supplement  for that series.  The pooling and servicing agreement  for any series may be amended  without the consent of the holders of the Residual  Certificates  of that series in specified circumstances.

         Notwithstanding  the  foregoing,  so long as there  does not exist a failure  by the  Certificate  Insurer  to make a required payment under any financial  guaranty  insurance policy related to any class of Insured  Certificates for any series,  the Certificates
Insurer  shall have the right to  exercise  all rights of the  holders of the Insured  Certificates  of that  series  under the related pooling and  servicing  agreement  without any consent of such  holders,  and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

         The  circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will terminate relating to the offered certificates of that series are described under "The Pooling and Servicing Agreement --Termination;  Retirement
of Certificates" in the related base prospectus.

         With respect to any Stacked  Transaction,  the master  servicer will have the option,  on any  distribution  date on which the aggregate  Stated Principal  Balance of the mortgage loans in a loan group is less than 10% of the aggregate  Stated Principal  Balance of those  mortgage  loans as of the cut-off date for that series,  after  deducting  payments of principal  due during the month of the cut-off  date,  either to purchase  all  remaining  mortgage  loans in that loan group and other assets in the trust  related  thereto, thereby effecting early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

         With respect to any Crossed  Transaction,  Residential  Funding or its designee will have the option, on any distribution date on which the aggregate  Stated Principal  Balance of the mortgage loans is less than 10% of the aggregate  Stated Principal  Balance of the mortgage  loans as of the cut-off date after  deducting  payments of principal due during the month of the cut-off date,  either to purchase all  remaining  mortgage  loans and other assets in the trust  related  thereto,  thereby  effecting  early  retirement of the certificates or to purchase, in whole but not in part, the certificates.

         Any such  purchase  of the  mortgage  loans in any loan  group or the  mortgage  loans and other  assets of the trust  related thereto  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each related  mortgage  loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such mortgaged  properties  has been  acquired  if such fair  market  value is less than such unpaid  principal  balance,  as of the date of repurchase plus (b) accrued  interest  thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include certain amounts owed by Residential  Funding as seller of the mortgage loans,  under the terms of the agreement  pursuant to which Residential  Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

         Distributions  on the  certificates  relating  to any  optional  termination  will  be  paid,  first,  to the  related  Senior
Certificates,  second, to the related Class M Certificates,  in the case of a Stacked Transaction, or the Class M Certificates,  in the
case of a Crossed Transaction,  in the order of their payment priority and, third, to the related Class B Certificates,  in the case of a Stacked Transaction,  or the Class M Certificates,  in the case of a Crossed Transaction,.  The proceeds of any such distribution may not be  sufficient  to  distribute  the full amount to each class of  certificates  if the purchase  price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid principal  balance of the related mortgage loan.  Subject to any applicable  limitation set forth therein,  the financial guaranty insurance policy for any class of Insured  Certificates of any series will cover any such shortfall on that series allocated to those Insured  Certificates.  Any such purchase of the certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance plus, except with respect to the Principal Only Certificates,  the Accrued Certificate  Interest thereon,  or with respect to the Interest Only Certificates,  on their Notional  Amount,  for the  immediately  preceding  Interest  Accrual  Period at the  then-applicable  pass-through  rate and any previously  unpaid  Accrued  Certificate  Interest.  Promptly  after the  purchase  of such  certificates,  the master  servicer  shall terminate the related REMIC in accordance with the terms of the pooling and servicing agreement for that series.

         Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  for  any  series  under  the  circumstances  described  in the two  preceding  paragraphs,  the  holders  of the  offered certificates  of that  series  will be entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus, except in the case of the Principal Only  Certificates,  Accrued  Certificate  Interest thereon for the immediately  preceding Interest
Accrual Period at the  then-applicable  pass-through  rate,  or, with respect to the Interest Only  Certificates,  Accrued  Certificate
Interest  for the  immediately  preceding  Interest  Accrual  Period on their  Notional  Amount,  plus any  previously  unpaid  Accrued
Certificate  Interest.  However,  any Prepayment Interest Shortfalls  previously  allocated to the certificates of that series will not be reimbursed.  In addition,  distributions  to the holders of the most  subordinate  class of related  certificates,  in the case of a
Stacked Transaction,  or most subordinate class of certificates,  in the case of a Crossed Transaction,  outstanding with a Certificate
Principal  Balance greater than zero will be reduced,  as described in the preceding  paragraph,  in the case of the termination of the trust resulting from a purchase of all the assets of the trust.

THE TRUSTEE

         Unless an event of default has  occurred  and is  continuing  under the  pooling and  servicing  agreement,  the trustee  will perform only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the pooling and  servicing  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing  certificateholders  and applicable rating  agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing the master servicer as a result of any such default,  appointing a successor  master  servicer,  and effecting any optional termination of the trust.

         The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement, except any such  expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51%
of the  aggregate  voting  rights in the related  trust.  Any  resignation  or removal of the trustee  and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                           LEGAL PROCEEDINGS

         Except as set  forth in any final  term  sheet for any  series,  there  are no  material  pending  legal or other  proceedings involving the mortgage  loans  included in the trust  established  for any series or Residential  Funding  Corporation,  as sponsor and master servicer,  Residential  Funding Mortgage  Securities I, Inc. as depositor,  the Trust as the issuing entity, or Homecomings,  as subservicer,  that,  individually or in the aggregate,  would have a material adverse impact on investors in these certificates for any series.

         Residential  Funding and  Homecomings  are  currently  parties to various legal  proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently available,  it is the opinion of Residential  Funding and Homecomings that the eventual outcome of any currently  pending legal  proceeding,  individually or in the aggregate,  will not have a material  adverse  effect on their ability to perform their  obligations in relation to the mortgage loans  included in the trust  established  for any series.  No assurance,  however,  can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate, would not have a material adverse impact on Residential Funding or Homecomings.  Any such unfavorable  outcome could adversely affect the ability of Residential  Funding Corporation or Homecomings to
perform its servicing  duties with respect to the mortgage loans included in the trust  established for any series and potentially lead to the replacement of Residential Funding or Homecomings with a successor servicer.

                                               MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the certificates,  Mayer, Brown, Rowe & Maw LLP, counsel to the depositor,  will render an opinion,  with respect to each series of  certificates  to the effect  that,  assuming  compliance  with all  provisions  of the  related  pooling and servicing  agreement,  for federal income tax purposes,  the trust  established for any series will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

         o    the Class R Certificates of a series will constitute the sole class of "residual interests" in its respective REMIC; and

         o    each class of Senior  Certificates,  other than the Residual  Certificates,  and the Class M Certificates and the Class B
              Certificates  of any series will represent  ownership of "regular  interests" in a REMIC and will generally be treated as debt instruments of that REMIC.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For federal income tax purposes,  each class of offered  certificates  of any series may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original issue discount, market  discount  and premium,  if any, on any class for any series for federal  income tax  purposes  will be based on the  assumption that,  subsequent to the date of any  determination the mortgage loans included in the trust established for that series will prepay at a rate equal to the prepayment  speed  assumption  set forth in any final term sheet for that series.  No  representation  is made that the mortgage  loans  included in the trust  established  for that series will prepay at that rate or at any other rate.  See  "Material
Federal Income Tax  Consequences--General"  and  "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount" in
the related base prospectus.

         The holders of the offered  certificates  will be required to include in income  interest and any original  issue  discount on their certificates in accordance with the accrual method of accounting.

         The Internal  Revenue  Service,  or IRS, has issued  original  issue discount  regulations  under sections 1271 to 1275 of the
Internal  Revenue  Code that address the  treatment of debt  instruments  issued with  original  issue  discount.  The OID  regulations suggest that original issue  discount with respect to securities  similar to the Variable Strip  Certificates  that represent  multiple uncertificated  REMIC regular  interests,  in which  ownership  interests will be issued  simultaneously  to the same buyer,  should be computed on an  aggregate  method.  In the absence of further  guidance  from the IRS,  original  issue  discount  with  respect to the uncertificated  regular  interests  represented  by the Variable Strip  Certificates  of any series will be reported to the IRS and the related  certificateholders  on an aggregate  method based on a single  overall  constant yield and the  prepayment  assumption  stated
above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing  original issue discount  described in this term sheet supplement results in a negative amount for any period with respect to a  certificateholder,  the amount of original issue discount  allocable to that period would be zero and the certificateholder  will be permitted to offset that negative amount only against future original issue discount,  if any,  attributable to those certificates.

         In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible  that the holder of a  certificate  of any series may be able to select a method for  recognizing  original issue  discount that differs from that used by the master  servicer in preparing reports to the related certificateholders and the IRS.

         Some of the  classes of offered  certificates  of any series may be treated  for  federal  income tax  purposes as having been issued at a  premium.  Whether  any holder of one of those  classes of  certificates  will be  treated  as holding a  certificate  with amortizable  bond premium  will depend on the  certificateholder's  purchase  price and the  distributions  remaining to be made on the certificate  at the time of its  acquisition  by the  certificateholder.  Holders of those  classes of any series of  certificates  are encouraged  to consult  their tax advisors  regarding the  possibility  of making an election to amortize  such premium.  See "Material
Federal  Income  Tax  Consequences--REMICs--Taxation  of Owners  of REMIC  Regular  Certificates"  and  "--Premium"  in the  related  base prospectus.

         The offered  certificates will be treated as assets of any series described in Section  7701(a)(19)(C) of the Internal Revenue
Code and "real estate  assets"  under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the trust  would be so  treated.  In  addition,  interest  on the  offered  certificates  of any  series  will be  treated as
"interest on obligations  secured by mortgages on real property" under Section  856(c)(3)(B) of the Internal  Revenue Code generally to the extent that the offered  certificates  are treated as "real estate  assets"  under  Section  856(c)(4)(A)  of the Internal  Revenue
Code.  Moreover,  the offered certificates of any series, other than any Residual  Certificates,  will be "qualified  mortgages" within the meaning of Section  860G(a)(3) of the Internal  Revenue Code if  transferred  to another REMIC on its startup day in exchange for a regular or residual  interest  therein.  However,  prospective  investors in offered  certificates of any series that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that,  notwithstanding  that treatment,  any repurchase of a certificate  of that series  pursuant to the right of the master  servicer to repurchase  the offered  certificates  of that series may adversely  affect any REMIC that holds the offered  certificates if the repurchase is made under  circumstances  giving rise to a  Prohibited  Transaction  Tax.  See "The  Pooling and  Servicing  Agreement--Termination"  in this term sheet  supplement  and
"Material  Federal  Income Tax  Consequences--REMICs-- Characterization  of  Investments  in REMIC  Certificates"  in the  related  base prospectus.

         For further  information  regarding  federal income tax  consequences of investing in the offered  certificates of any series, see "Material Federal Income Tax Consequences--REMICs" in the prospectus supplement for that series and in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC  regulations under the provisions of the Internal Revenue Code that  significantly  affect holders of
Residual  Certificates  of any series.  The REMIC  regulations  impose  restrictions  on the transfer or  acquisition  of some residual interests,  including  the  Residual  Certificates.  The pooling and  servicing  agreement  for any series  includes  other  provisions regarding the transfer of Residual Certificates of that series, including:

         o    the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee;

         o    is not a disqualified organization;

         o    is not acquiring the Residual Certificate on behalf of a disqualified organization;

         o    will maintain that status and will obtain a similar  affidavit from any person to whom the transferee shall  subsequently transfer a Residual Certificate;

         o    a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

         o    a grant to the master servicer of the right,  without notice to the holder or any prior holder, to sell to a purchaser of its choice any  Residual  Certificate  that shall  become  owned by a  disqualified  organization  despite  the first two provisions above.

         In addition,  under the pooling and servicing  agreement for any series,  the Residual  Certificates of that series may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual  interests  will be disregarded for all federal income tax purposes,  and that the purported  transferor of "noneconomic"  residual interests will continue to remain  liable for any taxes due with  respect to the  income on the  residual  interests,  unless  "no  significant  purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC  regulations,  the Residual  Certificates of any series may  constitute  noneconomic  residual  interests  during  some or all of their  terms  for  purposes  of the  REMIC  regulations  and, accordingly,  unless no significant  purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual
Certificates of any series may be disregarded  and purported  transferors may remain liable for any taxes due relating to the income on the related  Residual  Certificates.  All transfers of the Residual  Certificates  of any series will be restricted in accordance  with the terms of the pooling and  servicing  agreement  for that series that are  intended to reduce the  possibility  of any transfer of a
Residual Certificate being disregarded to the extent that the Residual  Certificates  constitute  noneconomic  residual interests.  See
"Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners of REMIC  Residual  Certificates--Noneconomic  REMIC  Residual
Certificates" in the related base prospectus.

         The IRS has issued final REMIC  regulations  that add to the conditions  necessary to assure that a transfer of a non-economic residual  interest  would be  respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer"  and either (i) the amount  received by the transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii)
the transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other requirements  where agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances known to the  transferor  at the time of transfer  not  indicate to a  reasonable  person that the taxes with  respect to the  residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the earlier  accrual periods  of the term of the  related  REMIC that  significantly  exceeds  the amount of cash  distributions  received  by the  Residual
Certificateholders  from  the  REMIC  with  respect  to  those  periods.  Furthermore,  the tax on that  income  may  exceed  the  cash distributions with respect to those periods.  Consequently,  Residual  Certificateholders should have other sources of funds sufficient to pay any federal  income taxes due in the earlier  years of the related  REMIC's term as a result of their  ownership of the Residual
Certificates.  In addition,  the required  inclusion of this amount of taxable income during each REMIC's  earlier  accrual periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or  disposition  of a
Residual  Certificate,  or  possibly  later  under the "wash sale" rules of Section  1091 of the  Internal  Revenue  Code may cause the
Residual  Certificateholders'  after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return  is  positive.  That  is,  on  a  present  value  basis,  the  Residual  Certificateholders'  resulting  tax  liabilities  could substantially  exceed the sum of any tax benefits and the amount of any cash  distributions  on such Residual  Certificates  over their life.

         An  individual,  trust or estate  that holds,  whether  directly  or  indirectly  through  pass-through  entities,  a Residual
Certificate,  may have significant  additional gross income with respect to, but may be limited on the  deductibility of, servicing and trustee's fees and other  administrative  expenses properly  allocable to each REMIC in computing the  certificateholder's  regular tax liability  and will not be able to deduct  those  fees or  expenses  to any extent in  computing  the  certificateholder's  alternative
minimum  tax   liability.   See  "Material   Federal   Income  Tax   Consequences--  REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued  proposed  regulations  that,  if adopted  as final  regulations,  would  cause the  question  of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

         Residential  Funding  will be  designated  as the "tax  matters  person"  with  respect  to each REMIC as defined in the REMIC
Provisions,  as defined in the related base  prospectus,  and in connection  therewith  will be required to hold not less than 0.01% of each class of Residual Certificates.

         Purchasers  of the  Residual  Certificates  of any series are  strongly  encouraged  to consult  their tax  advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

         For further  information  regarding  the federal  income tax  consequences  of investing in the Residual  Certificates  of any series,  see  "Certain  Yield  and  Prepayment  Considerations--Additional  Yield  Considerations  Applicable  Solely  to  the  Residual
Certificates" in this term sheet supplement and "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual
Certificates" in the related base prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury  pronouncements  directed at abusive tax shelter activity appear to apply to transactions  not  conventionally regarded as tax shelters.  Regulations  require  taxpayers to report  certain  disclosures  on IRS form 8886 if they  participate  in a
"reportable  transaction."  Organizers  and sellers of the  transaction  are  required to maintain  records  including  investor  lists containing  identifying  information  and to  furnish  those  records  to the IRS  upon  demand.  A  transaction  may be a  "reportable transaction"  based  upon any of  several  indicia,  one or more of  which  may be  present  with  respect  to your  investment  in the
Certificates.  Congress  has  enacted  provisions  that  impose  significant  penalties  for  failure to comply  with these  disclosure requirements.  Investors in Residual  Certificates are encouraged to consult their own tax advisers  concerning any possible disclosure obligation  with respect to their  investment,  and should be aware that the issuing entity and other  participants  in the transaction intend to comply with such disclosure and investor list  maintenance  requirements as they determine apply to them with respect to this transaction.

STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal  income tax  consequences  described  in  "Material  Federal  Income Tax  Consequences,"  potential investors should consider the state and local tax consequences of the  acquisition,  ownership,  and disposition of the certificates of any series.  State tax law may differ  substantially from the corresponding  federal tax law, and the discussion above does not purport to  describe  any  aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors  are  encouraged  to consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                                            USE OF PROCEEDS

         The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the  underwriters  for any series will be paid to the  depositor.  The  depositor  will use the  proceeds to purchase  the  mortgage  loans  included in the trust established for that series or for general corporate purposes.

                                                        METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of any related  underwriting  agreement for any series, each underwriter set forth in any final term sheet for that series with respect to any class of offered  certificates  of that series will serve as an underwriter for each  applicable  class set forth in any final term sheet for that series and will agree to purchase and the depositor to sell each applicable class of those Senior Certificates and Class M Certificates,  except that a de minimis portion of the Residual  Certificates of that  series  will be  retained by  Residential  Funding.  Each  applicable  class of  certificates  of any series  being sold to an underwriter  are  referred to as the  underwritten  certificates  for that series.  It is expected  that  delivery of the  underwritten certificates  for any series,  other than the Residual  Certificates,  will be made only in book-entry  form through the Same Day Funds
Settlement  System of DTC,  and that the  delivery  of the  Residual  Certificates  for any series,  other than the de minimis  portion retained by  Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the closing  date for that  series, against payment therefor in immediately available funds.

         In connection with the  underwritten  certificates of any series,  each  underwriter has agreed,  in accordance with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series  provides that the  obligation  of the  underwriter  to pay for and accept delivery of each applicable  class of the  underwritten  certificates of that series is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration statement  shall be in effect,  and that no  proceedings  for that purpose shall be pending  before or threatened by the Securities and
Exchange Commission.

         The  distribution of the  underwritten  certificates of any series by any applicable  underwriter may be effected from time to time in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the underwritten  certificates for any series, before deducting expenses payable by the depositor,  shall be set forth in the prospectus supplement for that series.

         The  underwriter  for any  class  of any  series  may  effect  these  transactions  by  selling  the  applicable  underwritten certificates of any series to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts, concessions  or  commissions  from the  underwriter  for  whom  they  act as  agent.  In  connection  with  the sale of the  applicable underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have received  compensation from the depositor in the form of underwriting  compensation.  The underwriter and any dealers that participate with the underwriter in the  distribution  of the  underwritten  certificates  of any series are also  underwriters  of that series under the Securities Act of
1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be  underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement for any series will provide that the depositor  will indemnify the  underwriter,  and that under limited  circumstances  the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no  secondary  market for the offered  certificates.  The  underwriter  for any series may make a secondary market in the  underwritten  certificates  of that series but is not  obligated to do so.  There can be no  assurance  that a secondary market  for the  offered  certificates  of any  series  will  develop  or,  if it does  develop,  that it will  continue.  The  offered certificates will not be listed on any securities exchange.

         The primary  source of  information  available  to investors  concerning  the offered  certificates  of any series will be the monthly statements discussed in the related base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and
in this term sheet supplement under "Pooling and Servicing  Agreement--Reports  to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional amount of the offered  certificates of that series. There can be no assurance that any additional  information  regarding the offered  certificates of any series will be available through any other source. In addition, the  depositor  is not aware of any source  through  which price  information  about the offered  certificates  will be available on an ongoing basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the liquidity of the offered certificates for any series, even if a secondary market for the offered certificates for any series becomes available.

                                                            LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  of any series will be passed upon for the  depositor  and  Residential
Funding  Securities  Corporation,  if it is an underwriter of that series, by Mayer,  Brown, Rowe & Maw LLP, New York, New York and for
any underwriters of that series other than Residential Funding Securities Corporation, by Sidley Austin LLP, New York, New York.

                                                                RATINGS

         It is a condition of the issuance of the offered  certificates  of any series that each class of offered  certificates of that series be  assigned  at least the  ratings  designated  in the final term sheet for that class of  certificates  by one or more  rating agencies including that they be rated by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc.,  Standard & Poor's or S&P,
Moody's Investors Service, Inc. or Moody's or Fitch Ratings or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders of payments required under the related pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration the credit quality of the related mortgage pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment  stream in the related  mortgage  pool is adequate to make payments  required  under the related  certificates.  Standard &
Poor's ratings on the offered  certificates of any series will not, however,  constitute a statement regarding frequency of prepayments on the related  mortgage loans.  See "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement.  The rating on the
Residual  Certificates only addresses the return of its Certificate  Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The  ratings  assigned  by  Moody's  to  mortgage  pass  through  certificates  address  the  likelihood  of  the  receipt  by certificateholders  of all  distributions  to which they are  entitled  under the related  pooling  and  servicing  agreement.  Moody's ratings  reflect its analysis of the  riskiness of the related  mortgage  loans and the  structure of the  transaction  as described in related  pooling and  servicing  agreement.  Moody's  ratings do not  address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the related mortgage loans.  Further,  the ratings on the Interest Only  Certificates of any series do not address whether  investors therein will recoup their initial  investments.  The rating on the Principal Only Certificates of any series only addresses the return of its Certificate  Principal Balance.  The rating on the Residual  Certificates of any series only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass through rate.

         The  ratings  assigned  by  Fitch  to  mortgage   pass-through   certificates   address  the  likelihood  of  the  receipt  by
certificateholders  of all  distributions  to which they are entitled under the  transaction  structure.  Fitch's  ratings  reflect its analysis of the  riskiness of the  underlying  mortgage  loans and the  structure  of the  transaction  as  described in the  operative documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the underlying  mortgage  loans.  Further,  the ratings on any Interest Only  Certificates do not address  whether  investors  therein will recoup  their  initial  investments.  The rating on any  Principal  Only  Certificates  only  addresses  the return of its  Certificate
Principal  Balance.  The rating on any class of Residual  Certificates  only addresses the return of its Certificate  Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

         Except as is otherwise  set forth in the  prospectus  supplement  for that series,  the ratings by each rating agency rating a class of Insured Certificates of any series will be determined without regard to the related financial guaranty insurance policy.

         There can be no assurance as to whether any rating  agency other than the rating  agencies  designated in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the  certificates  of any series by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the  Certificates of that series by the rating agency or rating  agencies  requested by the Depositor to rate those certificates.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
The ratings of any Interest Only  Certificates of any series do not address the possibility that the holders of those  certificates may fail to fully recover their initial  investments.  In the event that the ratings initially assigned to the offered  certificates of any series are  subsequently  lowered  for any  reason,  no person or entity is  obligated  to  provide  any  additional  support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                           LEGAL INVESTMENT

         Any final term sheet for any series will set forth the offered  certificates  of that series which will  constitute  "mortgage related  securities"  for  purposes  of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in SMMEA.  SMMEA  provides,  however, that states could override its provisions on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to  October 3, 1991.  Some  states  have  enacted  legislation  which  overrides  the  preemption provisions of SMMEA.  The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates of any series for legal  investment  or other  purposes,  or as to the ability of  particular  investors  to purchase any class of the offered certificates of any series under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities are subject to legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                         ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate  accounts,  or any other person investing  ERISA plan assets of any ERISA plan, as defined under "ERISA  Considerations--ERISA  Plan Asset  Regulations"  in the related base prospectus,  should  carefully  review with its legal advisors whether the purchase or holding of the offered  certificates of any series could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal  Revenue
Code. The purchase or holding of the Senior  Certificates,  as well as the Class M Certificates  of any series,  by or on behalf of, or with ERISA plan  assets of, an ERISA plan may  qualify  for  exemptive  relief  under the RFC  exemption,  as  described  under  "ERISA
Considerations--Prohibited  Transaction  Exemptions"  in the related base  prospectus  provided  those  certificates  are rated at least
"BBB-" (or its  equivalent)  by Standard & Poor's,  Moody's or Fitch  Ratings,  or Fitch,  at the time of purchase.  The RFC  exemption contains a number of other conditions  which must be met for the RFC exemption to apply,  including the requirement that any ERISA plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

         Each beneficial  owner of Class M Certificates of any series or any interest therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of such  certificate or any interest  therein,  that either (i) it is not an ERISA plan investor;
(ii) it has acquired and is holding such Class M  Certificates  in reliance on the RFC exemption,  and that it  understands  that there are certain  conditions to the  availability of the RFC exemption,  including that the Class M Certificates  must be rated, at the time of  purchase,  not lower than "BBB-" (or its  equivalent)  by  Standard & Poor's,  Fitch or  Moody's;  or (iii) (1) it is an  insurance company,  (2) the source of funds used to acquire or hold the  certificate  or any interest  therein is an "insurance  company  general account," as such term is defined in Section V(e) of Prohibited  Transaction  Class  Exemption,  or PTCE, 95 60, and (3) the conditions in Sections I and III of PTCE 95 60 have been satisfied.

         If any Class M  Certificate  of any  series or any  interest  therein  is  acquired  or held in  violation  of the  conditions described in the preceding  paragraph,  the next preceding  permitted  beneficial owner will be treated as the beneficial owner of that
Class M Certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose acquisition  or holding of any such  certificate  or interest  therein was  effected in violation  of the  conditions  described in the preceding  paragraph  shall  indemnify  and hold  harmless the  depositor,  the trustee,  the master  servicer,  any  subservicer,  the underwriters  and the trust for that  series  from and against any and all  liabilities,  claims,  costs or expenses  incurred by those parties as a result of that acquisition or holding.

         Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that might be available will not likely apply to the purchase,  sale or holding of the Residual  Certificates of any series,  transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  acceptable  to and in form and  substance  satisfactory  to those  entities,  which  opinion  will not be at the expense of those  entities,  to the effect  that the  purchase  and  holding  of those  certificates  by or on behalf of the ERISA plan investor:

o    is permissible under applicable law;

o    will not constitute or result in a non-exempt prohibited  transaction under ERISA or Section 4975 of the Internal Revenue Code (or comparable provisions of any subsequent enactments); and

o    will not subject the  depositor,  the trustee or the master  servicer to any  obligation or liability  (including  obligations  or liabilities  under ERISA or Section 4975 of the Internal  Revenue Code) in addition to those undertaken in the related pooling and servicing agreement.

         As discussed in greater detail above under  "Description of the Mortgage  Pool--Sharia  Mortgage Loans", the trust will include certain  residential  financing  transactions,  referred to as Sharia mortgage loans, that are structured so as to be permissible under
Islamic  law  utilizing  declining  balance  co-ownership  structures.  The DOL has not  specifically  considered  the  eligibility  or treatment  of Sharia  mortgage  loans  under the RFC  exemption,  including  whether  they would be treated in the same manner as other single family  residential  mortgages.  However,  since the remedies in the event of default and certain other provisions of the Sharia mortgage loans held by the trust are similar to the remedial and other  provisions in the  residential  mortgage loans  contemplated by the DOL at time the RFC  exemption  was granted,  the  depositor  believes  that the Sharia  mortgage  loans should be treated as other single family residential mortgages under the RFC exemption.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered  certificates  of any series on behalf of or with ERISA plan assets of any ERISA plan should  consult  with its counsel  with  respect to: (i) whether the  specific and  general  conditions  and the other  requirements  in the RFC  exemption  would be  satisfied,  or  whether  any  other  prohibited transaction  exemption would apply, and (ii) the potential  applicability of the general fiduciary  responsibility  provisions of ERISA and the  prohibited  transaction  provisions  of ERISA and Section 4975 of the Internal  Revenue Code to the proposed  investment.  See
"ERISA Considerations" in the related base prospectus.

         The sale of any of the  offered  certificates  of any  series  to an  ERISA  plan is in no  respect  a  representation  by the depositor  or the  underwriters  of that  certificate  that such an  investment  meets all  relevant  legal  requirements  relating  to investments  by ERISA plans  generally  or any  particular  ERISA  plan,  or that such an  investment  is  appropriate  for ERISA plans generally or any particular ERISA plan.

                                            RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                                         MORTGAGE PASS-THROUGH CERTIFICATES FOR THE SA PROGRAM

                                                         (ISSUABLE IN SERIES)

                                                         TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE  INFORMATION  CONTAINED OR INCORPORATED  BY REFERENCE IN THIS TERM SHEET  SUPPLEMENT,  ANY FINAL TERM SHEET
FOR THE RELEVANT SERIES AND THE RELATED BASE PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.